As filed with the Securities and Exchange Commission on August 24, 2022

Registration No. 333-266067

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5801 Tennyson Parkway, Suite 275

Plano, TX 75024
Telephone: (972) 987-5130

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Alex Hawkins

Chief Financial Officer

5801 Tennyson Parkway, Suite 275

Plano, TX 75024
Telephone: (972) 987-5130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. Wolfel, Esq.

Chris Babcock, Esq.

Neda Sharifi, Esq.

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

Telephone: (904) 359-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 24, 2022

PRELIMINARY PROSPECTUS

STRYVE FOODS, INC.

11,502,355 Shares of Class A Common Stock

This prospectus relates to the issuance of up to 7,488,343 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Stryve Foods, Inc., a Delaware corporation (the “Company” or “Stryve”), for a set of one Class B Common Unit (“Holdings Class B Units”) of Andina Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Stryve (“Holdings”), and one share of Class V common stock, par value $0.0001 per share (the “Class V Common Stock”) of Stryve, tendered for exchange by one or more of the members of Holdings pursuant to their contractual rights, and the possible resale from time to time of up to 11,502,355 shares of Class A Common Stock (consisting of 7,488,343 shares issuable upon exchange of one set of one Holdings Class B Unit and one share of Class V Common Stock and 4,014,012 shares previously issued upon such exchange) by the selling stockholders named herein.

The selling stockholders may sell or otherwise dispose of the shares of Class A Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of Class A Common Stock in the section entitled “Plan of Distribution” on page 97. The selling stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

Our shares of Class A Common Stock and Warrants are listed on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively. On August 17, 2022, the closing sale price per share of our Class A Common Stock and Warrants was $0.71 and $0.78, respectively.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced public company reporting requirements.

Investing in our Class A Common Stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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FREQUENTLY USED TERMS

Unless the context otherwise requires, all references in this prospectus to “Stryve,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named Andina Acquisition Corp. III, after giving effect to the Business Combination, and as renamed Stryve Foods, Inc., and where appropriate, our consolidated subsidiaries, and references in this prospectus to “Andina” refer to Andina Acquisition Corp. III before giving effect to the Business Combination.

“Amended Holdings Operating Agreement” means the Amended and Restated Operating Agreement of Holdings.

“Bridge Investors” means the investors in a private placement (the “Bridge PIPE Investment”) for an aggregate of Ten Million Six Hundred Thousand U.S. Dollars ($10,600,000) in consideration of unsecured promissory notes (the “Bridge Notes”) of Stryve funded by the Bridge Investors on the date of the Business Combination Agreement (including certain Stryve obligations under Pre-Bridge Notes that were exchanged for Bridge Notes) that entered into subscription agreements with us pursuant to which the obligations of Stryve under the Bridge Notes were used to offset and satisfy the Bridge Investors under such subscription agreements at the Closing and the Bridge Investors were issued shares of Class A Common Stock (the “Bridge PIPE Shares”) at a twenty percent (20%) discount to the Closing PIPE Shares.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated effective as of January 28, 2021, by and among Andina, Andina Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of Andina, B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement as the representative for certain shareholders of Andina (“Andina Representative”), Stryve Foods, LLC, a Texas limited liability company, Stryve Foods Holdings, LLC, a Texas limited liability company, and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Stryve Foods Holdings, LLC (“Seller Representative”).

“Bylaws” means the amended and restated bylaws of the Company, as currently in effect.

“Charter” means the first amended and restated certificate of incorporation of the Company, as currently in effect.

“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company, which shares have full economic and voting rights, and otherwise are subject to the terms and conditions set forth in the Charter.

“Class V Common Stock” means the shares of Class V common stock, par value $0.0001 per share, of the Company, which shares have one vote per share, but no economic rights, not be transferrable except in conjunction with the transfer of an equal number of Holdings Class B Units and otherwise are subject to the terms and conditions set forth in the Charter.

“Closing” means the closing of the Business Combination.

“Closing Date” means July 20, 2021.

“Closing PIPE Investment” means the issuance and sale to investors (the “Closing PIPE Investors”) for an aggregate of Forty-Two Million Five Hundred Thousand U.S. Dollars ($42,500,000) of 4,250,000 shares of Class A Common Stock (the “Closing PIPE Shares”) at a price of $10.00 per share in a private placement.

“Code” means the Internal Revenue Code of 1986, as amended.

“DGCL” means the Delaware General Corporation Law, as amended.

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“Domestication” means the transfer by way of continuation of Andina out of the Cayman Islands, and into the State of Delaware as a Delaware corporation, with the Ordinary Shares of Andina becoming shares of Class A Common Stock of Andina, as a Delaware corporation, under the applicable provisions of the Cayman Islands Companies Act and the DGCL.

“Early Termination Event” means the events specified in the Tax Receivables Agreement, which generally includes a voluntary termination of the Tax Receivables Agreement by the Company, or a change in control of the Company

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the agreement between the Company, Holdings and the Seller permitting, among other things, holders of Holdings Class B Units and Class V Common Stock to tender a set of one Holdings Class B Unit and one share of Class V Common Stock for exchange for one share of Class A Common Stock.

“GAAP” means U.S. generally accepted accounting principles.

“Holdings” means Andina Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

“Holdings Class B Units” means a Class B Common Unit of Holdings.

“Incentive Plan” means the 2021 Omnibus Incentive Plan.

“initial shareholders” means all of Andina’s shareholders immediately prior to its IPO, including its officers and directors and the underwriters in its IPO to the extent they hold such shares.

“Insiders” means B. Luke Weil and each transferee of Insider Shares.

“Insider Escrow Agreement” means the Share Escrow Agreement, dated as of January 28, 2019, among the Company, the Insiders and the Transfer Agent, which was amended simultaneously with the execution of the Business Combination Agreement to acknowledge the replacement of the Insider Shares held in escrow thereunder with common stock in the Domestication and, in order to match the lock-up period in the Lock-Up Agreement, to extend the lock-up period for their Insider Shares (including any that are transferred to other persons in support of the Transactions) effective as of the Closing so that the testing for the early release with respect to 50% of their Insider Shares will only begin twenty (20) trading days prior to the six (6) month anniversary of the Closing.

“Insider Forfeiture Agreement” means the letter agreement, dated as of January 28, 2021, between each of the Insiders, the Company and the Seller pursuant to which each Insider has agreed to, among other things, cancel certain Insider Shares, Private Rights and Private Warrants held by such Insider, effective as of the Closing, to amend the Insider Escrow Agreement pursuant to which Insider Shares are held in escrow and to extend the lock-up period for their Insider Shares.

“Insider Letter Agreement” means the letter agreement between the Company and each of the Insiders which contains provisions relating to transfer restrictions of the Insider Shares, Private Warrants and Private Rights, indemnification of the Trust Account, waiver of redemption rights and participation in liquidation distributions from the Trust Account.

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“Insider Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 28, 2019, by and among the Company and the Insiders, as amended from time to time in accordance with its terms, and as amended in connection with the Business Combination in accordance with the terms of the Business Combination Agreement.

“Insider Shares” means an aggregate of 2,700,000 Ordinary Shares which were originally issued to B. Luke Weil as “Insider Shares” (described in the IPO Prospectus) prior to the IPO.

“IPO” means Andina’s initial public offering of its units, Ordinary Shares, rights and warrants pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of Andina, dated as of January 28, 2019, and filed with the SEC on January 29, 2019 (File No. 333-228530).

“Lock-Up Agreement” means the agreement between the Seller, the Company and the Andina Representative entered into simultaneously with the Business Combination Agreement with respect to the Seller Consideration Units and shares of Class V Common Stock received by Seller in the Transactions, including the Escrow Securities, any additional securities issued after the Closing pursuant to the post-Closing consideration adjustments under the Business Combination Agreement and certain additional shares that may be issued after the Closing.

“Nasdaq” means the Nasdaq Capital Market.

“Ordinary Shares” means the ordinary shares, par value $.0001 per share, of Andina prior to the Domestication.

“PIPE Investors” means the investors in the Bridge PIPE Investment and the Closing PIPE Investment.

“PIPE Investment” means the Bridge PIPE Investment and the Closing PIPE Investment.

“Pre-Bridge Notes” means the Convertible Promissory Notes issued by the Seller pursuant to the Convertible Note Purchase Agreements entered into after January 1, 2021 (including those entered into during the period between signing the Business Combination Agreement and the Business Combination).

“Private Rights” means the right included as part of each Private Unit, which entitled the holder thereof to receive one-tenth (1/10) of an Ordinary Share upon consummation of the initial business combination.

“Private Units” means the units issued by Andina in a private placement to the Insiders at the time of the consummation of the IPO consisting of one (1) Ordinary Share, one (1) Private Right and one (1) Private Warrant.

“Private Warrants” means one whole warrant that was included in as part of each Private Unit, entitling the holder thereof to purchase one (1) Ordinary Share at a purchase price of $11.50 per share.

“Public Shareholders” means the holders of Public Shares.

“Public Shares” means the Ordinary Shares (now Class A Common Stock) sold in the initial public offering (including overallotment units), whether they were purchased in the IPO or thereafter in the open market.

“Public Shareholder” means a holder of Public Shares as of the relevant date.

“Public Unit” means all of the issued and outstanding Units which are not Private Units.

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“Public Warrant” means one whole warrant that was included in as part of each Public Unit, entitling the holder thereof to purchase one (1) share of Class A Common Stock at a purchase price of $11.50 per share.

“Public Warrant Holders” means the holders of the Public Warrants.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Stryve Foods Holdings, LLC, a Texas limited liability company.

“Seller Consideration Units” means the non-voting Class B Membership Interests of Holdings issued to the Seller at the Closing pursuant to the Business Combination Agreement.

“Subscription Agreements” means the Subscription Agreements, entered into simultaneously with the Business Combination Agreement, between Andina and each of the PIPE Investors (including the Closing PIPE Investors and the Bridge PIPE Investors) for the PIPE Investment.

“Tax Group” means the Company and its applicable consolidated unitary or combined subsidiaries.

“Tax Receivables Agreement” means the Tax Receivables Agreement entered into between the Company and the Seller.

“TRA Holder” means a holder of a set of a Holdings Class B Unit and a share of Class V Common Stock.

“TRA Holder Representative” means the representative appointed by the Seller (or its successors or assigns) under the Tax Receivables Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Up-C” means the umbrella partnership C-corporation structure into which the company after the Business Combination is organized.

“Warrants” means Private Warrants and Public Warrants, collectively.

“Warrant Agent” means Continental Stock Transfer & Trust Company, in its capacity as warrant agent under the Warrant Agreement.

“Warrant Agreement” means the Warrant Agreement, dated as of January 28, 2019, between the Company and the Warrant Agent, which governs the terms of the outstanding Warrants.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors” and those discussed and identified in public filings made with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.

All subsequent written and oral forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our Class A Common Stock, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section entitled “Where You Can Find Additional Information.”

Unless the context otherwise requires, all references in this prospectus to “Stryve,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named Andina Acquisition Corp. III, after giving effect to the Business Combination, and as renamed Stryve Foods, Inc., and where appropriate, our consolidated subsidiaries, and references in this prospectus to “Andina” refer to Andina Acquisition Corp. III before giving effect to the Business Combination.

Overview

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, generally contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paelo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve’s flagship product is air-dried beef, which is marketed and sold under the Stryve®, Kalahari®, Braaitime® and Vacadillos® brand names. Stryve currently produces two forms of air-dried meat: biltong and carne seca which were developed hundreds of years ago in South Africa and Latin America, respectively. Stryve’s biltong generally consists of high-quality beef that is primarily sourced, purchased, seasoned, dried and packaged in the United States. Stryve’s air-dried process is intended to ensure that its beef retains full flavor and tenderness. Stryve’s products are not injected with any sugar-laden marinades or preservatives and are never cooked or dehydrated over high heat like beef jerky products. Substantially all of Stryve’s air-dried meat products are manufactured in the United States at its manufacturing facility in Madill, Oklahoma, with the exception of the use of a U.S. co-manufacturer who manufactured Kalahari products prior to Stryve’s acquisition of Kalahari in December 2020.

Stryve also markets and sells meat sticks, chili bites, meat crisps, and nutrition products. Additionally, Stryve markets and sells carne seca products, which is Latin America’s version of air-dried meat, under the Vacadillos® brand name. Inspired by the cultural roots of the 62 million Hispanics living in the US today, Stryve expects its Vacadillos branded products to have mass appeal across consumer segments.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its e-commerce websites which officially launched in 2020, as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the nutritional snacking category and increase demand for Stryve’s products. Stryve has shown strong sales growth since its inception in 2017. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. Stryve intends to continue to invest in product innovation and acquisition, improving its supply chain, increasing its manufacturing capacity, and expanding its marketing and sales initiatives to continue its growth.

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Summary Risk Factors

You should consider all the information contained in this prospectus before making a decision to invest in our Class A Common Stock. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 10. Such risks include, but are not limited to, the following risks:

●	Stryve has a history of losses and may be unable to achieve or sustain profitability.
●	General economic or geopolitical conditions, including Russia’s recent invasion of Ukraine and the impact of pandemics, epidemics or disease outbreaks, such as the novel coronavirus (“COVID-19”), may disrupt Stryve’s business, including, among other things, consumption and trade patterns, supply chain, and production processes, each of which could materially and adversely affect its business, financial condition and results of operations.
●	The cost of beef, other raw material and packaging costs has been volatile and has recently risen significantly, which has negatively impacted the ability of Stryve to achieve profitability and has negatively impacted its gross margins.
●	Stryve relies on a limited number of third-party suppliers, and may not be able to obtain beef and other raw materials on a timely basis or in sufficient quantities to produce its products or meet the demand for its products.
●	Stryve may not be able to compete successfully in the highly competitive snacking and nutritional snacking industry.
●	Stryve’s brand and reputation may be diminished due to real or perceived quality or health issues with its products, including meat, which could materially and adversely affect its business, financial condition and results of operations.
●	If Stryve fails to implement its growth strategies successfully, timely, or at all, its ability to increase revenue and achieve profitability could be materially and adversely affected.
●	If Stryve fails to effectively manage its manufacturing and production capacity, its business and operating results and brand reputation could be harmed.
●	Most of Stryve’s air-dried meat products are manufactured in its single facility in Oklahoma and any damage to or disruption at this facility would materially and adversely affect its business, financial condition and results of operations.
●	Stryve currently relies on sales to a limited number of retailers and losing one or more such retailers could materially and adversely affect its business, financial condition and results of operations.
●	Consolidation of customers or the loss of a significant customer could negatively impact Stryve’s sales and ability to achieve profitability.
●	Stryve’s growth may be limited if it is unable to add additional shelf or retail space for its products.
●	Changes in retail distribution arrangements may result in the temporary loss of retail shelf space and disrupt sales of food products which could materially and adversely affect Stryve’s business, financial condition and results of operations.
●	Slotting fees and customer charges or charge-backs for promotion allowances, cooperative advertising, and product or packaging damages, as well as undelivered or unsold food products may disrupt Stryve’s customer relationships and could materially and adversely affect its business, financial condition and results of operations.
●	Stryve offers a limited number of products and any change in consumer demand for biltong products or meat products in general could materially and adversely affect its business, financial condition and results of operations.
●	Stryve may not successfully increase production capacity at its manufacturing facility or its facility may not operate in accordance with its expectations.
●	Failure by transportation providers to deliver Stryve’s products on time, or at all, could result in lost sales.
●	If Stryve fails to cost-effectively acquire new customers or retain its existing customers or its consumers, or if it fails to derive revenue from its existing customers consistent with its historical performance, its business could be materially and adversely affected.
●	Stryve may not have or be able to generate sufficient cash to meet its current or future debt service obligations.
●	Stryve may face difficulties as it expands its operations into countries in which it has no prior operating experience.
●	Global, market and economic conditions may negatively impact our business, financial condition and share price.
●	Stryve may need additional capital and it may not be available on acceptable terms or at all.
●	Failure to retain Stryve’s senior management may adversely affect its business, financial condition and results of operations.
●	Stryve intends to grow through acquisitions or joint ventures and it may not successfully integrate, operate or realize the anticipated benefits of such business combinations.
●	Stryve relies upon Amazon, Shopify and other vendors to host and operate portions of its e-commerce business and platforms and any disruption of or interference with its use of these services would adversely affect its business, financial condition and results of operations.
●	Stryve relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm its ability to operate its business.
●	A cybersecurity incident or other technology disruptions could negatively impact business, financial condition, results of operations and relationships with customers.
●	Disruptions in the U.S. or worldwide economy may materially and adversely affect Stryve’s business, financial condition and results of operations.
●	Stryve could be adversely affected by changes in applicable tax laws, regulations or administrative interpretations.
●

Stryve’s only significant asset is its ownership interest in Holdings and such ownership may not be sufficient to pay dividends or make distributions or loans to enable it to pay any dividends on its outstanding shares or to satisfy its other financial obligations, including any payments required to be made by Stryve under the Tax Receivables Agreement.

●	The Tax Receivables Agreement requires Stryve to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivables Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

Regulatory Risks

●	The removal of USDA inspectors from Stryve’s facility would materially adversely impact its business, financial condition and results of operations.
●	Stryve is subject to extensive government regulations and a failure to comply with such regulations could materially and adversely affect its business, financial condition and results of operations.
●	If Stryve chooses to expand internationally, it will be subject to international regulations that could materially and adversely affect its business, financial condition and results of operations.
●	Changes in the legal and regulatory environment could limit Stryve’s business activities, increase its operating costs, reduce demand for its products or result in litigation.
●	Legal claims, government investigations or other regulatory enforcement actions could subject Stryve to civil and criminal penalties.
●	Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect Stryve’s business by exposing it to lawsuits, product recalls or regulatory enforcement actions, increasing its operating costs and reducing demand for its product offerings.

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Risks Related to Intellectual Property

●	Stryve may not be able to adequately protect its intellectual property and other proprietary rights that are material to its business.

Risks Related to Stryve Being a Public Company

●	Stryve has not previously been managed as a public company and its current resources and management personnel may not be sufficient to fulfill its public company obligations.
●	Stryve will incur significantly increased costs as a result of operating as a public company, and its management will be required to devote substantial time to compliance efforts.
●	If Stryve does not maintain effective internal control over financial reporting, it could fail to report its financial results accurately.

Risks Related to Our Securities Generally

●	The price for our securities has been volatile and is likely to be volatile in the future.
●	Nasdaq may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
●	Delaware Law and the Charter contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
●	Provisions in the Charter and Delaware law may have the effect of discouraging lawsuits against the directors and officers of the Company.
●	Litigation or legal proceedings could expose Stryve to significant liabilities and have a negative impact on its reputation or business.
●	Our management’s ability to require holders of our redeemable Warrants to exercise such redeemable Warrants on a cashless basis will cause holders to receive fewer shares of Class A commons stock upon their exercise of the redeemable Warrants than they would have received had they been able to exercise their redeemable Warrants for cash.
●	The terms of the Warrants may be amended in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding Warrants.
●	The Warrants may not be in the money at the time they become exercisable, and they may expire worthless.
●	Our Private Warrants are accounted for as liabilities and the changes in value of our Warrants could have a material effect on our future financial results.
●	We are an emerging growth company within the meaning of the Securities Act and have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.
●	Conflicts of interest may arise between the Company’s management and holders of shares of Class A common stock and/or the Company.
●	We do not expect to declare any dividends in the foreseeable future.

Emerging Growth Company under the JOBS Act

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until the last day of the fiscal year following the fifth anniversary of our initial public offering if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

Andina was a blank check company incorporated as a Cayman Islands exempted company on July 29, 2016. Stryve Foods, LLC was a Texas limited liability company formed on January 13, 2017. On July 20, 2021, we completed the Business Combination, under which Andina was domesticated as a corporation in the State of Delaware, renamed “Stryve Foods, Inc.” and was organized as an “Up-C” structure in which substantially all of the assets of the combined company are held by Holdings, and our only assets are our equity interests in Holdings. As the managing member of Holdings, we have full, exclusive and complete discretion to manage and control the business of Holdings and to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Holdings set forth in the Amended Holdings Operating Agreement. As of the open of trading on July 21, 2021, our Class A Common Stock and Warrants, formerly those of Andina, began trading on Nasdaq as “SNAX” and “SNAXW,” respectively.

Our principal executive offices are located at 5801 Tennyson Parkway, Suite 275, Plano, Texas 75024, and our telephone number is (972) 987-5130. Our website address is www.stryve.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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THE OFFERING

Shares to be issued:	Up to 7,488,343 shares of Class A Common Stock for a set of one Holdings Class B Unit and one share of Class V Common Stock tendered for exchange by one or more of the members of Holdings pursuant to their contractual rights.

Shares of Class A Common Stock offered by the selling stockholders:	Up to 11,502,355 shares of Class A Common Stock to be offered by the Selling Stockholders named herein (consisting of 7,488,343 shares issuable upon exchange of one set of one Holdings Class B Unit and one share of Class V Common Stock and 4,014,012 shares previously issued upon such exchange).

Use of proceeds	We will receive no proceeds from the issuance of Class A Common Stock upon exchange of a set of one Holding Class B Unit and one share of Class V Common Stock. We will also not receive any proceeds from the sale of the shares of Class A Common Stock covered by this prospectus.

Nasdaq Capital Market symbols	Our Class A Common Stock and Warrants are listed on the Nasdaq Capital Market under the symbols “SNAX” and “SNAXW,” respectively.

Risk factors	Investing in our Class A Common Stock is highly speculative and involves a significant degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10.

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RISK FACTORS

Investing in our Class A Common Stock is highly speculative and involves a significant degree of risk. Before you invest in our securities, you should give careful consideration to the following risk factors, in addition to the other information included in this this prospectus, including our financial statements and related notes, before deciding whether to invest in our securities. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our Class A Common Stock could decline, and you may lose all or part of your investment.

Risks Related to Stryve’s Business, Brand, Products and Industry

Stryve has a history of losses and may be unable to achieve or sustain profitability.

Stryve has experienced net losses since its inception. In the years ended December 31, 2021 and 2020, Stryve incurred net losses of $32.0 million and $17.5 million, respectively. Stryve anticipates that its operating expenses and capital expenditures may likely increase in the foreseeable future as it continues to invest to increase its customer base and supplier network, expand its product offerings and brands, expand marketing channels, invest in distribution and manufacturing facilities, hire additional employees and enhance technology and production capabilities. The efforts to grow may prove more expensive than anticipated, and Stryve may not succeed in increasing its revenues and margins sufficiently to offset the anticipated higher expenses. In addition, many of Stryve’s expenses, including certain costs associated with its existing and any future manufacturing facilities, are fixed and may impact Stryve’s ability to reduce its losses. Accordingly, Stryve may not be able to achieve or sustain profitability and it may incur significant losses for the foreseeable future.

General economic or geopolitical conditions, including Russia’s recent invasion of Ukraine and the impact of pandemics, epidemics or disease outbreaks, such as the novel coronavirus (“COVID-19”), may disrupt Stryve’s business, including, among other things, consumption and trade patterns, supply chain, and production processes, each of which could materially and adversely affect its business, financial condition and results of operations.

Stryve’s overall performance depends in part on worldwide economic and geopolitical conditions. The United States and other key international economies have experienced significant economic and market downturns in the past, and are likely to experience additional cyclical downturns from time to time in which economic activity is impacted by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, inflation, bankruptcies and overall uncertainty with respect to the economy. These economic conditions can arise suddenly and the full impact of such conditions can be difficult to predict. In addition, geopolitical and domestic political developments, such as existing and potential trade wars and other events beyond our control, such as Russia’s recent invasion of Ukraine, can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets.

In addition, the actual or perceived effects of a disease outbreak, epidemic, pandemic or similar widespread public health concern, such as COVID-19, could materially and adversely affect its business, financial condition and results of operations.

Pandemics, epidemics or disease outbreaks may affect demand for Stryve’s products because quarantines or other government restrictions on movement may cause erratic consumer purchase behavior. Governmental or societal impositions of restrictions on public gatherings, especially if prolonged, may have adverse effects on in-person traffic to retail stores. Even the perceived risk of infection or health risk may adversely affect traffic to Stryve’s store-based retail consumers and, in turn, its business, financial condition and results of operations, particularly if any self-imposed or government-imposed restrictions are in place for significant time.

The spread of pandemics, epidemics or disease outbreaks such as COVID-19 may also disrupt Stryve’s third-party business partners’ ability to meet their obligations, which may negatively affect Stryve’s operations. These third parties include those who supply Stryve’s ingredients, packaging, and other necessary operating materials, distributors, and logistics and transportation services providers. The COVID-19 pandemic led, and could again lead, to interruptions in the delivery of beef and other supplies arising from delays or restrictions on shipping or manufacturing, closures of supplier or distributor facilities or financial distress or insolvency of suppliers or distributors. Because of the COVID-19 outbreak, transport restrictions related to quarantines or travel bans were put in place and supply may become constrained, each of which may cause price increases or shortages of certain ingredients and raw materials used in Stryve’s products and/or it may experience disruptions to its operations. Further, Stryve’s ability to manufacture its products may be impaired by any material disruption to its manufacturing facility in Oklahoma because of COVID-19 or similar outbreaks. If a significant percentage of Stryve’s workforce cannot work, including because of illness, travel or government restrictions in connection with pandemics or disease outbreaks, its operations may be negatively affected.

Stryve’s results of operations depend on, among other things, its ability to maintain and increase sales volume with existing customers, to attract new consumers and to provide products that appeal to consumers at prices they are willing and able to pay. Stryve’s ability to implement its advertising, display and promotion activities designed to maintain and increase its sales volumes on a timely basis, including the ability to do in-person retail product demonstrations designed to attract new customers, have been and may continue to be negatively affected because of modifications to retailer shelf reset timing or retailer pullback on in-store display and promotional activities during the COVID-19 outbreak or similar situations. Retailers may also alter their normal inventory receiving and product restocking practices during pandemics, epidemics or disease outbreaks such as COVID-19, which may negatively affect Stryve’s business.

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Stryve’s operations during 2021 were affected by changes in consumer shopping and consumption behavior due to COVID-19. Stryve’s retail sales decreased during the second and third quarters of 2020 as a result of a decrease of in-person shopping trips. It is unclear how long such changes in consumer patterns will persist or if they will worsen and how they may impact Stryve’s retail velocities. Notwithstanding the forgoing Stryve’s retail sales rebounded in 2021, which management believes is primarily due to retail distribution gains.

Stryve’s efforts to manage and mitigate these factors may be unsuccessful, and the effectiveness of these efforts depends on factors beyond its control.

The cost of beef, other raw material and packaging costs has been volatile and has recently risen significantly, which has negatively impacted the ability of Stryve to achieve profitability and has negatively impacted its gross margins.

Stryve purchases large quantities of raw materials to make its products, including beef. Historically, beef prices have fluctuated in response to a number of factors, including changes in the United States government farm support programs, changes in international agricultural and trading policies, weather, animal disease and other conditions. In addition, Stryve purchases and uses significant quantities of cardboard, film and plastic to package its products. Costs of raw materials, ingredients and packaging are volatile and can fluctuate due to conditions that are difficult to predict, including global competition for resources, weather conditions, consumer demand and changes in governmental trade and agricultural programs.

Recently, the price of beef, raw materials and other supplies Stryve purchases has increased significantly as a result of COVID-19 measures, inflation, transportation costs, the war in Ukraine and other factors. It is unclear when and whether and if such prices will normalize. Stryve may not be able to implement price increases for its products to cover any increased costs and any price increases it does implement may result in lower sales volumes. If Stryve is not successful in managing its beef, raw material and packaging costs, or if it is unable to increase prices to cover increased costs and maintain the Company’s gross margins or if such price increases reduce sales volumes, then such increases in costs will adversely affect its business, profitability, gross margins, financial condition and results of operations.

Stryve relies on a limited number of third-party suppliers, and may not be able to obtain beef and other raw materials on a timely basis or in sufficient quantities to produce its products or meet the demand for its products.

Stryve relies on a limited number of vendors and key brokers to supply it with beef and other raw materials, and its financial performance depends in large part on its ability to purchase beef and other raw materials in sufficient quantities at competitive prices. Stryve is not assured of continued supply or pricing of beef or other raw materials. Stryve typically does not have any formal contracts or agreements in place with any meat providers and purchases meat as demand requires in order to produce its products. Any of Stryve’s suppliers could discontinue or seek to alter their relationship with Stryve. During 2021 and into 2022, as beef suppliers across North America faced production challenges, the price of beef and other raw meats increased materially. If Stryve’s suppliers continue to experience problems with their businesses, finances, labor relations, ability to import raw materials, costs, production, insurance and reputation, as well as natural disasters, fires or other catastrophic occurrences, it could impair Stryve’s ability to obtain sufficient raw materials at competitive prices and negatively impact Stryve’s gross margins.

Given the minimally processed nature of biltong production, the quality of the beef used in Stryve’s products is important. Currently, the availability of grass-fed beef in the United States can be scarce at times, and may require Stryve to seek such beef internationally. Any interruption in the supply of high quality beef due to supply, disease, war, cost of transportation, labor shortages or other unforeseen circumstances would negatively impact Stryve’s business. If Stryve needs to replace an existing beef supplier or another supplier of raw materials, there can be no assurance that supplies will be available when required on acceptable terms, or at all, or that a new supplier would allocate sufficient capacity to Stryve in order to meet its requirements, fill orders in a timely manner or meet Stryve’s quality standards. Any disruption (or price increases) in the supply of beef or other raw materials from its suppliers could materially and adversely affect its business, profitability, gross margins, financial condition and results of operations.

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Stryve may not be able to compete successfully in the highly competitive snacking and nutritional snacking industry.

Stryve’s competitors include companies selling beef jerky and other meat snacks, as well as companies in the nutritional snack industry in general, including those selling meal replacement bars and other healthy snacks. The snacking industry is large and intensely competitive. Competitive factors include product quality, taste, brand awareness among consumers, nutritional content, simpler and less processed ingredients, innovation of “on-trend” snacks, variety of snacks offered, grocery aisle placement, access to retailer shelf space, price, advertising and promotion, product packaging and package design. Stryve competes in this market against numerous multinational, regional and local companies principally based on product taste and quality, brand recognition and loyalty, nutritional content, marketing, advertising and price. Views towards nutritional snacking, and other nutritional approaches, are cyclical, with constantly changing consumer perceptions. If consumers do not perceive that a meat-based, low-carb, low-sugar and protein-rich eating approach is healthy or effective, Stryve’s business could be adversely affected.

Many of Stryve’s competitors have resources substantially greater than Stryve and sell brands that are more widely recognized than its brands and may offer generic or private-label products at more competitive prices than its brands. Stryve’s current and potential competitors may offer products similar to its products, offer a wider range of products than it offers, offer such products at more competitive prices than Stryve or decide to build a biltong facility and start competing directly with Stryve’s biltong products. Local or regional markets often have significant additional competitors, many of whom offer products similar to Stryve’s and may have unique ties to regional or national retail chains. Other label, generic or store-branded products may be a less expensive option for consumers than Stryve products, making it more difficult to sell Stryve branded products. Any increased or new competition from existing meat snacking companies, including an expansion of their products to biltong products, or new products or entrants from other nutritious snack companies, could cause reductions in Stryve’s sales, require it to reduce prices, or both, which could materially and adversely affect its business, financial condition and results of operations.

Stryve’s brand and reputation may be diminished due to real or perceived quality or health issues with its products, including meat, which could materially and adversely affect its business, financial condition and results of operations.

Real or perceived quality or food safety concerns or failures to comply with applicable food regulations and requirements, whether or not based on fact and whether or not involving Stryve (such as incidents involving meat-based products in general), could cause negative publicity and reduced confidence in Stryve, its brand or products, or meat-based products in general, which could in turn harm its reputation and sales, and could materially and adversely affect its business, financial condition and results of operations. Although Stryve believes it has rigorous food safety and quality control processes, there can be no assurance that its products will always comply with the standards set for its products.

Stryve has no control over its products once purchased by consumers. Consumers may improperly store Stryve’s products, which may adversely affect their quality and safety. If consumers do not perceive Stryve’s products to be safe or of high quality, then the value of its brand would be diminished. The growing use of social and digital media by consumers and third parties increases the speed and extent that information or misinformation and opinions can be shared. Negative publicity about Stryve, its brands or products, on social, digital or other media could seriously damage its brands and reputation, which could materially and adversely affect its business, financial condition and results of operations.

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If Stryve fails to implement its growth strategies successfully, timely, or at all, its ability to increase revenue and achieve profitability could be materially and adversely affected.

Stryve’s success depends in large part on its ability to implement its growth strategies effectively. Stryve expects to continue its focus on nutritious meat snack products and intends to add additional brands and other products to its portfolio. Stryve’s ability to expand successfully depends on, among other things, its ability to identify, and successfully cater to, new demographics and consumer trends, develop new products, identify and acquire additional product lines and businesses, secure shelf space in grocery stores, wholesale clubs and other retailers, increase its direct e-commerce sales, increase consumer awareness of its brands, enter into distribution and other strategic arrangements with third-party retailers and other potential distributors of its products, and compete with numerous other companies and products.

Consumers are constantly seeking new products and strategies to achieve their healthy eating goals. Stryve’s success depends heavily on its ability to anticipate changes in consumer preferences, the technical capability of its innovation staff in developing and testing product prototypes, including complying with applicable governmental regulations, and the success of its management and sales and marketing teams in marketing its new and existing products, including familiarizing consumers in the United States with biltong. Failure to develop and market new products that appeal to consumers may lead to a decrease in Stryve’s sales and impact its ability to achieve profitability. Additionally, the development and introduction of new products requires substantial research, development and marketing expenditures, which Stryve may be unable to recoup if the new products do not gain widespread market acceptance.

Stryve may not be able to successfully implement its growth strategies, expand its brands, develop brand loyalty or continue to maintain growth in sales at its current rate, or at all. If Stryve fails to implement its growth strategies or if it invests resources in growth strategies that prove unsuccessful, its sales and ability to achieve profitability may be negatively affected, which would materially and adversely affect its business, financial condition and results of operations.

If Stryve fails to effectively manage its manufacturing and production capacity, its business and operating results and brand reputation could be harmed.

If Stryve does not have sufficient capacity to meet its customers’ demands and to satisfy increased demand, it will need to expand its operations, supply and manufacturing capabilities. Stryve may not be able to effectively scale production processes and effectively manage its supply chain requirements. Stryve may not be able to accurately forecast demand for its products, since its forecasts are based on multiple assumptions. Any failure to accurately forecast demand for its products may affect Stryve’s ability to obtain adequate manufacturing capacity (whether its own manufacturing capacity or co-manufacturing capacity) in order to meet the demand for its products, which could harm its brand and business, and in some cases may result in discounts, credits or other payments to customers or distributors if it is unable to fulfill orders placed by them in a timely manner or at all.

If Stryve overestimates demand for its products, it may have significantly underutilized assets and may experience reduced margins. If Stryve does not accurately align its manufacturing capabilities with demand for its products, its business, financial condition and results of operations could be materially and adversely affected.

Most of Stryve’s air-dried meat products are manufactured in its single facility in Oklahoma and any damage to or disruption at this facility would materially and adversely affect its business, financial condition and results of operations.

Stryve manufactures substantially all of its air-dried meat products at a single facility in Oklahoma. A natural disaster, tornado, fire, power interruption, pandemic, work stoppage (due to a COVID-19 outbreak or otherwise), regulatory or food safety issue or other problem at this facility would significantly disrupt Stryve’s ability to manufacture and deliver its products and operate its business. Stryve’s manufacturing facility and equipment is costly and may require substantial time to replace or repair if necessary. During such time, Stryve may not be able to find suitable co-manufacturers to replace the output from Stryve’s facility on a timely basis or at a reasonable cost, if at all. Stryve may also experience plant shutdowns or periods of reduced production because of regulatory issues, equipment failure or delays in raw material deliveries. Any such disruption or unanticipated event may cause significant interruptions or delays in Stryve’s business. While Stryve has property and business interruption insurance for its manufacturing facility, such insurance may not be sufficient to cover all of Stryve’s potential losses, and may not continue to be available on acceptable terms, or at all. Any disruption in the operation of Stryve’s manufacturing facility, or damage to a material amount of its equipment or inventory, would materially and adversely affect its business, financial condition and results of operations.

Stryve currently relies on sales to a limited number of retailers and losing one or more such retailers could materially and adversely affect its business, financial condition and results of operations.

A significant portion of Stryve’s sales is generated from a limited number of retailers. These retailers, or other large customers, may take actions that affect Stryve for reasons it cannot anticipate or control, such as their financial condition, changes in their business strategy or operations, the perceived quality of Stryve’s products and the availability of competing products. There can be no assurance Stryve’s customers will continue to purchase its products in the same quantities or on the same terms as in the past.

Stryve’s customers rarely provide it with firm, long- or short-term volume purchase commitments. As a result, Stryve could have periods with limited orders for its products while still incurring costs related to workforce maintenance, marketing, manufacturing and general corporate expenses. Stryve may not find new customers to supplement its revenue in periods when it experiences reduced purchase orders, or recover fixed costs incurred during those periods, which could materially and adversely affect Stryve’s business, financial condition and results of operations.

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Consolidation of customers or the loss of a significant customer could negatively impact Stryve’s sales and ability to achieve profitability.

Supermarkets in North America and elsewhere continue to consolidate. This consolidation has produced larger, more sophisticated organizations with increased negotiating and buying power that are able to resist price increases, as well as operate with lower inventories, decrease the number of brands that they carry, and increase their emphasis on private label products, all of which could negatively impact Stryve’s business. The consolidation of retail customers also increases the risk that a significant adverse impact on their business could have a corresponding material adverse impact on Stryve’s business.

The loss of any large customer, the reduction of purchasing levels or the cancellation of any business from a large customer for an extended length of time could negatively impact Stryve’s sales and ability to achieve profitability. Furthermore, as retailers consolidate, they may reduce the number of branded products they offer in order to accommodate private label products and generate more competitive terms from branded suppliers. Consequently, Stryve’s financial results may fluctuate significantly from period to period based on the actions of one or more significant retailers. A retailer may take actions that affect Stryve for reasons that cannot be anticipated or controlled, such as their financial condition, changes in their business strategy or operations, the introduction of competing products or the perceived quality of Stryve’s products. Despite operating in different channels, Stryve’s retailers sometimes compete for the same consumers. Because of actual or perceived conflicts resulting from this competition, retailers may take actions that could negatively affect Stryve’s business, financial condition and results of operations.

Stryve’s growth may be limited if it is unable to add additional shelf or retail space for its products.

Stryve’s results will depend on its ability to drive revenue growth, in part, by expanding the distribution channels for its products. However, Stryve’s ability to do so may be limited by an inability to secure additional shelf or retail space for its products. Shelf and retail space for nutritional snacks is limited and subject to competitive and other pressures, and there can be no assurance that retail operators will provide sufficient shelf space nor that online retailers will provide Stryve online access to their platform to enable Stryve to meet its growth objectives.

Changes in retail distribution arrangements may result in the temporary loss of retail shelf space and disrupt sales of food products which could materially and adversely affect Stryve’s business, financial condition and results of operations.

From time to time, retailers may change distribution centers that supply some of their retail stores. If a new distribution center or partner has not previously distributed Stryve’s products in that region, it may take time for a retailer’s distribution center or partner to begin distributing new products in its region. Even if a retailer approves a new distribution method in a region, Stryve’s sales may decline while the transition in distribution method takes place. If Stryve does not get approval to have its products offered in a new distribution region or if getting this approval takes longer than anticipated, Stryve’s business, financial condition and results of operations may be materially and adversely affected.

Additionally, Stryve relies on the performance of distribution partners to ensure the timely and accurate distribution of its products to certain retail customers. Should one of these distributions partners fail to timely and accurately distribute Stryve’s products, it may result in limited products available for purchase, poor supplier reviews, and potentially loss of retail shelf space which could materially and adversely affect Stryve’s business, financial condition and results of operations.

Slotting fees and customer charges or charge-backs for promotion allowances, cooperative advertising, and product or packaging damages, as well as undelivered or unsold food products may disrupt Stryve’s customer relationships and could materially and adversely affect its business, financial condition and results of operations.

Retailers may charge slotting fees for access to shelf space and often enter into promotional and advertising arrangements with manufacturers that result in the sharing of promotional and advertising costs among the retail customer, distributor or manufacturer. As the retail industry has consolidated and become more competitive, retailers have sought greater participation by manufacturers in cooperative promotional and advertising arrangements and may seek to pass on unanticipated increases in promotional and advertising costs to distributors and manufacturers. If Stryve is charged significant and unanticipated promotional allowances or advertising charges directly or indirectly by retail customers, or if Stryve, its third-party distributors, retailers or its other direct or indirect customers take substantial charge-backs or return material amounts of its products, its operating results and liquidity could be harmed, perhaps substantially. Moreover, unresolved disagreements with retail customers concerning invoiced costs to carry its products could significantly disrupt or cause the termination of customer relationships. If Stryve fails to effectively manage costs and charges concerning promotional allowances, advertising charges, charge-backs or returns, such failures could materially and adversely affect Stryve’s business, financial condition and results of operations.

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Stryve offers a limited number of products and any change in consumer demand for biltong products or meat products in general could materially and adversely affect its business, financial condition and results of operations.

Dried meat snack products have been the focal point of Stryve’s sales, product development and marketing efforts and Stryve believes that such products will continue to constitute the primary portion of its sales and cash flow for the foreseeable future. Any change in consumer perceptions or negative developments associated with the consumption, safety, health or benefits of the human consumption of meat, including but not limited to biltong and beef jerky products, could cause a decrease in demand for biltong or meat products in general, which would negatively impact Stryve’s business and operations. Stryve may also be unable to convince healthy snackers to try its meat snack products. In addition, Stryve cannot be certain that it will be able to expand to new product offerings, as the food industry in general involves evolving consumer preferences and new and changing nutritional and health-related concerns. If Stryve is unable to identify and react appropriately to changes in consumer trends, demands and preferences, it may experience reduced demand and price reduction for its products, which could materially and adversely affect its business, financial condition and results of operations.

Stryve may not successfully increase production capacity at its manufacturing facility or its facility may not operate in accordance with its expectations.

Stryve may on occasion experience unanticipated increases in orders of its products from retailers that it may not yet have the manufacturing capacity or capabilities to fulfill on a timely basis. If Stryve cannot timely fill orders for its products, its reputation with these retailers may be harmed, which could materially and adversely affect its business, financial condition and results of operations. Any substantial delay in Stryve’s plan to increase the production capacity or capabilities of the facility may hinder Stryve’s ability to fill anticipated orders, grow its business or achieve profitability.

Failure by transportation providers to deliver Stryve’s products on time, or at all, could result in lost sales.

Stryve relies upon third-party transportation providers for its product shipments. The utilization of delivery services for shipments is subject to risks, including increases in fuel prices, employee strikes and inclement weather, which may impact the ability of providers to provide delivery services that adequately meet shipping needs. Stryve could face logistical difficulties that could adversely affect deliveries or could incur costs and expend resources in connection with a change or providers. Any significant delays in product shipments could materially and adversely affect its business, financial condition and results of operations.

If Stryve fails to cost-effectively acquire new customers or retain its existing customers or its consumers, or if it fails to derive revenue from its existing customers consistent with its historical performance, its business could be materially and adversely affected.

Stryve’s success, and its ability to increase revenue and achieve profitably, depends in part on its ability to cost-effectively acquire new customers, to retain existing customers, and to keep existing consumers engaged so that they continue to purchase Stryve’s products. If Stryve is unable to cost-effectively acquire new customers, retain existing customers or keep existing consumers engaged, its business, profitability, gross margins, financial condition and results of operations would be materially adversely affected. If consumers do not perceive Stryve’s product offerings to be healthy, of sufficient value and quality, or if it fails to offer new and relevant product offerings, it may not be able to attract or retain customers or engage existing consumers so that they continue to purchase products.

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Stryve may not have or be able to generate sufficient cash to meet its current or future debt service obligations.

Stryve’s ability to meet its current or future debt service obligations or to refinance its current or future debt, depends on its operating and financial performance, which will be affected by Stryve’s ability to successfully implement its business strategy as well as general macroeconomic, financial, competitive, regulatory and other factors beyond its control. If Stryve cannot generate sufficient cash to meet its debt service requirements or if Stryve is unable to refinance its debt, Stryve may, among other things, need to delay planned capital expenditures or investments or sell material assets to meet those obligations.

If Stryve is not able to refinance any or all of its current or future debt, obtain additional financing or sell assets, including engaging in sale and leaseback transactions, on commercially reasonable terms or at all, it may not be able to satisfy its debt obligations. In that event, borrowings under other debt agreements or instruments that contain cross-default or cross-acceleration provisions with respect to other indebtedness may become payable on demand and Stryve may not have sufficient funds to repay all of its debts.

Stryve may face difficulties as it expands its operations into countries in which it has no prior operating experience.

Stryve may expand into countries other than the United States, such as less developed countries which may have less political, social or economic stability and less developed infrastructure and legal systems. In addition, it may be difficult for Stryve to understand and accurately predict taste preferences and purchasing habits of consumers in new geographic markets. It would be costly to establish, develop and maintain international operations and develop and promote Stryve’s brands in international markets. If Stryve expands its business into new countries, it may encounter regulatory, legal, personnel, technological and other difficulties that increase its expenses and/or delay its ability to operate profitably in such countries, which may have a material adverse effect on its business and brand.

Global, market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, geopolitical issues, global financial markets and the COVID-19 pandemic have led to periods of significant economic instability, declines in consumer confidence and discretionary spending, and diminished expectations for the global economy and expectations of slower global economic growth going forward. Our general business may be adversely affected by any such economic instability or unpredictability. If these conditions worsen or do not improve, it may become more difficult for us to complete debt or equity financings which may be necessary for us to operate our business. Such financings may become more costly, difficult to complete, and more dilutive. In addition, there is a risk that one or more of our current suppliers or other partners could be negatively affected by global economic instability, which could adversely affect our ability to operate efficiently and complete our operational goals within the desired timeline.

Further, we face several risks associated with international business and are subject to global events beyond our control, including war, public health crises, including pandemics and epidemics, trade disputes, economic sanctions, trade wars, and their collateral impacts and other international events. There may be changes to our business if there is instability, disruption or destruction in a significant geographic region, regardless of cause. For example, the ongoing armed conflict between Russia and Ukraine may adversely impact our business. The sanctions announced by the U.S. and other countries following Russia’s invasion of Ukraine against Russia include restrictions on selling or importing goods, services, or technology in or from affected regions and travel bans and asset freezes impacting connected individuals and political, military, business and financial organizations in Russia. The U.S. and other countries could impose wider sanctions and take other actions should the conflict continue or escalate further.

Such sanctions and disruptions to the global economy may lead to additional inflation which may disrupt the global supply chain and could have a material adverse effect on our ability to secure supplies. Further, the conflict in Ukraine and related sanctions have led to increased oil prices. The increased cost of oil, along with increased or prolonged periods of inflation, would likely increase our costs in the form of higher wages, more expensive supplies and equipment necessary to operate our business, and increased costs of materials necessary for our operations.

It is not possible to predict the broader consequences of this conflict or any future conflicts, which could include further sanctions, embargoes, regional instability, geopolitical shifts and adverse effects on macroeconomic conditions, currency exchange rates and financial markets, all of which could impact our business, financial condition and results of operations.

Stryve may need additional capital and it may not be available on acceptable terms or at all.

Stryve may need to access additional capital to grow or finance its operations or acquisitions of other products or businesses. However, financing may not be available to Stryve on acceptable terms, or at all. Stryve’s ability to obtain additional financing will be subject to several factors, including market conditions, its operating performance and investor sentiment and any financial or operating covenants required. These factors may make the timing, amount, terms or conditions of additional financing unattractive, if available. If Stryve cannot generate sufficient funds from operations or raise additional capital on a timely basis when needed, its growth or operations could be impeded.

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Failure to retain Stryve’s senior management may adversely affect its business, financial condition and results of operations.

Stryve’s success is substantially dependent on the continued service of certain members of its senior management. These executives have been primarily responsible for determining the strategic direction of Stryve’s business and for executing its growth strategy and are integral to its brand, culture and the reputation it enjoys with suppliers, distributors, customers and consumers. The loss of the services of any of these executives could have a material adverse effect on Stryve’s business, financial condition and results of operations, as it may not be able to find suitable individuals to replace them on a timely basis, if at all.

Stryve intends to grow through acquisitions or joint ventures and it may not successfully integrate, operate or realize the anticipated benefits of such business combinations.

Stryve intends to pursue acquisitions or joint ventures involving products that complement its existing products, as well as brands in new categories and new geographies, to expand its business to include other nutritional snacks and potentially other food products. Stryve may not be able to successfully identify suitable acquisition candidates, negotiate acquisitions of identified candidates on favorable terms, or integrate acquisitions it may complete.

Acquisitions involve numerous risks and uncertainties, including intense competition for suitable acquisition targets, which could increase target prices and/or materially and adversely affect Stryve’s ability to consummate transactions on favorable terms. These risks include the potential unavailability of financial resources necessary to consummate acquisitions, the risk that Stryve overpays for an acquisition, the potential inability to identify all of the risks and liabilities inherent in a target company or assets notwithstanding diligence efforts, the diversion of management’s attention from the day-to-day operations of the business and additional strain on existing personnel, increased leverage resulting from any debt financing that may be required to complete an acquisition, and the need to obtain regulatory or other governmental approvals that may be necessary to complete acquisitions.

Any acquisitions may pose risks associated with entry into new geographic markets, distribution channels, lines of business or product categories, where Stryve may not have significant prior experience. Potential acquisitions may entail significant transaction costs and require significant management time and distraction from its core business, even where it cannot consummate or decides not to pursue a particular transaction.

Integration of acquired entities can involve significant difficulties. These include the failure to achieve financial or operating objectives regarding an acquisition, systems, operational and managerial controls and procedures, the need to modify systems or to add management resources, difficulties in the integration and retention of consumers or personnel and the integration and effective deployment of operations or technologies, amortization of acquired assets (which would reduce future reported earnings), possible adverse short-term effects on cash flows or operating results, integrating personnel with diverse backgrounds and organizational cultures, coordinating sales and marketing functions and retaining key personnel of an acquired business. Failure to manage these risks could have an adverse effect on Stryve’s business.

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Stryve relies upon Amazon, Shopify and other vendors to host and operate portions of its e-commerce business and platforms and any disruption of or interference with its use of these services would adversely affect its business, financial condition and results of operations.

Stryve outsources the hosting and operation of some of its e-commerce business and platforms to infrastructures like Amazon, Shopify and other vendors. Customers of Stryve’s products need to be able to access these platforms and websites to shop, review our product offerings and prices and purchase its products. Some of its vendors run their own platform that Stryve accesses, and it is, therefore, vulnerable to service interruptions. Stryve has experienced and expects that in the future it may experience interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. Capacity constraints could be due to a number of potential causes including technical failures, natural disasters, fraud or security attacks.

If Stryve’s customers are unable to purchase its products within a reasonable amount of time or at all, then Stryve’s business, financial condition and results of operations could be adversely affected. In some instances, Stryve may not be able to identify the cause or causes of these performance problems within a period of time acceptable to its customers. Any of the above circumstances or events may possibly move customers to stop purchasing Stryve’s products, impair its ability to increase revenue from existing customers, impair its ability to grow its customer base and otherwise harm its business, financial condition and results of operations.

Stryve relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm its ability to operate its business.

Stryve is dependent on various information technology systems, including, but not limited to, networks, applications and outsourced services in connection with the operation of its business. A failure of information technology systems to perform as anticipated could disrupt Stryve’s business and result in transaction errors, processing inefficiencies and loss of sales, causing the business to suffer. In addition, Stryve’s information technology systems may be vulnerable to damage or interruption from circumstances beyond its control, including fire, natural disasters, systems failures, viruses and security breaches. Any such damage or interruption could materially and adversely affect its business, financial condition and results of operations.

A cybersecurity incident or other technology disruptions could negatively impact business, financial condition, results of operations and relationships with customers.

Stryve uses computers in substantially all aspects of its business operations, including direct sales through its e-commerce website. It also uses mobile devices, social networking and other online activities to connect with employees, suppliers, distributors, customers and consumers. Such uses give rise to cybersecurity risks, including security breaches, espionage, system disruption, theft and inadvertent release of information. Stryve’s business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including customers’ and suppliers’ information, private information about employees and financial and strategic information about it and its business partners. As Stryve pursues a strategy to grow through acquisitions and to pursue new initiatives that improve its operations and cost structure, it will also be expanding its reliance on information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. If Stryve fails to assess and identify cybersecurity risks associated with acquisitions and new initiatives, it may become increasingly vulnerable to such risks. While Stryve has implemented measures intended to prevent security breaches and cyber incidents, its preventative measures and incident response efforts may not be effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with information technology systems or the technology systems of third parties on which it relies, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers, potential liability and competitive disadvantage all of which could materially and adversely affect its business, financial condition and results of operations.

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Disruptions in the U.S. or worldwide economy may materially and adversely affect Stryve’s business, financial condition and results of operations.

Adverse and uncertain economic conditions, such as those caused by the COVID-19 pandemic, may impact distributor, retailer and consumer demand for Stryve’s products. In addition, Stryve’s ability to manage normal commercial relationships with its suppliers, distributors, retailers, consumers and creditors may suffer. Consumers may shift purchases to lower-priced or other perceived value offerings during economic downturns. Distributors and retailers may become more conservative in response to these conditions and seek to reduce their inventories. Stryve’s results of operations depend upon, among other things, its ability to maintain and increase sales volume with existing distributors and retailer customers, its ability to attract new consumers, the financial condition of its consumers, and its ability to provide products that appeal to consumers at attractive prices. Prolonged unfavorable economic conditions may have an adverse effect on Stryve’s sales and ability to achieve profitability, which could materially and adversely affect its business, financial condition and results of operations.

Stryve could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations.

Stryve could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations and changes in tax law could reduce its after-tax income and adversely affect its business and financial condition. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), enacted in December 2017, resulted in fundamental changes to the Code, including, among many other things, a reduction to the federal corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted on March 27, 2020, relaxed certain of the limitations imposed by the Tax Act for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the Tax Act and the CARES Act for future years is difficult to quantify, but these changes could materially affect us. In addition, other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest, or effect other changes that could have a material adverse effect on our financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, Stryve’s effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex and often open to interpretation. In the future, the tax authorities could challenge our interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to our income tax provision that could increase our effective tax rate. Changes to tax laws may also adversely affect Stryve’s ability to attract and retain key personnel.

Stryve’s only significant asset is its ownership interest in Holdings and such ownership may not be sufficient to pay dividends or make distributions or loans to enable it to pay any dividends on its outstanding shares or to satisfy our other financial obligations, including any payments required to be made by us under the Tax Receivables Agreement.

We are a holding company and have no material assets other than our ownership of Class A common units of Holdings. We are not expected to have independent means of generating revenue or cash flow, and our ability to pay our taxes, operating expenses (including expenses as a publicly traded company) and pay any dividends in the future will be dependent upon the financial results and cash flows of our subsidiaries.

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The financial condition and operating requirements of our subsidiaries may limit our ability to obtain cash from Holdings. There can be no assurance that our subsidiaries will generate sufficient cash flow to enable Holdings to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants under debt instruments will permit such distributions. If Holdings does not distribute sufficient funds to us to pay our taxes or other liabilities, we may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds, it could adversely affect our liquidity and subject us to additional restrictions imposed by lenders.

Our subsidiary will be treated as a disregarded entity for U.S. federal income tax purposes and is wholly owned by Holdings, which will be taxed as a partnership U.S. federal income tax purposes. As such, both Holdings and our subsidiaries will not be subject to any entity-level U.S. federal income tax. Instead, taxable income and taxable loss of Holdings and our subsidiaries will be allocated by Holdings, for U.S. federal income tax purposes, to the holders of Holdings Units. Under the terms of the Amended Holdings Operating Agreement, Holdings is obligated to make pro rata tax distributions to holders of Holdings Units calculated at certain assumed rates. In addition to tax expenses, we will also incur expenses related to our operations, including payment obligations under the Tax Receivables Agreement, which could be significant and some of which will be reimbursed (excluding payment obligations under the Tax Receivables Agreement). For so long as we are Managing Member (as defined in the Amended Holdings Operating Agreement) of Holdings, we intend to cause Holdings to make ordinary distributions and tax distributions to the holders of Holdings Units on a pro rata basis in amounts sufficient to enable us to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivables Agreement and dividends, if any, declared by us. However, Holdings’ ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of Holdings and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained any debt agreements, or any applicable law, or that would have the effect of rendering Holdings insolvent. To the extent we are unable to make payments under the Tax Receivables Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivables Agreement and therefore accelerate payments under the Tax Receivables Agreement, which could be substantial.

We anticipate that the distributions received from Holdings may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivables Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Class A Common Stock. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our shareholders.

The Tax Receivables Agreement requires us to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivables Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

At the Closing of the Business Combination, we, Holdings and Seller entered into the Tax Receivables Agreement. Pursuant to the Tax Receivables Agreement, we will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group realize, or are deemed to realize, as a result of certain Tax Attributes, which include:

●	tax basis adjustments resulting from taxable exchanges of Holdings Class B common units and Class V common stock (including any such adjustments resulting from certain payments made by us under the Tax Receivables Agreement) acquired by us from a TRA Holder pursuant to the terms of the Amended Holdings Operating Agreement; and

●	tax deductions in respect of portions of certain payments made under the Tax Receivables Agreement

(each of the foregoing, collectively, the “Tax Attributes”).

Payments under the Tax Receivables Agreement generally will be based on the tax reporting positions that we determine (with the amount of subject payments determined in consultation with an advisory firm and subject to the review and consent of a representative of Stryve Foods Holdings, LLC), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that we may take, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made pursuant to the Tax Receivables Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by us to the applicable TRA Holders under the Tax Receivables Agreement, after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivables Agreement. As a result, there might not be future cash payments against which such excess can be applied, and we could be required to make payments under the Tax Receivables Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

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Moreover, the Tax Receivables Agreement will provide that, in certain early termination events, we will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivables Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all Class B common units of Holdings and Class V common stock that had not yet been exchanged for Class A common stock are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

Payments under the Tax Receivables Agreement will be our obligations and not obligations of Holdings. Any actual increase in our allocable share of Holdings and its relevant subsidiaries’ tax basis in relevant assets, as well as the amount and timing of any payments under the Tax Receivables Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of an exchange of Seller Consideration Units by a TRA Holder pursuant to the terms of the Amended Holdings Operating Agreement and the amount and timing of the recognition of the Tax Group’s income for applicable tax purposes. While many of the factors that will determine the amount of payments that we will be required to make under the Tax Receivables Agreement are outside of our control, we expect that the aggregate payments we will be required to make under the Tax Receivables Agreement could be substantial and, if those payments substantially exceed the tax benefit we realize in a given year or in the aggregate, could have an adverse effect on our financial condition, which may be material.

Any payments made by us under the Tax Receivables Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that we are unable to make timely payments under the Tax Receivables Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivables Agreement and therefore accelerate payments due under the Tax Receivables Agreement. Furthermore, our future obligation to make payments under the Tax Receivables Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the Tax Attributes that may be deemed realized under the Tax Receivables Agreement.

Regulatory Risks

The removal of USDA inspectors from Stryve’s facility would materially adversely impact its business, financial condition and results of operations.

Stryve has been granted a full grant of inspection with respect to its manufacturing facility in Oklahoma which allows Stryve to manufacture and produce its products. Stryve’s operations at its Oklahoma facility require inspections conducted under the supervision of a USDA inspector and requires Stryve to meet certain regulatory requirements including but not limited to having a written Hazard Analysis Critical Control Points (HACCP) plan, sanitation Standard Operating Procedures (SOPs) and other regulatory requirements. If Stryve were to lose such grant of inspection, Stryve would be unable to operate its manufacturing facility in Oklahoma and the production of Stryve’s products would cease immediately due to the prohibition of production under the Federal Meat Inspection Act of processing and distributing meat without federal inspection. Given the difficulty in procuring USDA inspection approval of biltong production, it is unlikely that Stryve could procure alternative production of its biltong products in a timely fashion. As a result, the loss of its grant of inspection would have an adverse effect on Stryve’s sales and ability to achieve profitability, which could materially and adversely affect its business, financial condition and results of operations.

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Stryve is subject to extensive government regulations and a failure to comply with such regulations could materially and adversely affect its business, financial condition and results of operations.

Stryve’s operations are subject to extensive regulation by the United States Department of Agriculture (USDA), the Food and Drug Administration (FDA), the Federal Trade Commission (FTC) and by other federal, state, and local authorities regarding the processing, packaging, storage, transportation, distribution, and labeling of products that are manufactured, produced and processed by it. Specifically, Stryve is subject to the requirements of the Federal Food, Drug, and Cosmetic Act and regulations promulgated thereunder by the FDA and the Federal Meat Inspection Act and regulations promulgated thereunder by the USDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, labeling and safety of food and food ingredients. Under this regulatory program, the FDA requires that facilities that manufacture food products comply with a range of requirements, including hazard analysis and preventative controls regulations, current good manufacturing practices, or GMPs, and supplier verification requirements. Stryve’s processing facilities are subject to periodic inspection by federal, state and local authorities and if Stryve cannot manufacture products that conform to the strict regulatory requirements of the FDA, USDA or others, it may be subject to adverse inspectional findings or enforcement actions, which could materially impact its ability to market its products or could result in a recall of a product that has already been distributed. The USDA has also issued strict regulations concerning the control of listeria monocytogenes in ready-to-eat meat and poultry products and contamination by food borne pathogens such as E. coli and salmonella and implemented a system of regulation known as the HACCP program. The HACCP program requires all meat processing plants to develop and implement sanitary operating procedures and other program requirements. OSHA oversees safety compliance and establishes certain employer responsibilities to help “assure safe and healthful working conditions” and keep the workplace free of recognized hazards or practices likely to cause death or serious injury.

If a regulatory authority determines that Stryve has not complied with the applicable regulatory requirements, it could be subject to fines or lose its ability to process meat, which materially and adversely affect its business, financial condition and results of operations.

If Stryve chooses to expand internationally, it will be subject to international regulations that could materially and adversely affect its business, financial condition and results of operations.

Stryve will be subject to extensive regulations internationally where it manufactures, distributes and/or sells its products. Currently, Stryve sells its products into Canada and Mexico and may expand to additional countries. Stryve’s products are subject to numerous food safety and other laws and regulations relating to the sourcing, manufacturing, storing, labeling, marketing, advertising and distribution of these products. If Stryve fails to comply with applicable laws and regulations in other jurisdictions, it could be subject to civil remedies or penalties, such as fines, injunctions, recalls or seizures, warning letters, restrictions on the marketing or manufacturing of the products, or refusals to permit the import or export of products, as well as potential criminal sanctions. In addition, enforcement of existing laws and regulations, changes in legal requirements and/or evolving interpretations of existing regulatory requirements may result in increased compliance costs and create other obligations, financial or otherwise, that could materially and adversely affect its business, financial condition and results of operations.

Changes in the legal and regulatory environment could limit Stryve’s business activities, increase its operating costs, reduce demand for its products or result in litigation.

Elements of Stryve’s business, including the production, storage, distribution, sale, display, advertising, marketing, labeling, health and safety practices, transportation and use of many of Stryve’s products, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, and the laws and regulations administered by government entities and agencies outside the United States in markets in which Stryve’s products or components thereof, such as packaging, may be made, manufactured or sold. These laws, regulations and interpretations thereof may change, sometimes dramatically, because of a variety of factors, including political, economic or social events. Such factors may include changes in:

●	food and drug laws (including FDA and USDA regulations) including those relating to manufacturing of ready to eat meat products;
●	laws related to product labeling;
●	advertising and marketing laws and practices;

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●	laws and programs restricting the sale and advertising of certain products;
●	laws and programs aimed at reducing, restricting or eliminating ingredients present in certain products;
●	laws and programs aimed at discouraging the consumption of products or ingredients or altering the package or portion size of certain products;
●	state consumer protection and disclosure laws;
●	taxation requirements, including the imposition or proposed imposition of new or increased taxes or other limitations on the sale of certain products;
●	competition laws;
●	anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the UK Bribery Act of 2010 (the “Bribery Act”);
●	economic sanctions and anti-boycott laws, including laws administered by the U.S. Department of Treasury, Office of Foreign Assets Control (“OFAC”) and the European Union (“EU”);
●	laws relating to export, re-export, transfer, tariffs and import controls, including the Export Administration Regulations, the EU Dual Use Regulation and the customs and import laws administered by the U.S. Customs and Border Protection;
●	employment laws;
●	privacy laws; and
●	farming and environmental laws.

New laws, regulations or governmental policies and their related interpretations, or changes in any of the foregoing, including taxes, tariffs or other limitations on the sale of Stryve’s products, ingredients in its products or commodities used in the production of its products, may alter the environment in which it does business and, therefore, may affect its operating results or increase its costs or liabilities.

Legal claims, government investigations or other regulatory enforcement actions could subject Stryve to civil and criminal penalties.

Stryve operates in a highly regulated environment with constantly evolving legal and regulatory frameworks. Consequently, Stryve is subject to heightened risk of legal claims, government investigations or other regulatory enforcement actions. Although Stryve has implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that its employees, temporary workers, contractors or agents will not violate its policies and procedures. Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims, government investigations or regulatory enforcement actions arising out of Stryve’s failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect Stryve’s product sales, reputation, financial condition and operating results; including a cessation of operations at Stryve’s manufacturing facility. In addition, the costs and other effects of defending potential and pending litigation and administrative actions may be difficult to determine and could materially and adversely affect its business, financial condition and results of operations.

Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect Stryve’s business by exposing it to lawsuits, product recalls or regulatory enforcement actions, increasing its operating costs and reducing demand for its product offerings.

Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, food-borne illnesses or other food safety incidents caused by products Stryve sells, or involving its suppliers, could result in the discontinuance of sales of these products or its relationships with such suppliers, or otherwise result in increased operating costs, regulatory enforcement actions or harm to its reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose Stryve to product liability, negligence or other lawsuits, including consumer class action lawsuits. Any claims brought against Stryve may exceed or be outside the scope of its insurance policy coverage or limits. Any judgment against Stryve that is more than its policy limits or not covered by its policies or not subject to insurance would have to be paid from cash reserves, which would reduce is capital resources.

The occurrence of food-borne illnesses or other food safety incidents could also adversely affect the price and availability of affected ingredients, resulting in higher costs, disruptions in supply and a reduction in sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by Stryve’s actions, could compel Stryve, its suppliers, distributors or customers, depending on the circumstances, to conduct a recall in accordance with FDA and/or USDA regulations, and comparable state laws. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on the ability to attract new customers due to negative consumer experiences or because of an adverse impact on Stryve’s brand and reputation. The costs of a recall could exceed or be outside the scope of Stryve’s insurance policy coverage or limits.

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In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and Stryve, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into consumer products as well as product substitution. Recently issued FDA regulations will require companies like Stryve to analyze, prepare and implement mitigation strategies specifically to address tampering designed to inflict widespread public health harm. If Stryve does not adequately address the possibility, or any actual instance, of product tampering, it could face possible seizure or recall of its products and the imposition of civil or criminal sanctions, which could materially and adversely affect its business, financial condition and results of operations.

Risks Related to Intellectual Property

Stryve may not be able to adequately protect its intellectual property and other proprietary rights that are material to its business.

Stryve’s ability to compete effectively depends in part upon protection of its rights in trademarks, trade dress, trade secrets and other intellectual property and other proprietary rights. Stryve’s use of contractual provisions, confidentiality procedures and agreements, and trademark, unfair competition, trade secret and other laws to protect its intellectual property and other proprietary rights may be inadequate. Stryve may not be able to preclude third parties from using its intellectual property rights with respect to its products, its processes with respect to the air-drying of its meat products in a manner satisfactory to the USDA and other regulators, and may not be able to leverage its branding beyond its current product offerings. In addition, Stryve’s trademark or other intellectual property applications may not always be granted. Third parties may oppose Stryve’s intellectual property applications, or otherwise challenge its use of its trademarks or other intellectual property. Third parties may infringe, misappropriate, or otherwise violate Stryve’s intellectual property, and changes in applicable laws could serve to lessen or remove the current legal protections available for its intellectual property. Any legal action that Stryve may bring to protect its brand and other intellectual property could be unsuccessful and expensive and could divert management’s attention from other business concerns. Any litigation or claims brought against Stryve, for trademark infringement or related matters, even without merit, could result in substantial costs and diversion of its resources. A successful claim of trademark, copyright or other intellectual property infringement, misappropriation, or other violation against Stryve could prevent it from providing its products or services, or could require it, if it is unable to license such third-party intellectual property on reasonable terms, to redesign or rebrand its products or product packaging. Any of the foregoing results could materially and adversely affect its business, financial condition and results of operations.

Risks Related to Stryve Being a Public Company

Stryve has not previously been managed as a public company and its current resources and management personnel may not be sufficient to fulfill its public company obligations.

Following the Business Combination, Stryve is subject to various regulatory requirements, including those of the SEC and Nasdaq. These requirements include record keeping, financial reporting and corporate governance rules and regulations. Stryve’s internal infrastructure may not be adequate to support its increased reporting obligations, and it may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome its lack of experience or employees. The post-combination business could be adversely affected if Stryve’s internal infrastructure is inadequate, if it is unable to engage outside consultants or if it is otherwise unable to fulfill its public company obligations.

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Stryve will incur significantly increased costs as a result of operating as a public company, and its management will be required to devote substantial time to compliance efforts.

Stryve will incur significant legal, accounting, insurance and other expenses as a result of being a public company. The Dodd-Frank Act and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as related rules implemented by the SEC, impose substantial burdens related to corporate governance practices of public companies. Stryve expects that compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, will substantially increase its expenses, including Stryve’s legal and accounting costs, and make some activities more time-consuming and costly. For example, these laws, rules and regulations to have made it more expensive for Stryve to obtain director and officer liability insurance. A substantial increase in Stryve’s legal, accounting, insurance and certain other expenses in the future will negatively impact its business, results of operations and financial condition.

If Stryve does not maintain effective internal control over financial reporting, it could fail to report its financial results accurately.

Effective internal control over financial reporting is necessary for Stryve to provide reliable financial reports. Stryve may discover areas of its internal control over financial reporting that need improvement. Stryve has not historically documented its internal controls, and if in the future Stryve identifies a control deficiency that rises to the level of a material weakness in its internal controls over financial reporting, this material weakness may adversely affect its ability to record, process, summarize and report financial information timely and accurately and, as a result, its financial statements may contain material misstatements or omissions. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. If Stryve fails to properly and efficiently maintain an effective internal control over financial reporting, it could fail to report its financial results accurately.

Risks Related to Our Securities Generally

The price for our securities has been volatile and is likely to be volatile in the future.

Fluctuations in the price of Stryve’s securities could contribute to the loss of all or part of your investment. The trading price of Stryve’s securities has been volatile and subject to wide fluctuations in response to various factors, some of which are beyond its control. Any of the factors listed below could have a material adverse effect on your investment in Stryve’s securities and its securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Stryve’s securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities may include:

●	actual or anticipated fluctuations in quarterly financial results or the quarterly financial results of companies perceived to be similar
●	changes in the market’s expectations about our operating results;
●	success of competitors;
●	operating results failing to meet the expectation of securities analysts or investors in a particular period;
●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate in general;
●	operating and stock price performance of other companies that investors deem comparable to us;
●	our ability to market new and enhanced products on a timely basis, including the continued appeal and reputations of celebrity endorsers;
●	changes in laws and regulations affecting our business;

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●	commencement of, or involvement in, litigation involving us;
●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;
●	the volume of shares of Class A Common Stock available for public sale;
●	any major change in our Board or management;
●	sales of substantial amounts of our Class A Common Stock by our directors, executive officers or significant shareholders or the perception that such sales could occur; and
●	general economic and political conditions such as recessions, pandemics, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stock of other companies that investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future and can lead to stockholder litigation.

Nasdaq may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are currently listed on the Nasdaq. On August 4, 2022, we were notified that our shares of Class A Common Stock has been below the minimum $1.00 per share bid price requirement for continued listing and has granted us a 180 day period to regain compliance with such requirement. If Nasdaq delists our securities from trading on its exchange due to the bid price requirement or for another reason, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that shares of our Class A Common Stock are “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Common Stock and Warrants are listed on Nasdaq, our securities are covered securities. If we are no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which our securities are offered.

Delaware Law and the Charter contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Charter and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Board, and therefore depress the trading price of the Company’s Class A Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in management. Among other things, the Charter and the Bylaws include provisions regarding:

●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Company Board;

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●	the ability of the Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
●	the limitation of the liability of, and the indemnification of, the Company’s directors and officers;
●	the right of the Company Board to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Company Board;
●	the requirement that directors may only be removed from the Company Board for cause;
●	the requirement that a special meeting of stockholders may be called only by the Company Board, the chairman of the Company Board or the Company’s chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;
●	controlling the procedures for the conduct and scheduling of the Company Board and stockholder meetings;
●	the requirement for the affirmative vote of holders of 66 2/3% of the voting power of the outstanding voting capital stock of the Company, voting together as a single class to amend, alter, change or repeal certain provisions in the Charter and the Bylaws, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;
●	the ability of the Company Board to amend the Bylaws, which may allow the Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt;
●	advance notice procedures with which stockholders must comply to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company;
●	the ability of the Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
●	the limitation of the liability of, and the indemnification of, the Company’s directors and officers;
●	the right of the Company Board to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Company Board;
●	the requirement that directors may only be removed from the Company Board for cause;
●	the requirement that a special meeting of stockholders may be called only by the Company Board, the chairman of the Company Board or the Company’s chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;
●	controlling the procedures for the conduct and scheduling of the Company Board and stockholder meetings;
●	the requirement for the affirmative vote of holders of 66 2/3% of the voting power of the outstanding voting capital stock of the Company, voting together as a single class to amend, alter, change or repeal certain provisions in the Certificate of Incorporation and the Bylaws, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;
●	the ability of the Company Board to amend the Bylaws, which may allow the Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and
●	advance notice procedures with which stockholders must comply to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

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These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Company Board or management.

In addition, as a Delaware corporation, the Company is generally subject to provisions of Delaware law, including the DGCL. Although the Company elected not to be governed by Section 203 of the DGCL, certain provisions of the Charter do, in a manner substantially similar to Section 203 of the DGCL, prohibit certain Company stockholders (other than those stockholders who are party to a stockholders’ agreement with the Company) who hold 15% or more of the Company’s outstanding capital stock from engaging in certain business combination transactions with the Company for a specified period of time unless certain conditions are met.

Any provision of the Charter, the Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of the Company’s capital stock and could also affect the price that some investors are willing to pay for the Company’s common stock.

Provisions in the Charter and Delaware law may have the effect of discouraging lawsuits against the directors and officers of the Company.

The Charter requires that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL, the Charter or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Although we believe this provision will benefit the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Litigation or legal proceedings could expose Stryve to significant liabilities and have a negative impact on its reputation or business.

The per share price of the Class A Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations. In addition, from time to time, Stryve may be party to other various claims and litigation proceedings. Stryve evaluates these claims and litigation proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, it may establish reserves, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from its assessments and estimates.

On March 29, 2022, one of the investors in Stryve’s January 2022 private offering sent the Company a letter alleging that the Company has breached “the representations and warranties the Company” made to investors in the definitive agreement. Although Stryve intends to vigorously defend itself against these allegations, Stryve cannot at this time predict whether any litigation will be filed, predict the likely outcome of any future litigation, reasonably determine either the probability of a material adverse result or any estimated range of potential exposure, or reasonably determine how this matter or any future matters might impact our business, our financial condition, or our results of operations, although such impact, including the costs of defense, as well as any judgements or indemnification obligations, among other things, could be materially adverse to us.

Lawsuits may divert Stryve’s management’s attention, and Stryve may incur significant expenses in defending any lawsuits. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in any legal dispute may result in monetary damages, penalties or injunctive relief, which could have a material adverse effect on Stryve’s financial position, cash flows or results of operations. Any claims or litigation, even if fully indemnified or insured, could damage Stryve’s reputation and make it more difficult to compete effectively or to obtain adequate insurance. Furthermore, while Stryve maintains insurance for certain potential liabilities, such insurance does not cover all types of potential liabilities and is subject to various exclusions, as well as limits on amounts recoverable.

Our management’s ability to require holders of our redeemable Warrants to exercise such redeemable Warrants on a cashless basis will cause holders to receive fewer shares of Class A commons stock upon their exercise of the redeemable Warrants than they would have received had they been able to exercise their redeemable Warrants for cash.

If we call Warrants for redemption after the redemption criteria described elsewhere herein have been satisfied, our management will have the option to require any holder that wishes to exercise his Warrants (including any Warrants held by our initial shareholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their Warrants on a cashless basis, the number of shares of Class A Common Stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his Warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in the Company.

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The terms of the Warrants may be amended in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding Warrants.

The Warrants were issued in registered form pursuant to a warrant agreement (the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The Warrant Agreement requires the approval by the holders of a majority of the then outstanding Warrants (including the Private Warrants) in order to make any change that adversely affects the interests of the registered holders. Accordingly, the terms of the Warrants may be amended in a manner adverse to a holder if holders of at least a majority of the then outstanding Warrants approve of such amendment. We may amend the terms of the Warrants with the consent of at least a majority of the then outstanding Warrants to effect any change thereto, including to increase the exercise price of the Warrants, shorten the exercise period or decrease the number of shares purchasable upon exercise of a Warrant.

The Warrants may not be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding Warrants is $11.50 per share. There can be no assurance that the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the Warrants may expire worthless.

Our Private Warrants are accounted for as liabilities and the changes in value of our Warrants could have a material effect on our future financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for Warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). As a result of the SEC Statement, the Company reevaluated the accounting treatment and determined to classify the Private Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly and such fluctuations are outside of our control. We expect that we will recognize non-cash gains or losses on our Private Warrants each reporting period and those amounts could be material.

We are an emerging growth company within the meaning of the Securities Act and have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and have taken advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on certain executive compensation matters. As a result, our shareholders may not have access to certain information they may deem important. We may remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which our total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the issued and outstanding shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30 and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period, meaning that the occurrence of one or more of the aforementioned events or circumstances could cause our loss of that status prior to the fifth anniversary of the date of our IPO. We cannot predict whether investors will find our securities less attractive because we rely on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of the securities may be more volatile.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard, unless early adoption is permitted by the standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Conflicts of interest may arise between the Company’s management and holders of shares of Class A Common Stock and/or the Company.

Because members of the Company’s senior management team will hold most or all of their economic interest in the Company through ownership of Class B common units of Holdings (and corresponding shares of Class A Common Stock), they may have interests that will not align with, or conflict with, those of the holders of Class A Common Stock or with the Company. For example, members of the Company’s senior management team may have different tax positions from those of the Company and/or holders of Class A Common Stock, which could influence their decisions regarding whether and when to enter into certain transactions or dispose of assets, whether and when to incur new or refinance existing indebtedness, and whether and when the Company should terminate the Tax Receivables Agreement and accelerate the obligations thereunder. In addition, the structuring of future transactions and investments may take into consideration tax considerations applicable to holders of the Class B common units of Holdings even where no similar benefit would accrue to the Company and the holders of the Class A Common Stock.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

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USE OF PROCEEDS

We will receive no proceeds from the issuance of Class A Common Stock upon exchange of a set of one Holding Class B Unit and one share of Class V Common Stock. The selling stockholders will receive all of the net proceeds from sales of the Class A Common Stock sold pursuant to this prospectus. We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders pursuant to this prospectus.

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MARKET PRICE OF OUR CLASS A COMMON STOCK AND DIVIDENDS

Market for our Class A Common Stock

Our Class A Common Stock and Warrants are listed on Nasdaq under the symbols “SNAX” and SNAXW,” respectively.

Dividend Policy

We have never paid any cash dividends. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition from time to time. The payment of any cash dividends will be within the discretion of our Board of Directors, and our Board of Directors will consider whether or not to institute a dividend policy. It is presently expected that we will retain all earnings for use in our business operations and, accordingly, it is not expected that our Board of Directors will declare any dividends in the foreseeable future.

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BUSINESS

Overview

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, generally contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paelo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its e-commerce websites which officially launched in 2020, as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the nutritional snacking category and increase demand for Stryve’s products. Stryve has shown strong sales growth since its inception in 2017. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. Stryve intends to continue to invest in product innovation and acquisition, improving its supply chain, increasing its manufacturing capacity, and expanding its marketing and sales initiatives to continue its growth.

Stryve’s Strengths

Aligned with consumer trends. Stryve believes that a number of consumer trends in the U.S. will continue to drive the growth of the nutritional snacking category and increase the demand for Stryve’s products. These trends include:

●	greater consumer focus on health and wellness;
●	nutrition guidance which recommends increased consumption of smaller, more frequent meals throughout the day;
●	preference for convenient, “better-for-you” snacks;
●	desire to reduce carbohydrate and sugar consumption; and
●	preference for snacks and other foods without additives or preservatives.

Stryve’s products are aligned with these trends, offering high protein content with limited ingredients, and generally contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. Stryve believes its products appeal to consumers interested in an active lifestyle who are seeking protein rich, low-carbohydrate snacking options, many of whom do not currently purchase meat snacks. Based on prior studies reviewed by Stryve’s management, the Company believes that less than a third of its target consumers, the healthy snack seekers in the United States, had purchased a meat snack in the prior 12 months. Stryve believes that with increased marketing and consumer education, Stryve’s meat products will appeal to healthy snack seekers.

Scalable platform with an attractive market opportunity. Stryve has grown its revenues since inception through product and brand development, as well as acquisitions of complementary products. According to Statista, the U.S. healthy snacking market in 2022 is estimated to be approximately $110 billion. Stryve believes that it can leverage its relationships with its retail customers and distributors to launch new products, brands and brand extensions, increase consumer recognition, and continue to expand its healthy snacking platform.

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Manufacturing capacity to support growth. By manufacturing its products, Stryve believes it can maintain pricing advantages against its competitors, achieve margins that support marketing spend, streamline innovation and new product development, and capitalize on potential private label opportunities. Stryve believes that its recently-constructed, state-of-the-art manufacturing facility can support revenues of up to $100 million with limited additional capital expenditures and is the only facility of scale with a full grant of inspection from the USDA to produce air-dried, never-cooked, shelf-stable meat snack products.

Experienced management team. Stryve has built an experienced team of industry veterans with collectively over 50 years of experience across multiple branded consumer product, food and nutrition categories.

Data-driven direct-to-consumer business. Stryve has developed a substantial direct-to-consumer business for its brands using an in-house web fulfillment operation. By utilizing a data-driven approach to digital marketing, Stryve believes that it can more accurately target its ideal consumers.

Stryve’s Strategy

Focus on growing e-commerce. Stryve officially launched its Stryve.com direct-to-consumer business in the second quarter of 2020, and has sold its products directly to consumers through Amazon since 2018. Stryve has prioritized e-commerce as a key channel for growth, including international growth. Stryve uses focused targeted digital media to acquire, engage and retain consumers, including newsletters and discounts for initial and repeat consumer orders. E-commerce sales provide Stryve with higher margins, prompt payment, and the ability to test new product innovations. Total e-commerce sales grew from approximately $6.3 million in 2020 to approximately $10.9 million in 2021.

Pursue growth in retail stores, private label opportunities and international distribution. Stryve has a strong relationship with leading retailers and distributors, including Costco, Wal-Mart, Aldi, UNFI, KeHe, 7-Eleven and others. Stryve is working to expand its retail customer base store penetration across the food, multi-outlet and convenience segments, as well as expanding the number of products available for sale at retail locations by adding additional product flavors. Stryve is also working to grow its private label business with retail customers, which can support Stryve’s efforts to place its branded products in those customers’ locations. In addition, Stryve may seek to develop relationships with international partners to expand its product sales outside the U.S. beyond its current limited distribution in Canada and Mexico.

Leverage manufacturing capacity and existing platform to expand and strengthen product offerings. Stryve believes that its manufacturing facility located in Madill, Oklahoma is the largest air-drying meat facility operating in the U.S., and one of only a limited number of such facilities approved by the USDA. The limited number of other USDA-approved facilities currently provides a barrier to entry for potential competitors to enter the air-dried meat snack category. Stryve plans to strengthen and expand its existing product offerings with new and innovative flavors and formats, simple ingredients, and packaging alternatives, to complement its current products and take advantage of its manufacturing capabilities. In addition, Stryve will continue to enhance, strengthen and expand its existing product offerings with new and innovative flavors and forms, simple ingredients and packaging alternatives.

Continue to introduce healthy snackers to meat snacks. Stryve’s target consumers are healthy snack seekers, including consumers seeking to stay fit or diet, as well as runners, cyclists, and on-the-go families, many of whom are non-participants to the meat snack category. Stryve believes it can use social media as a cost-effective way to educate, attract and retain these consumers, utilizing targeted digital marketing, directed advertising and promotions, and informational videos. Through these efforts, Stryve is working to create a loyal group of healthy snack seeking consumers.

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Stryve’s Brands and Products

Stryve’s flagship product is air-dried beef, which is marketed and sold under the Stryve®, Kalahari®, Braaitime® and Vacadillos® brand names. Stryve currently produces two forms of air-dried meat: biltong and carne seca which were developed hundreds of years ago in South Africa and Latin America, respectively. Stryve’s biltong generally consists of high-quality beef that is primarily sourced, purchased, seasoned, dried and packaged in the United States. Stryve’s air-dried process is intended to ensure that its beef retains full flavor and tenderness. Stryve’s products are not injected with any sugar-laden marinades or preservatives and are never cooked or dehydrated over high heat like beef jerky products. Substantially all of Stryve’s air-dried meat products are manufactured in the United States at its manufacturing facility in Madill, Oklahoma.

Stryve also markets and sells meat sticks, chili bites, meat crisps, and nutrition products. Additionally, Stryve markets and sells carne seca products, which is Latin America’s version of air-dried meat, under the Vacadillos® brand name. Inspired by the cultural roots of the 62 million Hispanics living in the US today, Stryve expects its Vacadillos branded products to have mass appeal across consumer segments.

Stryve® Branded Products

The Stryve® brand is Stryve’s top-selling flagship biltong brand.

Stryve® Whole Biltong Slabs. Biltong slabs are whole slabs of lean beef that consumers can slice to their desired thickness, and are perfect for sharing as a part of a charcuterie board. Stryve® original biltong slabs are available in an eight ounce package, and each one- ounce serving contains 16 grams of protein, zero grams of sugar and zero grams of carbohydrates.

Stryve® Sliced Biltong. Biltong slabs are sliced and packaged for an on-the-go healthy snack. Stryve® sliced biltong won the 2020 ChefsBest Award for Excellence, which is awarded to brands that surpass quality standards established by chefs. Stryve® sliced biltong is available in regular and grass-fed beef options in a variety of different flavors, including original, hickory, peppered, spicy peri peri, teriyaki and zesty garlic. Each one-ounce serving of Stryve® sliced biltong contains 16 grams of protein, zero grams of sugar and zero grams of carbohydrates.

Stryve® Biltong Sticks. Biltong sticks are biltong turned into sticks to provide consumers with the “snap” similar to commercial beef jerky, but without the junk. Stryve® biltong sticks are available in regular, mini and bite size options in a variety of different flavor options, including original, spicy peri peri and hatch green chile. A regular size one-ounce Stryve® biltong stick and each one-ounce serving of Stryve® biltong mini stick and bites contain 14 grams of protein, zero grams of sugar and zero grams of carbohydrates.

Stryve Nutrition. Stryve Nutrition is a functional supplement brand with an expanding portfolio of products that are intended to address performance and wellness throughout the day. Our portfolio of pre-workout powders, bone broth protein, collagen protein and functional gummies include ingredients intended to support our consumers’ nutritional goals. We will continue to address areas within the functional nutrition category where we believe there is an opportunity for us to compete favorably and will seek to offer a “best in class” product suite.

Kalahari ® Products

Kalahari® is a brand that Stryve acquired in December 2020.

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Kalahari Biltong®. Kalahari Biltong® is available in original, spicy peri peri, garlic and chili lime flavors. Each two- ounce bag of Kalahari Biltong® contains 160 calories, 32 grams of protein, and zero grams of sugar.

Kalahari Crisps®. Kalahari Crisps® are crunchy, air dried beef chips that are crafted from slow-roasted thin slices of beef. Kalahari Crisps® are available in original, rosemary citrus, and southwest verde flavors. Each one- ounce bag of Kalahari Crisps® contains 100 calories, 20 grams of protein, and zero grams of sugar.

Vacadillos® Products

Stryve recently created and launched its Vacadillos® carne seca products that are targeted at Hispanic consumers. Carne seca is a Latin American version of air-dried beef.

Vacadillos® Carne Seca. Vacadillos® Carne Seca is steak that is sliced, seasoned with various spices and flavors, including chiles and lime, air-dried, and sliced into lean strips. In Latin cultures, it is eaten as a snack and used in cooking. Vacadillos® Carne Seca is available in chile lime, habanero, scorpion, reaper and chipotle honey flavors. Other than chipotle honey, each one-ounce serving of Vacadillos® Carne Seca contains 15 grams of protein, and zero grams of sugar. Each one-ounce service of the chipotle honey flavor of Vacadillos® Carne Seca contains 15 grams of protein and one gram of sugar.

Braaitime® Products

Braaitime® is a biltong brand acquired by Stryve and originally created by Warren Pala, Stryve’s Chief Manufacturing Officer, when he came to the United States from South Africa. Braaitime® products are available exclusively online.

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Braaitime® Biltong Slabs. Braaitime® biltong slabs are available with lean meat or with fat and are available in original, peri peri and garlic flavors. A one-ounce serving of Braaitime® lean biltong slabs contains 80 calories, 15 grams of protein, zero grams of sugar, and 1 gram of carbohydrates.

Braaitime® Sliced Biltong. Braaitime® biltong slabs are sliced and packaged for an on-the-go healthy snack. Braaitime® sliced biltong is available in traditional and peri peri flavors. A one-ounce serving of Braaitime® sliced biltong contains 80 calories, 15 grams of protein, zero grams of sugar, and 1 gram of carbohydrates.

Braaitime® Droëwors. Braaitime® droëwors are meat sticks made with the same beef as the biltong, except that droëwors are sliced and rolled into 4-inch sticks prior to drying. Braaitime® droëwors are available in traditional, peri peri and hatch green chile flavors. A one-ounce serving of Braaitime® droëwors contains 100 calories, 14 grams of protein, zero grams of sugar, and 1 gram of carbohydrates.

Marketing, Advertising and Consumer Outreach

Stryve’s marketing strategy is focused on building brand awareness, driving product trials, and supporting repeat purchases using a disciplined approach to marketing spend. Stryve utilizes a combination of paid and earned media, intelligent e-mail and text campaigns, and shopper marketing programs to reach consumers.

Target Demographics

Stryve’s target consumers are “healthy snack seekers,” many of whom eat meat, but are not current participants in the meat snacks industry. Stryve believes that through their differentiated and innovative air-dried meat products and marketing efforts they will be able to bring healthy snack seekers to Stryve’s products. Stryve has segmented healthy snack seekers group into five different sub-groups; fit and focused, disciplined and dieters, runners, cyclists, and the largest category, families in motion. Stryve believes that these groups have above average household income, read nutritional labels and are seeking healthy snacks for themselves and their families. Stryve believes there is significant opportunity to expand its marketing, education and product sales to healthy snack seekers who are not necessarily looking for a biltong meat snack, but are looking for health snacks that are high in protein with minimal sugar, protein rich, low in carbohydrates, are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives, are Keto and Paleo diet-friendly and are all natural.

Building Brand Awareness and Driving Product Trials

Stryve seeks to expand its consumer base and grow its business by educating consumers about its product benefits and taste in order to encourage product trials and support repeat purchases resulting in customer loyalty and value. Stryve uses a variety of marketing and advertising strategies to connect with consumers, including paid digital media, paid influencers, organic social media efforts and, following the COVID-19 pandemic restrictions, in-person product displays and sampling.

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Stryve dedicates a substantial portion of its marketing and advertising spending to digital marketing channels. Stryve’s website, www.stryve.com, and each of its brand’s websites, contain information about biltong and how it is made, and nutritional information regarding the benefits of Stryve’s products. Stryve utilizes a data-driven approach in its e-commerce strategy, with specific consumer segmentation and messaging tailored for different audiences.

Stryve extensively uses social media and online platforms including Google, Instagram, Facebook, Twitter and LinkedIn. These platforms allow Stryve to directly reach desirable target audiences, offering product discounts and promotions, and educating consumers about the health benefits of its products. In addition, Stryve uses social media influencers and celebrities to amplify Stryve’s online marketing.

Stryve also maintains a blog on its website in order to educate consumers about its products, product recipes and health benefits. Consumers can sign up for newsletter emails on its website for access to information about its products and recipes. Stryve also seeks to build repeat purchases by using targeted discounts and promotions as well as information on product innovation through intelligent email flows, text messages and subscribe and save offerings.

Manufacturing

Substantially all of Stryve’s products are manufactured in the United States at its manufacturing facility in Madill, Oklahoma. Stryve believes that manufacturing its products supports higher margins and speed to market, and facilitates its ability to take advantage of private label opportunities.

Suppliers.  Stryve relies on a limited number of vendors to supply it with beef and other raw materials. Stryve does not have any formal contracts or agreements in place with any meat providers, and generally secures meat two months in advance of production in order to meet delivery requirements for its products. Stryve purchases the majority of its beef through beef brokers from suppliers located in the United States. Given the minimally processed nature of biltong production, the quality of the beef used in Stryve’s products is important. Currently, Stryve believes it can replace its current suppliers of beef without significant impact to its business. The availability of grass-fed beef in the United States can be scarce at times, and may require Stryve to seek such beef internationally to produce its grass-fed products. However, any disruption in the supply of beef could materially and adversely affect its business, financial condition and results of operations.

The other principal ingredients used to manufacture Stryve products include vinegar, flavoring and spices, packaging, and lamb casings. These ingredients are generally readily available in the market from many suppliers, Stryve believes that it can within a reasonable period of time make satisfactory alternative arrangements in the event of an interruption of supply.

Production Process.  Stryve believes that its manufacturing facility is the largest USDA approved air-dried meat manufacturing facility in the United States and that its extensive food safety procedures are proprietary. The manufacturing process for Stryve’s biltong products generally consists of spraying beef with vinegar, cutting it into slabs, mixing the slabs with spices, air-drying the meat, slicing and packaging finished products:

Food Safety and Quality.  Stryve dedicates substantial resources to ensure that consumers receive safe, high quality food products, including, but not limited to, third-party testing programs. Stryve’s manufacturing facility has a SQF Level II Food Safety Certification by the Safe Quality Food Institute. Stryve’s facility is inspected daily by the USDA and other regulators such as state and local inspectors and is required to follow rigorous food safety guidelines. Stryve believes that the combination of USDA requirements for approving air-drying meat facilities and USDA restrictions on importing air-dried or uncooked meats into the United States, creates a barrier to entry for companies seeking to compete with Stryve’s products.

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Quality Control. Stryve developed quality protocols and procedures with its products and unique manufacturing processes in mind. Stryve performs testing on every lot of production intended to ensure that its products match Stryve’s standards, including by conducting sampling at various times throughout the production process.

Storage & fulfillment. Stryve leases real property in Carrollton, Texas, where it stores some finished product and conducts its direct-to-consumer web fulfillment operations. Stryve leases approximately 8,400 square feet of floor space within the Carrollton, Texas property to serve as a distribution center. Stryve fulfills the majority of its orders other than direct-to-consumer sales from its manufacturing facility in Madill, Oklahoma, using commercial freight carriers. Stryve fulfills certain orders by key customers through a retail consolidator. Stryve also partners with Amazon to fulfill its direct-to-consumer sales through the Amazon platform.

Distribution

Stryve distributes its products through a number of channels:

Retailers. Stryve distributes, either directly or through a distributor, its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets. Sales to Stryve’s largest retailers, Aldi, Inc. and Walmart Inc. represented 11.5% and 10.5%, respectively, of its sales during the year ended December 31, 2021. Sales to Aldi, Inc. and Walmart Inc. represented 26.6% and 13.1%, respectively, of its sales during the year ended December 31, 2020. Stryve has added new retailers throughout 2021, including Costco whose contribution to Stryve’s revenue would have been material on an annualized basis.

Direct-to-Consumer E-Commerce. Stryve launched its stryve.com direct-to-consumer business in the second quarter of 2020, and has sold its products on Amazon since 2018. Stryve has prioritized e-commerce as a key channel for growth. Stryve utilizes a data-driven approach to grow the e-commerce space with specific customer segmentation and messaging tailored for each audience. Stryve sells products directly to consumers through its websites, including Stryve.com, Eatbiltong.com, Vacadillos.com and Braaitime.com.

Private Label. Stryve also manufactures and sells its products under private labels for certain retailers, including Aldi, Inc.

International. Stryve currently distributes its products to a limited extent in Canada and Mexico through distribution partners. International sales represent an area for potential expansion

Product Innovation

Stryve seeks to capitalize on the capacity of its manufacturing facility by expanding its product line to include additional dried meat snack products and flavors and form varieties, and expanding into additional meat snack products. Stryve’s innovation strategy is based on its ongoing research into consumers’ healthy lifestyle, nutritional needs and preferences.

Intellectual Property

Stryve currently owns domestic and international trademarks and other proprietary rights that are important to its business. Depending upon the jurisdiction, trademarks are valid as long as they are used in the regular course of trade and/or their registrations are properly maintained. Stryve believes the protection of its trademarks, domain names, trade dress and trade secrets are important to its success. Stryve protects its intellectual property rights by relying on a combination of trademark, trade dress and trade secret laws. Stryve also owns all of the recipes and specifications to its products.

Competition

Stryve competes in both retail and e-commerce channels with companies which make beef jerky and meat snacking products, as well companies in the healthy snacking industry which sell meal replacement bars and other healthy snacks.

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The snack industry is large and intensely competitive. In the meat snack market, Stryve’s competitors include Jack Links, Slim Jim, Tillamook, Country Archer, Chef’s Cut, Krave, Old Trapper, Chomps, Epic and others. In addition, the healthy snacking industry is fragmented and highly competitive, and includes makers of protein bars, protein shakes and other specialty healthy snacks. Competitive factors include product quality, taste, brand awareness among consumers, nutritional content, simpler and less processed ingredients, innovation, variety of snacks offered, grocery aisle placement, access to retailer shelf space, price, advertising and promotion, product packaging and package design.

Stryve’s current and potential competitors may offer products similar to its products, and a wider range of products than it offers, and may offer such products at more competitive prices than Stryve. Many of Stryve’s competitors have resources substantially greater than it has and sells brands that are more widely recognized than Stryve’s brands.

Regulation and Compliance

Stryve, along with its brokers, distributors, ingredients and packaging suppliers, is subject to laws and regulations in the United States promulgated by federal, state and local government authorities. In the United States, the federal agencies governing the manufacture, distribution and advertising of products including, among others, the U.S. Federal Trade Commission (“FTC”), the U.S. Food and Drug Administration (“FDA”), the United States Department of Agriculture (“USDA”), the U.S. Environmental Protection Agency and the Occupational Safety and Health Administration and similar state and local agencies. Under various statutes, these agencies, among other things, prescribe the requirements and establish the standards for quality and safety and regulate marketing and advertising to consumers. Certain of these agencies, in certain circumstances, must not only approve products, but also review the manufacturing processes and facilities used to produce these products before they can be marketed in the United States.

Stryve is subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including various laws and regulations relating to environmental protection and worker health and safety matters.

Food-Related Regulations

As a manufacturer and distributor of food products, Stryve is subject to a number of food-related regulations, including the Federal Food, Drug, and Cosmetic Act and regulations promulgated thereunder by the FDA and the Federal Meat Inspection Act and regulations promulgated thereunder by the USDA. This comprehensive regulatory framework governs the manufacturing (including composition and ingredients), labeling, packaging and safety of food in the United States. The FDA:

●	regulates manufacturing practices for foods through its current good manufacturing practices regulations;
●	specifies the standards of identity for certain foods, including many of the products Stryve sells; and
●	prescribes the format and content of certain information required to appear on food product labels

Stryve is subject to the Food Safety Modernization Act of 2011, which, among other things, mandates that the FDA adopt preventative controls to be implemented by food facilities in order to minimize or prevent hazards to food safety. Stryve is also subject to numerous other federal, state and local regulations involving such matters as the licensing and registration of manufacturing facilities, enforcement by government health agencies of standards for its products, inspection of its facilities and regulation of its trade practices in connection with the sale of food products.

Stryve’s products are also subject to inspection prior to distribution, primarily by the USDA and the FDA. Stryve also participates in the USDA’s Hazard Analysis and Critical Control Points (“HACCP”) program and the FDA’s Hazard Analysis and Risk-Based Prevention Controls (“HARPC”) program as applicable and is subject to the Sanitation Standard Operating Procedures and the Public Health Security and Bioterrorism Preparedness and Response Act of 2002.

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Environmental Regulations

Stryve is subject to various state and federal environmental laws, regulations and directives, including the Food Quality Protection Act of 1996, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

Labeling Regulations

Stryve is subject to various labeling requirements with respect to its products at the federal, state and local levels. At the federal level, the USDA preapproves any labels that Stryve intends to use, additionally the FDA has authority to review product labeling, and the FTC may review labeling and advertising materials, including online and television advertisements, to determine if advertising materials are misleading. Stryve is also subject to various state and local consumer protection laws.

Employees

As of June 1, 2022, Stryve employed approximately 193 employees, with 50 employees in corporate positions and 143 employed in manufacturing and warehousing. None of Stryve’s employees are subject to a collective bargaining agreement and Stryve believes its overall relations with its workforce is good.

Health and Safety: Stryve maintains a safety culture grounded on the premise of eliminating workplace incidents, risks and hazards. Stryve has created and implemented processes to help eliminate safety events by reducing their frequency and severity, and regularly reviews and monitors its performance. In response to the global novel coronavirus pandemic (“COVID-19” or “pandemic”), Stryve has implemented and continues to implement rigorous safety measures, increased sanitation, contract tracing, and contingency plans in all its facilities to ensure continuity of production and supply while maintaining its employees’ safety.

Talent and Development: Stryve’s management is focused on attracting the best talent, recognizing and rewarding their performance, while continually developing, engaging and retaining them. Stryve focuses on creating a strong team atmosphere that shares the Company’s mission, vision and business goals while promoting a positive, engaging Company culture. Stryve’s culture is built on five core values: passion, quality, innovation, teamwork, having fun and giving back. The Stryve talent and development philosophy promotes the understanding that everyone has a role to play in driving business results and that everyone is a leader regardless of title or position.

Property

Stryve leases its manufacturing facility in Madill, Oklahoma that it opened in 2019. The 52,000 square foot facility sits on approximately 18 acres of land, allowing for possible, future expansion. Stryve’s corporate headquarters are located in Plano, Texas. Stryve leases the property for this corporate office, which occupies approximately 6,600 square feet. In addition, Stryve leases a distribution facility in Carrolton, Texas, which occupies approximately 8,400 square feet.

International

Currently, Stryve’s operations are solely in the United States. However, it sells a limited number of products internationally in Canada and Mexico that are shipped from its distribution facility in Texas.

Litigation

Stryve has received a letter from a person purporting to be counsel to certain investors in Stryve LLC and the Seller, which letter alleges claims against Stryve, Stryve LLC, and the Seller concerning the distribution of Stryve’s equity by the Seller in connection with the Business Combination Agreement by which Stryve acquired Stryve LLC. Stryve believes that such allegations are without merit and intends to defend against any claims that may be filed on account of such allegations. Stryve is not able at this time to quantify its exposure for any possible damages arising out of any such claims that may arise from these allegations.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Stryve’s financial condition and results of operations should be read in conjunction with Stryve’s consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect Stryve’s plans, estimates and beliefs. Stryve’s actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere particularly in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” elsewhere in this prospectus.

Unless the context otherwise requires, all references in this prospectus to “Stryve,” the “Company,” “we,” “us” and “our” herein refer to the parent entity formerly named Andina Acquisition Corp. III, after giving effect to the Business Combination, and as renamed Stryve Foods, Inc., and where appropriate, our consolidated subsidiaries, and references in this prospectus to “Andina” refer to Andina Acquisition Corp. III before giving effect to the Business Combination.

Overview

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari® Braaitime® and Vacadillos® brand names. Biltong is a process for preserving meat through air drying that originated centuries ago in South Africa. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, most contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its e-commerce websites, which officially launched in 2020, as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the healthy snacking category and increase demand for Stryve’s products. Stryve has shown strong sales growth since its inception in 2017. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. As a result, Stryve has reported net losses since its inception. Stryve intends to continue to invest in product innovation, improving its supply chain, enhancing and expanding its manufacturing capabilities, and expanding its marketing and sales initiatives to drive continued growth. Additionally, moving forward management anticipates additional expenses not previously experienced related to internal controls, regulatory compliance, and other expenses relating to its go-forward operations as a public company.

Comparability of Financial Information

The Company’s results of operations and statements of assets and liabilities may not be comparable between periods as a result of the Business Combination and becoming a public company.

Business Combination

On the Closing Date, Andina completed the Business Combination pursuant to that certain Business Combination Agreement.

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As contemplated by the Business Combination Agreement, on or before the Closing Date, the following occurred: (i) the Seller and Stryve Foods, LLC (“Stryve LLC”) conducted a reorganization via a merger pursuant to which the Seller became a holding company for Stryve LLC, the former owners of Stryve LLC became the owners of the Seller, and the former holders of convertible notes of Stryve LLC became holders of convertible notes of the Seller, and pursuant to which Stryve LLC retained all of its subsidiaries, business, assets and liabilities, and became a wholly-owned subsidiary of the Seller (the “Merger”), (ii) the Company was transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware, (iii) the Seller contributed to Holdings all of the issued and outstanding equity interests of Stryve LLC in exchange for 11,502,355 newly issued Seller Consideration Units and voting (but non-economic) Class V common stock of the Company (that was previously subject to a post-Closing working capital true-up), (iv) the Company contributed all of its cash and cash equivalents to Holdings, approximately $37.9 million, after the payment of approximately $7.8 million to the Company’s shareholders that elected to have their shares redeemed in connection with the Closing (the “Redemption”) and the payment of approximately $10.4 million of the Company’s expenses and other liabilities due at the Closing, in exchange for newly issued voting Class A common units of Holdings and (v) the Company issued $10.9 million of Class A Common Stock, satisfied by the offset of principal and accrued interest under $10.6 million of outstanding unsecured Bridge Notes issued by Stryve LLC to the Bridge Investors; and (vi) the Company changed its name to “Stryve Foods, Inc.” In addition, the Company’s ordinary shares converted into shares of Class A Common Stock, par value of $0.0001 per share, without any action of the holder. On March 25, 2022, the Company finalized the post-closing adjustments under the Business Combination Agreement, which resulted in the release of all 115,023 escrowed shares of Class V Common Stock, an equal number of Holdings Class B Common Units, and the net payment of approximately $238,000 by the Company to the Seller. As a result, no additional post-closing adjustments remain outstanding.

Following the consummation of the Business Combination, the combined company is organized in an “Up-C” structure in which the business of Stryve LLC and its subsidiaries is held by Holdings, which is a subsidiary of the Company. By virtue of the “Up-C” structure, the Company’s only direct assets consist of its equity interests in Holdings, an entity of which the Company maintains 100% voting control. As the sole voting member of Holdings, the Company has full, exclusive and complete discretion to manage and control the business of Stryve LLC and to take all action it deems necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Stryve LLC and, accordingly, the financial statements are prepared on a consolidated basis.

On July 20, 2021, in connection with the completion of the Business Combination and as contemplated by the Business Combination Agreement, the Company: (i) issued 4,250,000 shares of Class A Common Stock to private placement investors for aggregate consideration of $42.5 million; and (ii) the Company issued 1,357,372 shares of Class A Common Stock to the Bridge PIPE Investment satisfied by the offset of $10.9 million of principal and accrued interest under outstanding Bridge Notes issued by Stryve LLC, as part of the Business Combination.

The Business Combination is accounted for as a reverse capitalization in accordance with GAAP. Under this method of accounting, Stryve LLC is treated as the acquirer and Andina is treated as the acquired company for financial statement reporting purposes. Because Stryve LLC was deemed the accounting acquirer, the historical financial statements of Stryve LLC became the historical financial statements of the combined company, upon the consummation of the Business Combination.

COVID-19

As the COVID-19 pandemic continues and new variants emerge, we continue to prioritize the safety of our employees while navigating the evolving operating environment. Despite facing increased commodity costs, supply chain and transportation constraints, and labor challenges through the pandemic, we have capitalized on our competitive advantages in manufacturing to drive significant growth in consumer adoption of our products leading to an increased retail footprint and ultimately growth in net sales.

The COVID-19 pandemic has presented certain challenges and opportunities for us. The unpredictable nature of the COVID-19 pandemic, creates continued uncertainty around vaccination mandates, economic recovery, labor and other inflationary pressures. The COVID-19 pandemic also creates uncertainty around customer demand within retail distribution as some retail partners’ willingness to reset distribution (which involves refreshing and reorganizing their product mix) and bring on new products may be affected. As distribution resets are an important way for us to secure new retail distribution for our products, this dynamic delayed our entry into many retail locations over the course of the pandemic. We anticipate that, although there is still a risk that distribution resets of certain retailers may be affected by the pandemic, we believe that many of the retailers will conduct resets as scheduled.

Through the majority of the pandemic, we have been successful at avoiding disruptions to our supply chain and operations through these measures and have been able to maintain continuity of supply for its customers. However, in the second half of 2021, we experienced certain supply chain challenges that negatively affected our ability to supply the demands to all of our channels of trade and negatively impacted our gross margins. While our efforts to mitigate these challenges are beginning to show positive signs, these challenges nonetheless continued to have an impact on the first quarter of 2022.

We believe that many of the supply chain disruptions we experienced in our operations due to the pandemic are temporary but may persist in the near term. In the first quarter of 2022, we experienced a more expensive operating environment throughout the business, including higher prices for raw materials, beef, transportation, labor, and advertising than we typically experienced in 2021. We expect these inflationary pressures to continue throughout 2022. We continue to track new developments and ongoing impacts from the pandemic as we execute on our mitigating strategies to lessen the impact of these challenges and cost increases including but not limited to, price increases, improving our manufacturing yields through capacity enhancements, investing in further automation, and rationalizing and optimizing marketing spend to drive greater returns and retail velocities.

Significant Demand with Execution Challenges

From a tonnage perspective, the second quarter of 2022 was by far the largest in the Company’s history. While the achievement of $10.9 million in net sales in the quarter shows nearly 51% sequential growth over Q1’22, it fails to illustrate that our tonnage output was nearly three times that of the prior quarter. These outsized production and fulfillment volumes in Q2 2022 were primarily attributable to a limited time retailer specific savings event which placed our products in chain-wide distribution for a limited period of time tied to the event. This nationwide sales event began and ended within the second quarter of 2022, which not only presented a price mix challenge to our gross sales and gross margins, but also resulted in over $3.0 million in coupon redemptions and other deductions which were tied to the event. While our price-mix-affected gross revenue was approximately $14.9 million for the quarter, our net revenue was $10.9 million. This dynamic had a compounding effect on our gross margins for the quarter as well.

Further, we faced several challenges in our execution of this brief, yet outsized, demand spike which negatively affected our manufacturing yields and in turn, our gross margins. Additionally, these production and fulfillment challenges led to short-term supply gaps in our wider distribution network which resulted in lower than target in-stock percentages at retail. While the deleterious effects of these execution challenges have been significant, we believe they are temporary in nature. With the non-normal demand spike behind us, we have been able to quickly return to a more normalized production cadence allowing for improved yields and quickly recovering in-stock percentages at retail.

Change in Management and Solidifying Strategy

In the second quarter of 2022, Stryve announced a leadership change with Chris Boever stepping in as the new Chief Executive Officer of the Company. With this change in leadership, management has thoughtfully reviewed the business, strategy, near-term prospects, and it’s previously discussed path to profitability. From this, management has identified certain one-time write-downs for assets that are non-core to the go-forward plan as well as identified necessary accruals related to actions to be taken to reorganize the business and it’s objectives in line with the strategic direction that Mr. Boever has for the enterprise. These charges have largely been incurred in these second quarter results.

Optimizing Spend and Reducing Losses

While we made material progress in reducing our net loss in the first quarter of 2022, the overall impact of the limited-time retailer specific savings event and the reorganization-related charges negatively affected our net loss for the period. While the price increases we took yielded improvements in our average selling price in Q2’22 (excluding sales related to the savings event), the impact to profitability was more than offset by the aggregate price mix (including sales related to the savings event), the aforementioned execution challenges, and one-time charges. That said, we firmly believe that certain key factors influencing our Q2’22 net loss were temporary in nature and will not recur in the future. Accordingly, despite this quarter’s increased net loss, we are still making solid progress on our cost mitigation strategies. We have examined every area of spending throughout our business and believe we have identified ways to drive efficiencies, eliminate unnecessary expense, and focus on the highest and best use of each dollar. Moving forward, we believe our optimized spending plan will begin to materially benefit from portfolio-wide price increases that will be evident in our third-quarter financial reporting. While we intend to continue to invest to drive meaningful growth in net sales, we are doing so in a more disciplined manner that acknowledges the fundamental changes in direct-to-consumer advertising markets. By monitoring our unit economics closely, maintaining an optimized spending profile, and seeking to meaningfully grow net sales, we believe we will be able to drive further reductions in our net losses moving forward.

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Results of Operations – Six Months Ended June 30, 2022 Compared to Six Months Ended June 30, 2021

The following table sets forth selected items in our consolidated financial data in dollar amounts and as a percentage of net sales for the six months ended June 30, 2022 compared to the six months ended June 30, 2021.

	Six Months Ended		Six Months Ended
	June 30, 2022		June 30, 2021
	(unaudited)		(unaudited)
(In thousands)		% of sales		% of sales
Net sales	$18,367	100.0%	$14,186	100.0%
Cost of goods sold (exclusive of depreciation shown separately below)	21,668	118.0%	7,927	55.9%
Gross profit (loss)	$(3,301)	(18.0)%	$6,259	44.1%

Operating expenses
Selling and marketing expenses	$8,743	47.6%	$12,047	84.9%
Operations expense	2,580	14.0%	2,030	14.3%
Salaries and wages	6,096	33.2%	3,003	21.2%
Depreciation and amortization expense	948	5.2%	792	5.6%
Prepaid media reserve	1,489	8.1%	—	—
Gain on disposal of fixed assets	(24)	(0.1)%	(9)	(0.1)%
Total operating expenses	19,832	108.0%	17,863	125.9%
Operating loss	(23,133)	(125.9)%	(11,604)	(81.8)%

Other income (expense):
Interest expense	(369)	(2.0)%	(1,957)	(13.8)%
PPP loan forgiveness	—	—	1,670	11.8%
Change in fair value of Private Warrants	85	0.5%	—	—
Gain on debt extinguishment	—	—	545	3.8%
Other income	(215)	(1.2)%	24	0.2%
Other income (expense)	(499)	(2.7)%	282	2.0%
Net loss before income taxes	$(23,632)	(128.7)%	$(11,322)	(79.8)%

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Net sales. Net sales increased by $4.2 million from $14.1 million during the six months ended June 30, 2021 to $18.3 million during the six months ended June 30, 2022 representing growth of 29.5% for the comparable periods. The primary drivers of the increased sales of Stryve’s products to existing accounts, and net new sales related to additional distribution secured by Stryve in 2021 at a number of key retailers. Throughout the six months ended June 30, 2022 Stryve has secured new distribution with several marquee customers in the club, mass, grocery, and convenience channels. Further, Stryve garnered expanded distribution with a number of its existing retail relationships. Overall, the largest contributor of growth stems from the limited-time savings event which resulted in significant in-and-out sales volume in the second quarter of 2022. This growth has been partially offset by a pullback in our e-commerce sales stemming from our reduction in digital media spending. Further, supply chain and execution challenges in the first half of 2022 have hindered our ability to effectively service several retail and private label accounts leaving unmet demand in the period.

	Six Month Period Ended	Six Month Period Ended
	June 30, 2022	June 30, 2021
	(unaudited)	(unaudited)
(In thousands)
Gross Sales	$23,617	$15,562
Trade Promotions/Discounts & Credits	(5,250)	(1,377)
Net Sales	$18,367	$14,186

Cost of Goods Sold. Cost of goods sold increased by $13.7 million from $7.9 million in the six months ended June 30, 2021 ,to $21.7 million in the six months ended June 30, 2022, which was primarily driven by increased sales volume followed by increased direct labor and commodity input costs, primarily beef. On the whole, overall commodity beef prices have increased significantly year-over-year. However, throughout the six-month period ending June 2022, meat prices have consistently trended favorably relative to their peak in the second half of 2021. Notwithstanding this trend in beef pricing, the aforementioned execution related yield challenges largely muted the impact of this improvement.

Gross Profit (Loss). Gross profit (loss) fell $9.6 million from a $6.3 million profit in the first six months of 2021 to $3.3 million gross profit loss in the first six months of 2022. As a percent of net sales, gross profit (loss) for the first six months of 2022 was negative 18% which represents a significant decline from 44.1% in the first six months of 2021. A few primary factors contribute to this performance:

● The pull back in DTC e-commerce paired with greater volume from other channels, particularly to club retailers, than in the prior year has resulted in an unfavorable mix shift. While we acknowledge the growth prospects of the brick-and-mortar distribution, we recognize that any mix shift away from DTC e-commerce will likely negatively influence our gross margin profile.

● As 2021 progressed, we experienced increasing pressure on direct labor wage rates. These inflationary pressures necessitated several increases to our direct labor rates throughout 2021 and again during six months ended June 30, 2022. We are hopeful that our investments in automation and process improvements will help to offset some of these pressures moving forward.

● Aside from the effects of mix, there were over $5.2 million in coupons, promotions, deductions, and credits incurred in the first half of 2022. This gross-to-net dilution of 22.2% exceeds the prior year period’s dilution of 8.8%. This increase is primarily attributable to the limited-time event which led to over $3.0 million in coupons and deductions alone in the first half of 2022.

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Operating Expenses.

●	Selling expenses. Selling and marketing expenses fell by $3.3 million from $12.0 million in the six months ended June 30, 2021, to $8.7 million in the six months ended June 30, 2022. Stryve decreased its spend with respect to its marketing efforts including digital media, advertising, and paid search in the first six months of 2022 compared to the same period in 2021. We intend to temper this type of marketing spending for the foreseeable future in favor of increasing our focus on strategies to support retail velocities. Further, management anticipates experiencing operating leverage on these expenses as the Company continues to add points of retail distribution, which has the potential to facilitate more efficient marketing spend.

●	Operations expenses. Operations expenses increased by $0.6 million from the six months ended June 30, 2021, as compared to the six months ended June 30, 2022. The primary driver of this was increased shipped sales volumes in the first half of 2022 as compared to the first half of 2021.

●	Salaries and wages. Salaries and wages increased $3.1 million from the six months ended June 30, 2021, compared to the six months ended June 30, 2022, increasing from $3.0 million to $6.1 million. This increase is in part attributable to certain non-recurring retention bonus compensation related to a prior acquisition as well as to key contributors within the organization incurred in the first half of 2022. Further, the second quarter results include an accrual of approximately $1.0 million of non-recurring compensation expense that relate to the Company’s Business Combination. Additionally, the Company incurred $712 thousand of non-cash, stock based compensation expense in the first half of 2022 which wasn’t present in the first half of 2021 when Stryve was still a private company. Despite these increases year-over-year, through our restructuring efforts under new leadership, we anticipate that these expenses will be further optimized to align with the Company’s go forward strategy to maximize productivity.

●	Depreciation and amortization. Depreciation and amortization increased $0.2 million from the six months ended June 30, 2021, compared to the six months ended June 30, 2022 and is primarily attributable to the timing of capital expenditures and dispositions of assets.

●	Prepaid media reserve. As part of management’s go-forward plan, certain non-core assets have been written down or reserved against. This includes fully reserving against approximately $1.5 million of prepaid media assets which had been held on the balance sheet.

Operating Loss. Operating loss increased by $11.5 million from ($11.6) million through the first six months of 2021 to ($23.1) million through the first six months of 2022 and is primarily attributable to decreased gross profit on sales.and certain significant one-time restructuring charges occurring in the first half of 2022, as described above.

Interest Expense. Interest expense decreased by $1.5 million from $(1.9) million through the first six months of 2021 to $(.4) million through the first six months of 2022. While we relied, in part, on debt capital to support the business throughout 2021, we significantly deleveraged the business in the first quarter of 2022 as well as upon the consummation of the Business Combination in the third quarter of 2021 thus reducing the overall interest expense of the business year-over-year for the comparable periods.

Net Loss. Net loss increased $12.3 million from $(11.3) million in six months ended June 30, 2021 to $(23.6) million six months ended June 30, 2022 and is primarily attributable to a decrease in gross profit on sales and certain significant one-time restructuring charges occurring in the first half of 2022, as described above.

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Results of Operations –Year Ended December 31, 2021 Compared to Year Ended December 31, 2020

The following table sets forth selected items in our consolidated financial data in dollar amounts and as a percentage of net sales for the year ended December 31, 2021 compared to the year ended December 31, 2020.

	Year Ended		Year Ended
	December 31, 2021		December 31, 2020
	(audited)		(audited)
(In thousands)		% of sales		% of sales
Net sales	$30,082	100.0%	$17,002	100.0%
Cost of goods sold (exclusive of depreciation shown separately below)	19,814	65.9%	11,098	65.3%
Gross profit	$10,268	34.1%	$5,904	34.7%

Operating expenses
Selling and marketing expense	$26,125	86.8%	$10,764	63.3%
Operations expense	4,522	15.0%	2,309	13.6%
Salaries and wages	7,575	25.2%	5,799	34.1%
Non-cash compensation expense	1,701	5.7%	—	—
Depreciation and amortization expense	1,622	5.4%	1,290	7.6%
Gain on disposal of fixed assets	11	0.0%	14	0.1%
Total operating expenses	41,556	138.1%	20,176	118.7%
Operating loss	(31,288)	(104.0)%	(14,272)	(83.9)%

Other income (expense):
Interest expense	(3,028)	(10.1)%	(3,302)	(19.4)%
PPP loan forgiveness	1,670	5.6%	—	—
Change in fair value of Private Warrants	253	0.8%	—	—
Gain on debt extinguishment	545	1.8%	—	—
Other income	(112)	(0.4)%	27	0.2%
Other expense	(672)	(2.2)%	(3,275)	(19.3)%
Net loss before income taxes	$(31,960)	(106.2)%	$(17,547)	(103.2)%

Net sales.  Net sales increased by $13.1 million from $17.0 million during the year ended December 31, 2020 to $30.1 million during the year ended December 31, 2021 representing growth of 76.9% for the comparable periods. The primary drivers of the increase in net sales are the full-year benefit and continuation of our DTC e-commerce sales platform, increased sales of our products to existing wholesale and private label accounts, and net new sales related to additional distribution secured in 2021 at a number of key retailers.

We drove growth through our targeted DTC e-commerce initiatives, which generated $10.9 million in net sales for the year ended December 31, 2021 compared to $6.3 million for the year ended December 31, 2020. Despite the strong growth in DTC e-commerce revenues from 2020 to 2021 on a full-year basis, the performance of our ecommerce business in the latter part of 2021 the digital advertising behind our DTC business became significantly more expensive and less effective due to industry wide changes related to data privacy and app tracking that took hold in late 2021 affecting nearly all DTC advertisers. As a result, we elected to significantly scale back digital advertising midway through the fourth quarter of 2021. We anticipate that these trends in digital advertising will continue for the foreseeable future, and as such, plan to proceed with what we believe to be a more prudent approach to DTC spending in 2022.

Net sales to wholesale customers increased to $13.7 million in the year ended December 31, 2021 compared to $6.2 million in the year ended December 31, 2020. Further, we added a significant number of new doors of distribution in the year ended December 31, 2021 across most of our brands, which contributed meaningfully to our growth. Throughout the year ended December 31, 2021 we secured new distribution with several marquee customers in the club, mass, grocery, and convenience channels. Further, we garnered expanded distribution with a number of its existing retail relationships. We believe that outside of the new and expanded distribution, the growth in the wholesale channel is, in part, attributable to increased sell-through velocities of our products at retailers supported by increased foot traffic in retail stores following an easing of pandemic related restrictions and associated consumer behavior. In late 2021, we were faced with certain supply chain, labor, and transportation related challenges that negatively affected our net sales performance that we did not experience in 2020.

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The following table shows the net sales of the Company disaggregated by channel for the year ended December 31, 2021 and 2020:

	Year ended		Year ended
	December 31, 2021		December 31, 2020
	(audited)		(audited)
(In thousands)		% of sales		% of sales
e-Commerce	$10,874	36.1%	$6,284	37.0%
Wholesale	13,654	45.4%	6,151	36.1%
Private label	5,554	18.5%	4,567	26.9%
Net Sales	$30,082	100.0%	$17,002	100.0%

Cost of Goods Sold. Cost of goods sold increased by $8.7 million from $11.1 million in the year ended December 31, 2020 to $19.8 million in the year ended December 31, 2021, which was primarily driven by increased sales volume followed by significant increases in direct labor and commodity input costs, including beef, packaging, and other ingredients. Overall commodity beef prices have increased significantly year-over-year due to what we believe are the direct and indirect effects of the COVID-19 pandemic, specifically labor shortages and inefficiencies in the meat processing supply chain resulting in inflationary pressures, which may persist for the foreseeable future.

Gross Profit. Gross profit increased $4.4 million from $5.9 million in the year ended December 31, 2020 to $10.3 million in the year ended December 31, 2021. As a percent of net sales, gross profit for the year ended December 31, 2021 was 34.1% which is slightly lower than comparable period ended December 31, 2020 of 34.7%. A few primary factors contribute to this performance:

●	As described above, overall net sales increased by $13.1 million in the year ended December 31, 2021 compared to the same period in 2020 while gross profit increased by approximately $4.4 million over the same time period.

●

In the first quarter of 2021, we added certain capabilities to our manufacturing process allowing us to prepare raw meat inputs exactly to our required specifications for production. This enabled us to purchase substantially the same cuts and quality of meat without paying the incremental cost for meat suppliers to prepare the meat to our specification prior to delivery. Given that our beef costs have increased materially due to the aforementioned supply chain challenges, this revised manufacturing process has allowed the Company to partially offset the impact of those pressures.

●	In the third quarter of 2021, Stryve closed its Business Combination with Andina. In doing so, it secured capital to support its growth initiatives. Some of these initiatives have an impact on gross profit margin including but not limited to trade discounts and promotional spending to support increased velocity and distribution.

●

Stryve’s wholesale customer mix of business shifted from 2020 to 2021 with latter half of the most recent year experiencing a greater volume from club and mass channels than in the prior year which offset some of the margin enhancement achieved in the first half of 2021.

●

As 2021 progressed, we experienced increasing pressure on direct labor wage rates. These inflationary pressures necessitated several increases to our direct labor rates throughout 2021. We are hopeful that our investments in automation and process improvements will help to offset some of these pressures moving forward.

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●	Aside from the effects of mix and increases in trade promotions, the net prices in place for our products during the year ending December 31, 2021 were materially the same as those in place for the prior year period. In late 2021, we initiated several strategies to increase the average net price of our products sold but the impact on 2021 was minor as based by our estimate most of the strategies will begin to take effect throughout 2022.

Operating Expenses.

●	Selling, and marketing expenses. Selling and marketing expenses increased by $15.3 million from $10.8 million in the year ended December 31, 2020 to $26.1 million in the year ended December 31, 2021. Stryve increased its spend with respect to its marketing efforts including digital media, advertising, and paid search during 2021 compared to the prior year, 2020. While digital media will continue to be a key piece of our marketing strategy, we intend to temper this spending for the foreseeable future and increase our focus on strategies to support retail velocities. Further, management anticipates experiencing operating leverage on these expenses as the Company continues to add points of retail distribution, which has the potential to facilitate more efficient marketing spend. Other factors driving the overall increase in selling, and marketing expenses include volume driven increases in platform/broker fees.

●	Operations expenses. Operations expenses increased by $2.2 million from the year ended December 31, 2020 as compared to the year ended December 31, 2021. The ramp-up of our DTC web fulfillment operation and growth of wholesale volumes contributed primarily to an increase in freight-out expense in the year ended December 31, 2021 compared to the year ended December 31, 2020. Further, increases in rates across most modes of transportation have contributed to the increase. Additionally, expenses related to supplies, maintenance, and equipment increased from 2020 compared to 2021 primarily due to increased overall volumes.

●	Salaries and wages. Salaries and wages increased $1.8 million from the year ended December 31, 2020 compared to the year ended December 31, 2021, increasing from $5.8 million to $7.6 million. This increase is in part attributable to certain non-recurring retention bonus compensation related to a prior acquisition as well as to key contributors within the organization incurred in 2021. Stryve’s management anticipates some growth in administrative headcount to accommodate the increased reporting and compliance responsibilities of being a public company going forward.

●	Non-cash compensation expense. In conjunction with the Business Combination, notes receivable were forgiven resulting in a non-cash compensation expense of $1.7 million in the year ended December 31, 2021.

●	Depreciation and amortization. Depreciation and amortization increased $0.3 million from the year ended December 31, 2020 compared to the year ended December 31, 2021 and is primarily attributable to the timing of capital expenditures and dispositions of assets.

Operating Loss. Operating loss increased by $17.0 million from $14.3 million for the year ended December 31, 2020 to $31.3 million for the year ended December 31, 2021 and is primarily attributable to increased selling and marketing expenses as well as increased operations expense, all of which is partially offset by growth in net sales and gross profit.

Interest Expense. Interest expense decreased by $0.3 million from $3.3 million for the year ended December 31, 2020 to $3.0 million for the year ended December 31, 2021. While we relied, in part, on debt capital to support the business throughout 2020 and during the first half of 2021, we significantly deleveraged the business upon the consummation of the Business Combination in the third quarter of 2021 thus reducing the overall interest expense of the business year-over-year.

Net Loss. Net loss increased $14.5 million from $17.5 million for the year ended December 31, 2020 to $32.0 million for the year ended December 31, 2021 and is primarily attributable to the expenses related to increased selling and marketing expenses as well as increased operations expense, all of which is partially offset by growth in net sales and gross profit.

Non-GAAP Financial Measures

We use non-GAAP financial measures and believe they are useful to investors as they provide additional information to facilitate comparisons of historical operating results, identify trends in operating results, and provide additional insight on how the management team evaluates the business. Our management team uses EBITDA to make operating and strategic decisions, evaluate performance and comply with indebtedness related reporting requirements. Below are details on these non-GAAP measures and the non-GAAP adjustments that the management team makes in the definition of EBITDA. We believe these non-GAAP measures should be considered along with net income (loss), the most closely related GAAP financial measure. Reconciliations between EBITDA, and net income are below, and discussion regarding underlying GAAP results throughout this Management’s Discussion and Analysis of Financial Condition and Results of Operations. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA. Stryve defines EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization.

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The table below provides a reconciliation of EBITDA to its most directly comparable GAAP measure, which is net income (loss), for the years December 31, 2021 and 2020.

	Year ended	Year ended
	December 31, 2021	December 31, 2020
	(audited)	(audited)
(In thousands)
Net loss	$(31,990)	$(17,547)
Interest expense	3,028	3,302
Income tax expense (benefit)	30	—
Depreciation and amortization	1,622	1,290
EBITDA	$(27,310)	$(12,955)

EBITDA. We achieved EBITDA of $(27.3) million during the year ended December 31, 2021 compared to $(13.0) million for the year ended December 31, 2020. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Liquidity and Capital Resources

Overview. We have historically funded our operations with cash flow from operations, equity capital raises, and note payable agreements from shareholders and private investors, in addition to bank loans. Our principal uses of cash have been debt service, capital expenditures, and investment in working capital to fund operations. For the six months ended June 30, 2022, we incurred an operating loss of $23.1 million and used cash in operations of $20.4 million. As of June 30, 2022, we have working capital of $12.2 million which compares favorably to the $3.2 million working capital we maintained as of December 31, 2021, and have only approximately $0.2 million of indebtedness. On January 11, 2022, we closed a private placement offering in which we raised $35.0 million of gross proceeds to significantly strengthen our liquidity position. We have used a portion of the funds raised for working capital to support near term growth, capital expansion projects, including increasing manufacturing capacity and adding manufacturing capabilities, and general corporate purposes, including marketing and sales initiatives and repaying $6.8 million of debt.

On May 26, 2021, the Company entered into a Purchase and Sale Agreement with OK Biltong Facility, LLC (the “Buyer”), an entity controlled by Ted Casey, a member of the Company’s Board of Directors, pursuant to which the parties consummated a sale and leaseback transaction (the “Sale and Leaseback Transaction). Under the terms of the Sale and Leaseback Transaction, the Company agreed to sell its manufacturing facility and the surrounding property in Madill, Oklahoma (the “Real Property”). The Sale and Leaseback Transaction was consummated on June 4, 2021, for a total purchase price of $7.5 million. The consummation of the Sale and Leaseback Transaction provided the Company with net proceeds (after transaction related costs) of approximately $7.3 million. The net proceeds were used for general corporate purposes and to retire debt facilities in an aggregate amount of $6.5 million.

In connection with the consummation of the Business Combination, on July 20, 2021, the Company raised proceeds of $37.9 million (net of Andina’s transaction costs and expenses). Following the Closing, Stryve retired various debt facilities for an aggregate amount of approximately $11.1 million including principal and interest.

We are currently under a letter of intent to secure in excess of $20M in non-dilutive, committed borrowing capacity through a combination of facilities to augment our liquidity, as needed, through the execution of management’s plan. The Company believes that cash from operations, our working capital, and our borrowing ability (given the lack of debt against our assets) will be sufficient to fund the Company’s cash requirements for at least the next twelve months from the date these financial statements are made available.

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Cash Flows.

The following tables show summary cash flows information for the six months ended June 30, 2022 and 2021.

	Six Months Ending	Six Months Ending
	June 30, 2022	June 30, 2021
	(unaudited)	(unaudited)
(In thousands)
Net cash used in operating activities	$(20,379)	$(15,443)
Net cash used in investing activities	(1,992)	(175)
Net cash provided by financing activities	25,165	16,227
Net increase in cash and cash equivalents	$2,794	$609

Net Cash used in Operating Activities. Net cash used in operating activities increased $5.0 million from $15.4 million through the six months ended June 30, 2021 compared to $20.4 million through the six months ended June 30, 2022. This increase is primarily attributable to the increase in net losses paired with an investment in net working capital during the six months ended June 30, 2022 ,as compared to the prior year period.

Net Cash used in Investing Activities. Net cash used in investing activities increased from $0.2 million in the six months ended June 30, 2021, to $2.0 million in the six months ended June 30, 2022, representing a $1.8 million increase when comparing the same period year over year. We anticipate increased investment in manufacturing and fulfillment assets moving forward, in order to ensure we have adequate run rate capacities to meet the potential demand for our products.

Net Cash provided by Financing Activities. Net cash provided by financing activities generated $9.0 million more cash for the Company in the six months ended June 30, 2022 compared to the comparable period a year ago. In the first half of 2022, we generated cash from financing activities of $25.2 million which included approximately $32.3 million in net proceeds from the January Offering offset by approximately $6.8 million of cash used to retire debt in the period.

The following tables show summary cash flows information for the years ended December 31, 2021 and 2020.

	Year ended	Year ended
	December 31, 2021	December 31, 2020
(In thousands)
Net cash used in operating activities	$(38,241)	$(15,786)
Net cash used in investing activities	(1,368)	(2,502)
Net cash provided by financing activities	41,235	18,823
Net increase in cash and cash equivalents	$1,626	$535

Net Cash used in Operating Activities. Net cash used in operating activities increased $22.4 million from $15.8 million through the year ended December 31, 2020 compared to $38.2 million through the year ended December 31, 2021. The majority of this increase is attributable to the increase in net loss in the year ended December 31, 2021 as compared to the year ended December 31, 2020 with the balance of the increase stemming from considerable investment in net working capital.

Net Cash used in Investing Activities. Net cash used in investing activities decreased from $2.5 million in the year ended December 31, 2020 to $1.4 million in the year ended December 31, 2021, representing a $1.1 million decrease in cash consumed when comparing the same period year over year. This decrease is primarily attributable to the acquisition of the Kalahari brand assets that took place in 2020 which represents approximately $1.5 million of the change year-over-year. We anticipate increased investment in manufacturing and fulfillment assets moving forward, in order to ensure we have adequate capacities to meet the potential demand for our products.

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Net Cash provided by Financing Activities. Net cash provided by financing activities generated $22.4 million more cash in the year ended December 31, 2021 compared to the year ended December 31, 2020. In the year ended December 31, 2020, we generated cash from financing activities of $18.8 million from a combination of the issuance of convertible notes, short-term borrowings, equity capital raised from private investors, and repayment of debt. In the year ended December 31, 2021, we generated cash from financing activities of $41.2 million from a combination of the issuance of the Bridge Notes, additional short-term borrowings, repayment of debt, and the consummation of the transactions in connection with the Business Combination.

Debt and credit facilities.

The information below represents an overview of the Company’s debt and prior credit facilities. The Company’s outstanding indebtedness as of June 30, 2022 and December 31, 2021 is as follows:

	As of June 30,	As of December 31,
	2022	2021
Long term debt	$158	$1,567
Short term debt	—	2,000
Line of credit	—	3,500
Total notes payable	158	7,067
Less: current portion	(122)	(3,447)
Less: line of credit	—	(3,500)
Total notes payable, net of current portion	$36	$120

Future minimum principal payments on the notes payable as of June 30, 2022, are as follows:

2022 (for the remainder of)	$60,180
2023	72,118
2024	18,255
2025	7,299
2026	—
$157,852

On January 28, 2022, we paid off approximately $6.8 million of outstanding principal and interest owed to Origin.

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Certain Factors Affecting Our Performance

Stryve’s management believes that the Company’s future performance will depend on many factors, including the following:

Ability to Expand Distribution in both Online and Traditional Retail Channels. Stryve is currently growing its consumer base through both paid and organic means both online as well as by expanding its presence in a variety of physical retail distribution channels. Online consumer acquisitions typically occur through the Company’s portfolio of DTC e-commerce websites and Amazon.com. The Company’s online consumer acquisition program includes paid and unpaid social media, search, and display media. Stryve’s products are also sold through a growing number of traditional retail channels where the Company has an opportunity to acquire new consumers. Traditional retail channels include grocery chains, natural food outlets, club stores, convenience stores, and drug stores, all either direct or through distribution partners.

Ability to Acquire and Retain Consumers at a Reasonable Cost. Stryve’s management believes an ability to consistently acquire and retain consumers at a reasonable cost relative to projected life-time value will be a key factor affecting future performance. To accomplish this goal, Stryve intends to strategically allocate advertising spend between online and offline channels favoring digital media, as well as emphasizing more targeted and measurable “direct response” digital marketing spend with advertising focused on increasing consumer awareness and driving trial. Further, we acknowledge that changes to third-party algorithms that may be utilized directly, or indirectly, by Stryve in its advertising efforts may impact the effectiveness of Stryve’s advertising which may increase its overall cost to acquire and retain consumers.

Ability to Drive Repeat Usage of Our Products. Stryve accrues substantial economic value from repeat consumers who consistently purchase its products either online or in traditional retail. The pace of Stryve’s growth rate will be affected by the repeat usage dynamics of existing and newly acquired customers. The Company utilizes a number of methods to drive repeat behavior including intelligent e-mail and text campaigns, targeted digital media, and subscribe and save incentives.

Ability to Expand Gross Margins. Stryve’s overall profitability will be impacted by its ability to expand gross margins through effective sourcing of raw materials, managing production yields and drying times, controlling labor and shipping costs, as well as spreading other production-related costs over greater manufacturing volumes. Additionally, Stryve’s ability to expand gross margins will be influenced by its revenue channel and customer mix as well as by Stryve’s ability to pass price increases to its customers.

Ability to Expand Operating Margins. The Company’s ability to expand operating margins will be impacted by its ability to effectively manage its fixed and variable operating expenses as net sales increase.

Ability to Manage Supply Chain and Expand Production In-line with Demand. Stryve’s ability to grow and meet future demand will be affected by its ability to effectively plan for and source inventory from a variety of suppliers located inside and outside the United States. Additionally, efficiently scaling production capacity ahead of growth in net sales will be critical to the Company’s meet future demand without disruption.

Ability to Optimize Key Components of Working Capital. Stryve’s ability to reduce cash burn in the near-term and eventually generate positive cash flow will be partially impacted by the Company’s ability to effectively manage the key components of working capital which have a direct impact on the cash conversion cycle.

Seasonality. Because Stryve is so early in its lifecycle of growth, it is difficult to discern the exact magnitude of seasonality affecting its business. Any evidence of seasonality is not clearly discernable from the Company’s historical growth. However, understanding potential trends in seasonality will be key in Stryve’s management of its expenses, liquidity, and working capital.

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Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of June 30, 2022. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

In connection with the consummation of the Sale and Leaseback Transaction, Stryve entered into a lease agreement (the “Lease Agreement”) with Buyer pursuant to which Stryve leased back the Real Property from Buyer for an initial term of twelve (12) years unless earlier terminated or extended in accordance with the terms of the Lease Agreement. Under the Lease Agreement, Stryve’s financial obligations include base rent of approximately $60,000 per month, which rent will increase on an annual basis at two percent (2%) over the initial term. Stryve is also responsible for all monthly expenses related to the leased facility, including insurance premiums, taxes and other expenses, such as utilities.

Quantitative and Qualitative Disclosures of Market Risks

Stryve’s future income, cash flows and fair values relevant to financial instruments are dependent upon prevalent market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates.

Concentration of credit risk. The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash, accounts receivable, and accounts payable. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company maintains cash balances in bank accounts that may, at times, exceed Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

As of and for the six months ended June 30, 2022, customer and vendor concentrations in excess of 10% consolidated sales, purchases accounts receivable, and accounts payable are as follows:

	Sales	Purchases	Accounts Receivable	Accounts Payable
Customer A	46%	—	22%	—
Customer B	—	—	29%	—
Vendor A	—	12%	—	—
Vendor B	—	—	—	13%

For the year ended December 31, 2021 and 2020, customers and vendor concentrations in excess of 10% of consolidated sales and purchases are as follows:

	For the Year Ended
	December, 31
	2021	2020
Customers:
Customer A	12%	27%
Customer B	11%	13%
Customer C	10%	-
Vendor:
Vendor A	-	19%

As of December 31, 2021 the following customers represented more than 10% of accounts receivable balances. No vendors represented more than 10% of the accounts payable balance:

	Accounts	Accounts
	Receivable	Payable
Customers:
Customer A	19%	-
Customer B	15%	-
Vendors:		-
Vendor A	-	10%

Interest rate risk. Stryve is subject to interest rate risk in connection with borrowing based on a variable interest rate. Derivative financial instruments, such as interest rate swap agreements and interest rate cap agreements, are not currently but may be used for the purpose of managing fluctuating interest rate exposures that exist from Stryve’s variable rate debt obligations that are expected to remain outstanding. Interest rate changes do not affect the market value of such debt, but could impact the amount of Stryve’s interest payments, and accordingly, Stryve’s future earnings and cash flows, assuming other factors are held constant. Additionally, changes in prevailing market interest rates may affect Stryve’s ability to refinance existing debt or secure new debt financing. Notwithstanding the foregoing, management acknowledges that both foreign and domestic central bank actions as well as geopolitical uncertainty and conflict, such as Russia’s recent invasion of Ukraine, may have unpredictable effects on the Company’s exposure to interest rate risk either directly or indirectly.

Foreign currency risk. Stryve is exposed to changes in currency rates as a result of its revenue generated in currencies other than U.S. dollars. Revenue and profit generated by international operations will increase or decrease compared to prior periods as a result of changes in foreign currency exchange rates. However, the revenue impacted by foreign currency risk is minimal and overall risk of this is insignificant. Notwithstanding the foregoing, management acknowledges that both foreign and domestic central bank actions as well as geopolitical uncertainty and conflict, such as Russia’s recent invasion of Ukraine, may have unpredictable effects on the Company’s exposure to foreign currency risk either directly or indirectly.

Raw material risk. Stryve’s profitability depends, among other things, on its ability to anticipate and react to raw material costs, primarily beef. The price of beef and other raw materials are subject to many factors beyond Stryve’s control, including general economic conditions, inflation, processing labor shortages, cost of feed, demand, natural disasters, weather and other factors that may affect beef supply chain participants. Changes in the prices of beef and other raw materials have already negatively affected Stryve’s results of operations, and any continued or further changes could have a material impact on Stryve’s business, financial condition and results of operations. Notwithstanding the foregoing, management acknowledges that both foreign and domestic central bank actions as well as geopolitical uncertainty and conflict, such as Russia’s recent invasion of Ukraine, may have unpredictable effects on the Company’s exposure to raw material commodity risks.

Inflation risk. Inflation may impact Stryve’s revenue and cost of services and products, Stryve believes the effects of inflation on its business, financial condition and results of operations have been material to date which management hopes to alleviate through mitigating strategies. However, there can be no assurance that any mitigation strategies management employs will be effective or that its business, financial condition and results of operations will not be materially impacted by continued inflation in the future. Notwithstanding the foregoing, management acknowledges that both foreign and domestic central bank actions as well as geopolitical uncertainty and conflict, such as Russia’s recent invasion of Ukraine, may have unpredictable effects on the Company’s exposure to inflation risk either directly or indirectly.

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Critical Accounting Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements which have been prepared in accordance with GAAP. In preparing our financial statements, we make estimates, assumptions, and judgments that can have a significant impact on our reported revenue, results of operations, and comprehensive net income or loss, as well as on the value of certain assets and liabilities on our balance sheet during, and as of, the reporting periods. These estimates, assumptions, and judgments are necessary and are made based on our historical experience, market trends and on other assumptions and factors that we believe to be reasonable under the circumstances because future events and their effects on our results of operations and value of our assets cannot be determined with certainty. These estimates may change as new events occur or additional information is obtained. We may periodically be faced with uncertainties, the outcomes of which are not within our control and may not be known for a prolonged period of time. Because the use of estimates is inherent in the financial reporting process, actual results could differ from those estimates or assumptions.

The critical accounting estimates, assumptions, and judgments that we believe have the most significant impact on our consolidated financial statements are described below. Our significant accounting policies are more fully described in Note 3 to our audited consolidated financial statements included elsewhere in this prospectus.

Accounts Receivable and Allowance for Doubtful Accounts, Returns, and Deductions. Accounts receivable are customer obligations due under normal trade terms. The Company records accounts receivable at their net realizable value, which requires management to estimate the collectability of the Company’s receivables. Judgment is required in assessing the realization of these receivables, including the credit worthiness of each counterparty and the related aging of past due balances. Management provides for an allowance for doubtful accounts equal to the estimated uncollectable amounts, in addition to a general provision based on historical experience. Management provides for the customer accommodations based upon a general provision of a percentage of sales in addition to known deductions. The percentage provided was increased from 8% to 11% during 2021 based upon the level of deductions processed. As of December 31, 2021 and December 31, 2020, the allowance for doubtful accounts and returns and deductions totaled $1,236,497 and $1,603,069, respectively. Total bad debt expense for the years ended December 31, 2021 and December 31, 2020 was $1,078,302 and $744,863 respectively.

	As of December 31,
(In thousands)	2021	2020
Beginning balance	$1,603	$688
Provisions	1,154	915
Write-offs/ reversals	(1,521)	—
Ending balance	$1,236	$1,603

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Reporting Unit Analysis

The Company presents a single segment for purposes of financial reporting and prepared its consolidated financial statements upon that basis. The Company considered ASC 350-20-35-35 related to reporting unit determination and the aggregation of components into one reporting unit.

The economic characteristics considered were whether:

1) The nature of the products and services are similar

2) The type of class of customer for products and services are similar

3) The methods used to distribute the products or provide the services are similar

4) The manner in which an entity operates and the nature of those operations is similar

Currently, the Company has one reporting unit due to the similarity of its components when evaluated against the aforementioned economic characteristics.

Fair Value Analysis

The following table provides a summary of certain assumptions that drive the fair value of the Company (reporting unit):

Entity’s (Reporting unit’s) carrying value
Calculated as total assets less total liabilities plus total debt all as of 12/31/2021	$23,508,697
Date of most recent quantitative valuation	12/31/2021
Entity’s (Reporting unit’s) fair value per most recent valuation
Calculated as Enterprise Value of Stryve based on closing price of Class A common stock as of 12/31/2021 less total debt as of 12/31/2021	$79,182,872

Since inception, the Company has increased revenues, improved gross profit and reduced net losses each year. In addition to reviewing the financial performance of the Company, Stryve management also reviewed various events or circumstances that may affect fair value in the following categories: macroeconomic conditions, industry and market conditions, cost factors, and other relevant entity-specific events. In doing so, Stryve management determined if each event or circumstance would have an adverse, neutral, or positive impact on the business and assessed the relative impact of each.

Based on this analysis, Stryve management has determined that it is more than likely that the fair value of the reporting unit exceeds the carrying amount as of December 31, 2021. As a result, no impairments were made to Goodwill.

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MANAGEMENT

Executive Officers and Directors of the Company

Set forth below are the names, ages and positions of each of the individuals who serve as our directors and executive officers as of June 25, 2022:

Name	Age	Position
Executive Officers
Christopher J. Boever	54	Chief Executive Officer and Director
R. Alex Hawkins	36	Chief Financial Officer
Directors
Ted Casey	52	Chairman of the Board
Joe Oblas	49	Director
Kevin Vivian	63	Director
B. Luke Weil	42	Director
Mauricio Orellana	57	Director
Robert “Bo” D. Ramsey III	41	Director
Gregory S. Christenson	54	Director

Executive Officers

Christopher J. Boever. Mr. Boever has served as our Chief Executive Officer since May 23, 2022. Prior to his appointment as the Company’s Chief Executive Officer, Mr. Boever served as the Executive Vice President and Chief Commercial Officer of The Hain Celestial Group, Inc. from February 2020 until May 6, 2022, and previously served as its Executive Vice President and Chief Customer Officer from January 2019 to February 2020. At The Hain Celestial Group, Mr. Boever oversaw the company’s commercial operations and sales and customer agenda in North America and was also responsible for helping ensure the company transformed its innovation capabilities. Mr. Boever has more than 20 years of consumer packaged foods industry experience. From 2011 to January 2018, Mr. Boever was Executive Vice President, Chief Customer Officer and President of Foodservice of Pinnacle Foods Inc., where he was responsible for overseeing its multi-billion dollar businesses to reshape and reinvigorate growth. Prior to Pinnacle, Mr. Boever served in roles of increasing responsibility in strategic planning, operations management and sales at ConAgra Brands, Inc. from 2007 to 2011 and at Hormel Foods Corporation from 1991 to 2007. Mr. Boever received a bachelor’s degree in Marketing from the University of Wisconsin – Whitewater along with continuing education programs at University of Southern California, Stanford University and the University of Minnesota. He currently sits on the Board of Directors for Snack it Forward and the Food Marketing Institute.

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R. Alex Hawkins. Since the consummation of the Business Combination Alex Hawkins has served as Chief Financial Officer of the Company. Before the Business Combination, Mr. Hawkins served as Stryve’s Chief Operating Officer since October 2019 and for a limited time following the Business Combination and its Interim Chief Financial Officer from October 2020 until February 2021. Prior to such time, Mr. Hawkins served as a Principal at Rosewood Private Investments, the private equity division of Rosewood Corporation, from 2012 through 2019. Mr. Hawkins worked in J.P. Morgan’s Private Bank from 2010 through 2012 and before then worked for APQC from 2008 to 2010. Mr. Hawkins holds a BBA in Finance with a minor in Economics and specialization in International Business from Texas A&M University and is a CFA Charterholder.

Directors

Ted Casey. Since the consummation of the Business Combination Ted Casey has served as the Chairman of the Company’s Board. Mr. Casey was a co-founder of Stryve and has served as its Chairman of its Board since its inception. Mr. Casey founded and served as the CEO of Dymatize from 1993 to 2014 until its sale to Post Holdings in 2014. Mr. Casey has served as the CEO and Founder of DryBev Inc., a manufacturer of branded and private label nutritional supplements, since July 2011. He also serves as a member of the Board of Directors of Emerge Clinical Solutions LLC, a cloud based SaaS software for medical provider networks since May 2017, and Dynamic Pharmaceuticals Inc., a private label pharmaceutical manufacturing company since October 2005. Mr. Casey holds a BA from Tulane University. We believe Mr. Casey is qualified to serve on the Company’s Board due to in-depth experience as a founder of Stryve and his prior experience founding and working with other vertically-integrated nutrition companies.

Joe Oblas. Since the consummation of the Business Combination Joe Oblas served as a Director and the Chief Executive Officer (becoming sole CEO in November 2021) until May 23, 2022 when he transitioned to Chief Growth Officer. Mr. Oblas is Stryve’s co-founder and had served as its co-Chief Executive Officer (becoming sole CEO in November 2021) and Director since November 2017. Prior to founding Stryve, Mr. Oblas was the co-founder, Chief Operating Officer and director of ProSupps USA, a successful sports nutrition brand, from November 2007 until December 2016. Prior to that time, he also co-founded Juice Stop, a smoothie company. We believe Mr. Oblas is qualified to serve on the Company’s Board because he co-founded Stryve and his expertise and years of success developing successful nutritional brands.

Kevin Vivian. Since the consummation of the Business Combination Kevin Vivian has served as a member of the Company’s Board. Mr. Vivian has served as a director of Stryve since April 2018. Prior to such time, Mr. Vivian worked for 32 years for Pepsi Co., retiring in May 2018 after serving as its Senior Vice President of National Sales since January 2012 and the Division Vice President for Frito Lay from January 2002 through January 2012. Mr. Vivian has a BBA from Western Michigan. We believe Mr. Vivian is qualified to serve on the Company’s Board due to his years of experience as an executive in the consumer snacking industry.

Robert “Bo” D. Ramsey III. Since the consummation of the Business Combination Mr. Ramsey has served as a member of the Company’s Board. Mr. Ramsey has served as a director of Stryve since April 2019. Mr. Ramsey has served as the Chief Investment Officer for Oxford Financial Group, Ltd. since February 2021 and as a director since January 1, 2022. Prior to joining Oxford, he served as Co-Chief Investment Officer at Pendyne Capital, LLC from February 2020 through February 2021, where he managed alternative investment portfolios, after having worked there since October 2017. Prior to his time at Pendyne Capital, Bo was Deputy Chief Investment Officer at Indiana Public Retirement System from July 2016 through October 2017 after having worked there since April 2012. Mr. Ramsey received his Bachelor of Science and his MBA from Indiana University Kelley School of Business. He received his J.D. from Indiana University McKinney School of Law, where he graduated cum laude. He is a Chartered Financial Analyst and a Chartered Alternative Investment Analyst. Mr. Ramsey is a Board Member and Investment Committee Member of the Indianapolis Symphony Orchestra Foundation, an Advisory Board Member of Pacenote Capital, LLC and a Board Member of Top Echelon Software. We believe Mr. Ramsey is qualified to serve on the Company’s Board due to his extensive experience as an investment manager.

Mauricio Orellana has served as a member of the Board since November 2018 and previously served as Andina’s Chief Operating Officer from September 2016 until the consummation of the Business Combination. Since 2013, Mr. Orellana has served as a financial consultant to companies in Latin America in the media, infrastructure and services sectors. From August 2015 to March 2018, Mr. Orellana served as Chief Financial Officer and a member of the board of directors of Andina Acquisition Corp. II (“Andina II”). From 2005 to 2013, Mr. Orellana was a Managing Director at Stephens Inc., a private investment banking firm. From 2000 to 2005, Mr. Orellana was a Vice President and Managing Director at Cori Capital Partners, L.P., a financial services firm. Prior to this, he served as Investment Officer for Emerging Markets Partnership and Inter-American Investment Corporation, each private investment firms. Mr. Orellana received a degree in electrical engineering from the Universidad Central de Venezuela and an M.B.A. from the Instituto de Education Superior de Administracion. We believe that Mr. Orellana is well-qualified to serve as a member of the Board due to his contacts and prior experience with Andina II.

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B. Luke Weil has served as Andina’s Executive Chairman from July 2020 until the consummation of the Business Combination and has continued to serve as a member of the Board after the consummation of the Business Combination. In October 2014, he founded the Long Island Marine Purification Initiative, a non-profit foundation established to improve the water quality on Long Island, New York, and has served as its Chairman since such time. In November 2012, he also co-founded Rios Nete, a medical clinic in the upper Amazon region of Peru. Mr. Weil served as Chief Executive Officer of Andina II from its inception in July 2015 until August 2015, served as a member of its Board of Directors from its inception until its business combination with Lazy Days’ R.V. Center, Inc. (including as Non-Executive Chairman of the Board from February 2016 until the business combination) and has served as a director of the newly formed public company, Lazydays Holdings, Inc., since the business combination. From 2008 to 2013, Mr. Weil was Vice President, International Business Development — Latin America for Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide. From January 2013 until its merger in December 2013, Mr. Weil served as Chief Executive Officer of Andina Acquisition Corp. I (“Andina I”) and previously served as a member of its board from September 2011 until March 2012. From January 2004 to January 2006, Mr. Weil served as an associate of Business Strategies & Insight, a public affairs and business consulting firm. From June 2002 to December 2004, Mr. Weil served as an analyst at Bear Stearns. Mr. Weil received a B.A. from Brown University and an M.B.A. from Columbia Business School. We believe that Mr. Weil is well-qualified to serve as a member of the Board due to his contacts and prior experience with Andina I and Andina II.

Gregory S. Christenson has served as a member of the Board since October 2021. Mr. Christenson is the Chief Financial Officer of Champion Petfoods and has served there since July 2019, where he leads finance, accounting, tax, legal, treasury, and strategy as well as corporate development. He joined Champion Petfoods from Amplify Snack Brands, Inc. (which was purchased by Hershey in 2018). At Amplify, Mr. Christenson served as the Chief Financial Officer and Executive Vice President, with responsibility for all public company financial and accounting aspects. Prior to his time at Amplify, he served as Chief Financial Officer of The WhiteWave Foods company (which was purchased by Danone in 2017), as well as the Chief Financial Officer, America Foods and Beverages and Senior Vice President of WhiteWave. While at WhiteWave, he was integral in driving sustained growth in the business, including the acquisition and integration of six companies, selling the company to Danone, generating continued profit improvements, and leading the development and strengthening of its finance, accounting and IT functions. Prior to joining WhiteWave, Mr. Christenson was Chief Financial Officer and Vice President of Oberto Brands from 2011 to June 2013 and was responsible for the finance, accounting, IT, procurement and risk management functions. Before that he spent 14 years at Kraft Foods, Inc. in several financial leadership roles of expanding responsibility across several business units and functions, as well as a number of corporate roles. He spent the first seven years of his career in public accounting, mostly at KPMG. Mr. Christenson holds a Master of Business Administration in Finance from Northeastern University and Bachelor of Science in Accounting from Providence College. We believe Mr. Christenson is qualified to serve on the Company’s Board due to his years of experience as a CFO.

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Composition of the Board of Directors

The Company’s business affairs is managed under the direction of the Board. Subject to the terms of the Charter and Bylaws, the number of directors will be fixed by the Company’s Board. The Company’s Board currently consists of eight members, divided into three classes of staggered three-year terms. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

●	the Class I directors, whose terms will expire in 2025, are Kevin Vivian and Robert Ramsey;

●	the Class II directors, whose terms will expire in 2023, are B. Luke Weil, Mauricio Orellana and Gregory S. Christenson; and

●	the Class III directors, whose terms will expire in 2024, are Christopher J. Boever, Joe Oblas and Ted Casey.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Company’s Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Company’s Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Director Independence

The Board currently consists of nine members, five of whom qualify as independent within the meaning of the independent director guidelines of Nasdaq. Christopher J. Boever, Joe Oblas and Ted Casey are not considered independent.

The Company’s Class A Common Stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board has undertaken a review of the independence of each director and considered whether each director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, Kevin Vivian, Robert Ramsey, Gregory S. Christenson, B. Luke Weil and Mauricio Orellana are considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act.

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Committees of the Company Board

The Company Board has an audit committee, compensation committee and nominating and corporate governance committee. All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. The responsibilities of each of the committees of the Company’s Board is described below. Members serve on these committees until their resignation or until as otherwise determined by the Board.

Audit Committee

The Company’s audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

●	discussing with the Company’s independent registered public accounting firm their independence from management;

●	reviewing, with the Company’s independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the quarterly and annual financial statements that Andina file with the SEC;

●	overseeing the Company’s financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing the Company’s policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Company’s audit committee consists of Mauricio Orellana, Gregory S. Christenson, Robert Ramsey and Kevin Vivian, with Mauricio Orellana serving as chair. The parties have affirmatively determined that each member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All members of the Company’s audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, the parties also believe that Mr. Ramsey qualifies as the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K. The Board has adopted a written charter for the audit committee, which is available on the Company’s corporate website at www.stryve.com. The information on any of the Company’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee

The Company’s compensation committee is responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of the Company’s Chief Executive Officer, and the Chief Executive Officer may not be present during voting or deliberations on his or her compensation;

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●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to the Board regarding the compensation of the Company’s other executive officers;

●	reviewing and approving or making recommendations to the Board regarding the Company’s incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for the Company’s executive officers;

●	making recommendations to the Board regarding the compensation of the Company’s directors; and

●	retaining and overseeing any compensation consultants.

The Company’s compensation committee consists of Robert Ramsey, Gregory S. Christenson, Kevin Vivian and Luke Weil, with Kevin Vivian serving as chair. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The Board has adopted a written charter for the compensation committee, which is available on the Company’s corporate website at www.stryve.com. The information on any of the Company’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee is responsible for, among other things:

●	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

●	overseeing succession planning for the Company’s Chief Executive Officer and other executive officers;

●	periodically reviewing the Company Board’s leadership structure and recommending any proposed changes to the Board;

●	overseeing an annual evaluation of the effectiveness of the Board and its committees; and

●	developing and recommending to the Board a set of corporate governance guidelines.

The Company’s nominating and corporate governance committee consists of Robert Ramsey and Luke Weil, with Robert Ramsey serving as chair. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules. The Board has adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s corporate website at www.stryve.com upon. The information on any of the Company’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Code of Ethics

The Company has a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on the Company’s corporate website at www.stryve.com. The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K. The information on any of the Company’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

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Board Leadership Structure and Role in Risk Oversight

The Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. The Company’s audit committee is also responsible for discussing the Company’s policies with respect to risk assessment and risk management. The Board believes its administration of its risk oversight function has not negatively affected the Company Board’s leadership structure.

Because we have a Chairman of the Board that is not independent, our independent directors have designated Robert Ramsey to serve as the Lead Independent Director to further strengthen our governance structure. The Lead Independent Director is responsible for coordinating the activities of the independent directors, calling for meetings or sessions of the independent directors, presiding at executive sessions and coordinating the agenda for such sessions with at least two such meetings being held annually, facilitating communications and functioning as principal liaison on Board-wide issues between independent directors and the Chairman of the Board, and when necessary, recommending the retention of outside advisors and consultants who report directly to Board.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or compensation committee.

Non-Employee Director Compensation Policy

The Compensation Committee of the Board of Directors approved the 2021 compensation program for its non-employee directors, consisting of an annual cash retainer of $15,000 payable quarterly and 4,000 restricted shares of Class A Common Stock, subject to vesting requirements. In addition, members of a committee of the Board receive an additional cash retainer of $15,000 payable quarterly and 1,500 restricted shares of Class A common, subject to vesting requirements. The Chairman of the Board receives an additional cash retainer of $15,000 and 12,500 restricted shares of Class A Common Stock, subject to vesting requirements. All amounts payable will be pro-rated for partial periods served.

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EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for Stryve’s executive officers during 2021 who are named in the “Summary Compensation Table” below. In fiscal year 2021, Stryve’s “named executive officers” and their positions were as follows:

●	Joe Oblas, Chief Growth Officer (former Chief Executive Officer);
●	Jaxie Alt, Former Co-Chief Executive Officer and Chief Marketing Officer; and
●	Alex Hawkins, Chief Financial and Operating Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Joe Oblas	2021	195,228	-	1,146,000	21,261	(2)	1,362,489
Chief Growth Officer	2020	145,000	-	-	16,173	(2)	161,173

Jaxie Alt	2021	211,910	-	1,146,000	35		1,357,945
Former Chief Executive Officer and Chief Marketing Officer	2020	225,000	-	-	428		225,428

Alex Hawkins	2021	205,917	152,000	756,000	6,634		1,120,551
Chief Financial and Operating Officer	2020	190,000	95,000	-	5,138		290,138

(1) Amount represents the grant date fair value calculated pursuant to ASC Topic 718.

(2) Amount includes health, dental, vision and life insurance premiums and gym membership reimbursements.

Narrative Disclosure to Summary Compensation Table

Base Salaries

The named executive officers receive their respective base salaries to compensate them for services rendered to Stryve. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The 2020 base salaries for Joe Oblas and Alex Hawkins were $145,000 and $190,000, respectively. The base salary for Joe Oblas was increased from $120,000 in 2019 to $145,000 in 2020 to better reflect his role and tenure within the organization. The base salary for Alex Hawkins did not change between 2019 and 2020.

Stryve entered into a new employment agreement with each of Mr. Oblas and Mr. Hawkins during March 2021 that became effective immediately following the closing of the Business Combination which sets forth the terms and conditions of their respective service. Under the terms of Mr. Oblas’s new employment agreement, he is entitled to receive an annual base salary of at least $250,000. Under the terms of Mr. Hawkins’s new employment agreement, he is entitled to receive an annual base salary of at least $225,000.

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Cash Bonus

Under the terms of Mr. Oblas’s new employment agreement, he is entitled to receive an annual base salary of at least $250,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company’s Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock.

Under the terms of Mr. Hawkins’s new employment agreement, he is entitled to receive an annual base salary of at least $225,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company’s Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock.

Equity Compensation

Under the terms of their new employment agreements, Mr. Oblas and Mr. Hawkins were awarded a grant of restricted shares of Class A shares of common stock in the Company from the Incentive Plan (described below) in the amount of 200,000 and 100,000, respectively. In addition, in December 2021, Mr. Hawkins was awarded a grant of 50,000 restricted shares of Class A Common Stock from the Incentive Plan. All such awards are subject to time-based vesting subject to the executive’s continued employment on the applicable vesting date, with the awards vesting quarterly over a four-year period. Each executive is also eligible, subject to approval by the Company Board, to receive annual grants of 25,000 restricted shares of Class A Common Stock, subject to vesting over a three year period.

Notwithstanding any of the foregoing, all the restricted shares shall automatically accelerate upon a change in control of the Company or a sale of all or substantially all of its assets, subject to the executive’s continued employment on the date of the change in control.

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Other Elements of Compensation

401(k) Plan

Stryve currently maintains a 401(k) retirement savings plan for its employees, including named executive officers, who satisfy certain eligibility requirements. Named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan which has a discretionary match feature (which Stryve has not yet provided). Stryve believes that providing a vehicle for tax-deferred retirement savings through Andina’s 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes Stryve’s employees, including named executive officers, in accordance with its compensation policies.

Employee Benefits and Perquisites

Health/Welfare Plans. All of Stryve’s full-time employees, including named executive officers, are eligible to participate in Stryve’s health and welfare plans, including:

●	medical, dental and vision benefits;

●	medical and dependent care flexible spending accounts;

●	short-term and long-term disability insurance; and

●	life insurance.

Stryve believes the perquisites described above are necessary and appropriate to provide a competitive compensation package to its named executive officers.

No Tax Gross-Ups

Stryve has no obligations to make gross-up payments to cover named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by it.

Stryve provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness insurance; short-and long-term disability insurance; a health savings account; a wellness incentive; and a tax-qualified Section 401(k) plan with a discretionary match feature (but for which no match has yet been provided). Stryve does not maintain any executive-specific benefit or perquisite programs.

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Outstanding Equity Awards at 2021 Year End

The following table sets forth information about outstanding equity awards held on December 31, 2021 by Stryve’s named executive officers:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joe Oblas	-	-	-	-	175,000	(2)	$691,250	-	-

Alex Hawkins	-	-	-	-	137,500	(3)	$543,125	-	-

(1)	Based on a $3.95 closing price of the Class A Common Stock on the Nasdaq Capital Market on December 31, 2021.
(2)	Award of 200,00 shares of restricted Class A Common Stock in October 2021 with 12,500 shares vesting immediately for past service and the remainder of the shares vesting in equal increments of 12,500 shares on each December 31, March 31, June 30 and September 30 thereafter over the next four years, subject to continued service.
(3)	Award of (i) 100,000 shares of restricted Class A Common Stock in October 2021 with 6,250 shares vesting immediately for past service and the remainder of the shares vest in equal increments of 6,250 shares on each December 31, March 31, June 30 and September 30 thereafter over the next four years, subject to continued service and (ii) 50,000 shares of restricted Class A Common Stock in December 2021 with the shares vesting in equal increments of 6,250 shares on each December 31, March 31, June 30 and September 30 over the next four years, subject to continued service.

Agreements with Stryve’s Named Executive Officers and Potential Payments Upon Termination or Change of Control

The material terms of the employment agreements with our named executive officers are as follows:

Mr. Boever

The Company entered into an employment agreement with Mr. Boever effective as of May 23, 2022 providing the following: (i) an annual base salary of $425,000; (ii) a one-time performance based restricted stock grant of 950,000 shares of Class A common stock subject to vesting upon reaching certain stock price hurdles ranging from $2.50 to $20.00; (iii) a one-time restricted stock grant of 500,000 shares of Class A common stock subject to time vesting annually over four years; (iv) a target bonus equal to 100% of his base salary; (v) participation in the Company’s employee benefit plans; and (vi) four (4) weeks of vacation. In addition, Mr. Boever agreed to relocate to Dallas, Texas no later than July 5, 2022 and was provided with a relocation bonus of $23,000. Mr. Boever will not receive any additional compensation for his service as a director.

Under the terms of the employment agreement, he is subject to certain restrictive covenants, including an indefinite confidentiality covenant, a one-year non-compete covenant, and a one-year non-solicit of customers, supplier, employees, contractors, officers and directors covenant.

Mr. Oblas

Stryve entered into a new employment agreement with Mr. Oblas during March 2021 that became effective immediately following the closing of the Business Combination which sets forth the terms and conditions of his service. The employment agreement has an initial two year term and automatically renews thereafter for successive one year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

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Under the terms of Mr. Oblas’s new employment agreement, he is entitled to receive an annual base salary of at least $250,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock. Mr. Oblas is eligible for employee benefits and reimbursement of business expenses.

Under the terms of Mr. Oblas’s new employment agreement, he is subject to certain restrictive covenants, including an indefinite confidentiality covenant, a one-year non-compete covenant, and a one-year non-solicit of customers, supplier, employees, contractors, officers and directors covenant.

Mr. Hawkins

Stryve entered into a new employment agreement with Mr. Hawkins during March 2021 that became effective immediately following the closing of the Business Combination which sets forth the terms and conditions of his service. The employment agreement has an initial two year term and automatically renews thereafter for successive one year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. Hawkins’s new employment agreement, he is entitled to receive an annual base salary of at least $225,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock. Mr. Hawkins is eligible for employee benefits and reimbursement of business expenses.

Under the terms of Mr. Hawkins’s new employment agreement, he is subject to certain restrictive covenants, including an indefinite confidentiality covenant, a one-year non-compete covenant, and a one-year non-solicit of customers, supplier, employees, contractors, officers and directors covenant.

Severance Compensation

Mr. Oblas and Mr. Hawkins. Pursuant to the terms of the new employment agreements for Mr. Oblas and Mr. Hawkins, in the event of a termination of the executive’s employment by the Company without “Cause” (as defined in the agreements), by the executive for “Good Reason,” (as defined in the agreements), by a non-renewal by the Company, or by the executive’s death or disability, the executive is entitled to receive the following payments and benefits (conditioned upon the executive’s execution of a release in favor of the Company), an amount equal to 12 months of the executive’s base salary, paid out over a 12-month period pursuant to the Company’s normal payroll schedule.

In the event of any termination of employment, Mr. Oblas and Mr. Hawkins are entitled to a lump sum equal to any earned but unpaid base salary and vested and accrued employee benefits, if any, to which the executive is entitled under employee benefit plans.

Mr. Boever. The employment agreement with Mr. Boever contains severance provisions which provide that upon the termination of his employment without Cause (as described in the employment agreement) or his voluntary resignation for a Good Reason (as described in the employment agreement), he will receive severance compensation payable over a twelve-month period equal to twelve months of base salary and 100% of the target bonus amount. Any severance payments are conditioned on the execution of a general release in favor of the Company.

Stryve Foods, Inc. 2021 Omnibus Incentive Plan

The Incentive Plan allows the Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its board of directors and/or compensation committee. The Incentive Plan also allows the Company to use a broad array of equity incentives and performance cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders.

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Summary of Incentive Plan

The following is a summary of the principal features of the Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the Incentive Plan and it is qualified in its entirety by reference to the full text of the Incentive Plan.

Administration

The Incentive Plan is administered by the Company’s board of directors or its compensation committee, or any other committee or subcommittee or one or more of its officers to whom authority has been delegated (collectively, the “Administrator”). The Administrator has the authority to interpret the Incentive Plan and award agreements entered into with respect to the Incentive Plan; to make, change and rescind rules and regulations relating to the Incentive Plan; to make changes to, or reconcile any inconsistency in, the Incentive Plan or any award agreement covering an award; and to take any other actions needed to administer the Incentive Plan.

Eligibility

The Administrator may designate any of the following as a participant under the Incentive Plan: any officer or employee, or individuals engaged to become an officer or employee, of the Company or its affiliates; and consultants of the Company or its affiliates, and its directors, including its non-employee directors.

Types of Awards

The Incentive Plan permits the Administrator to grant stock options, stock appreciation rights (“SARs”), performance shares, performance units, shares of Class A Common Stock, restricted stock, restricted stock units (“RSUs”), cash incentive awards, dividend equivalent units, or any other type of award permitted under the Incentive Plan. The Administrator may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of the Company or any affiliate, including the plan of an acquired entity).

Shares Reserved Under the Incentive Plan

The Company has reserved a total of 2,564,960 shares of Class A Common Stock for issuance pursuant to the Incentive Plan. The number of shares reserved for issuance under the Incentive Plan will be reduced on the date of the grant of any award by the maximum number of shares, if any, with respect to which such award is granted. However, an award that may be settled solely in cash will not deplete the Incentive Plan’s share reserve at the time the award is granted. If (a) an award expires, is canceled, or terminates without issuance of shares or is settled in cash, (b) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (c) shares are forfeited under an award, (d) shares are issued under any award and the Company reacquires them pursuant to its reserved rights upon the issuance of the shares, (e) shares are tendered or withheld in payment of the exercise price of an option or as a result of the net settlement of outstanding stock appreciation rights or (f) shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then those shares are added back to the reserve and may again be used for new awards under the Incentive Plan. However, shares added back to the reserve pursuant to clauses (d), (e) or (f) in the preceding sentence may not be issued pursuant to incentive stock options.

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Transferability

Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (a) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (b) transfer an award to a former spouse as required by a domestic relations order incident to a divorce, or (c) transfer an award without receiving any consideration.

Adjustments

If (a) the Company is involved in a Business Combination or other transaction in which shares of Class A Common Stock are changed or exchanged; (b) the Company subdivides or combines shares of Class A Common Stock or declare a dividend payable in shares of Class A Common Stock, other securities, or other property (other than stock purchase rights issued pursuant to a stockholder rights agreement); (c) the Company effects a cash dividend that exceeds 10% of the fair market value of a share of class A common stock or any other dividend or distribution in the form of cash or a repurchase of shares of Class A Common Stock that the Company’s board of directors determines is special or extraordinary, or that is in connection with a recapitalization or reorganization; or (d) any other event occurs that in the Administrator’s judgment requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Incentive Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (1) the number and type of shares subject to the Incentive Plan and which may, after the event, be made the subject of awards; (2) the number and type of shares of stock subject to outstanding awards; (3) the grant, purchase, or exercise price with respect to any award; and (4) the performance goals of an award. In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award, subject to the terms of the Incentive Plan.

The Administrator may, in connection with any Business Combination, consolidation, acquisition of property or stock, or reorganization, authorize the issuance or assumption of awards upon terms and conditions deemed appropriate without affecting the number of shares of stock otherwise reserved or available under the Incentive Plan.

Change of Control

Upon a change of control (as defined in the Incentive Plan), the successor or surviving corporation may agree to assume some or all outstanding awards or replace them with the same type of award with similar terms and conditions, without the consent of any participant, subject to the following requirements:

●	Each award that is assumed must be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities that would have been issuable to a participant upon the consummation of such change of control had the award been exercised, vested, or earned immediately prior to such change of control, and other appropriate adjustment to the terms and conditions of the award may be made.
●	If the securities to which the awards relate after the change of control are not listed and traded on a national securities exchange, then (a) each participant must be provided the option to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value of the securities that would have otherwise been issued, and (b) no reduction may be taken to reflect a discount for lack of marketability, minority, or any similar consideration, for purposes of determining the fair value of such securities.
●	If a participant is terminated from employment without cause, or due to death or disability, or the participant resigns employment for good reason (as defined in any award or other agreement between the participant and the Company or an affiliate) within two years following the change of control, then upon such termination, all of the participant’s awards in effect on the date of such termination will vest in full or be deemed earned If the purchaser, successor, or surviving entity does not assume the awards or issue replacement awards, then immediately prior to the change of control date, unless the Administrator otherwise determines:
●	Each stock option or SAR then held by a participant will become immediately and fully vested, and all stock options and SARs will be cancelled on the change of control date in exchange for a cash payment equal to the excess of the change of control price of the shares of common stock over the purchase or grant price of such shares under the award.
●	Unvested restricted stock and RSUs (that are not performance awards) will vest in full.

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●	All performance shares, performance units and cash incentive awards for which the performance period has expired will be paid based on actual performance, and all such awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards, valued assuming achievement of target performance goals at the time of the change of control, prorated based on the number of full months elapsed in the performance period.
●	All unvested dividend equivalent units will vest (to the same extent as the award granted in tandem with such units) and be paid.
●	All other unvested awards will vest and any amounts payable will be paid in cash.

Term of Plan

Unless earlier terminated by the Company’s board of directors, the Incentive Plan will terminate on, and no further awards may be granted, after the 10th anniversary of its effective date.

Termination and Amendment of Plan

The Company’s board of directors or the Administrator may amend, alter, suspend, discontinue or terminate the Incentive Plan at any time, subject to the following limitations:

●	The board of directors must approve any amendment to the Incentive Plan if it is determined such approval is required by prior action of the board of directors, applicable corporate law, or any other applicable law;
●	Stockholders must approve any amendment to the Incentive Plan, which may include an amendment to materially increase the number of shares reserved under the Incentive Plan, if it is determined that such approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded, or any other applicable law; and
●	Stockholders must approve any amendment to the Incentive Plan that would diminish the protections afforded by the participant award limits on repricing and backdating prohibitions.

Amendment, Modification, Cancellation and Disgorgement of Awards

Subject to the requirements of the Incentive Plan, the Administrator may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify, or cancel any terms and conditions applicable to any award, in each case, by mutual agreement of the Administrator and the participant or any other person that may have an interest in the award, so long as any such action does not increase the number of shares of stock issuable under the Incentive Plan.

The Company does not need to obtain participant (or other interested party) consent for any such action (a) that is permitted pursuant to the adjustment provisions of the Incentive Plan; (b) to the extent it deems the action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Class A Common Stock is then traded; (c) to the extent it deems the action is necessary to preserve favorable accounting or tax treatment of any award for the Company; or (d) to the extent it determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person as may then have an interest in the award.

The Administrator can cause a participant to forfeit any award, and require the participant to disgorge any gains attributable to the award, if the participant engages in any action constituting, as determined by the Administrator in its discretion, cause for termination, or a breach of a material company policy, any award agreement or any other agreement between the participant and the Company or one of its affiliates concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, non-disparagement or similar obligations.

Any awards granted under the Incentive Plan, and any shares of stock issued or cash paid under an award, will be subject to any recoupment or clawback policy that the Company adopts, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to the Company.

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Repricing and Backdating Prohibited

Except for the adjustments provided for in the Incentive Plan, neither the Administrator nor any other person may amend the terms of outstanding stock options or SARs to reduce their exercise or grant price, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise or grant price that is less than the exercise or grant price of the awards being cancelled, or cancel outstanding stock options or SARs with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the Administrator may not grant a stock option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Director Compensation

In 2020, no director received cash, equity or other non-equity compensation for service on Stryve’s board of directors. Following the Business Combination, in 2021, the Compensation Committee of the Board of Directors approved the 2021 compensation program for its non-employee directors, consisting of an annual cash retainer of $15,000 payable quarterly and 4,000 restricted shares of Class A Common Stock, subject to vesting requirements. In addition, members of a committee of the Board receive an additional cash retainer of $15,000 payable quarterly and 1,500 restricted shares of Class A Common Stock, subject to vesting requirements. The Chairman of the Board receives an additional cash retainer of $15,000 and 12,500 restricted shares of Class A Common Stock, subject to vesting requirements. All amounts payable are pro-rated for partial periods served.

The following table sets forth non-employee director compensation for the year ended December 31, 2021:

		Fees Earned
		or paid	Stock	All Other
Name	Year	in cash	Awards (1)	Compensation	Total
Ted Casey	2021	$13,451	$47,273	$-	$60,724

Kevin Vivian	2021	$20,177	$20,055	$-	$40,232

B. Luke Weil	2021	$20,177	$20,055	$-	$40,232

Mauricio Orellana	2021	$20,177	$20,055	$-	$40,232

Robert “Bo” D. Ramsey III	2021	$26,902	$24,353	$-	$51,255

Gregory S. Christenson	2021	$9,660	$8,236	$-	$17,896

Charles D. Vogt	2021	$6,440	$6,472	$-	$12,912

(1) Amount represents the grant date fair value calculated pursuant to ASC Topic 718.

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DESCRIPTION OF SECURITIES

The following summary sets forth the material terms of the Company’s securities and is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the applicable provisions of DGCL, the Charter and Bylaws in their entirety for a complete description of the rights and preferences of the Company’s securities.

Authorized and Outstanding Stock

The Charter authorizes the issuance of 610,000,000 shares, of which 400,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares are shares of Class V Common Stock, par value $0.0001 per share, and 10,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of August 12, 2022, the Company had issued and outstanding:

●	21,799,556 shares of Class A Common Stock;
●	7,488,343 shares of Class V Common Stock;
●	10,997,500 Warrants to purchase an equal number of shares of Class A Common Stock at an exercise price of $11.50 per share;
●	10,294,118 warrants to purchase an equal number of shares of Class A Common Stock at an exercise price of $3.60 per share; and
●	2,600,000 pre-funded warrants.

Common Stock

Voting. Pursuant to Charter, holders of Class A Common Stock and Class V Common Stock vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class V Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of Class A Common Stock are entitled to receive dividends, as and if declared by the Company’s Board out of legally available funds. The holders of Class V Common Stock will not have any right to receive dividends.

Liquidation Rights. Upon the Company’s liquidation or dissolution, the holders of all classes of common stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of the Company’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class V Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

Conversion, Transferability and Exchange. Subject to the terms of the Amended Holdings Operating Agreement and the Exchange Agreements, the members of Holdings (other than the Company) may from time to time tender shares of Class V Common Stock (together with an equal number of Class B Common Units) for an equal number of shares of Class A Common Stock pursuant to the Exchange Agreements. The Company may not issue Class V Common Stock such that after the issuance the holder of such stock does not hold an identical number of Class B Common Units. The Class A Common Stock has no conversion or exchange rights.

Other Provisions. None of the Class A Common Stock or Class V Common Stock has any pre-emptive or other subscription rights.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares will be shares of preferred stock, par value $0.0001 per share. The Company’s Board is authorized, subject to limitations prescribed by DGCL and the Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The Company’s Board also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock and Class V Common Stock, which could have a negative impact on the market price of the Class A Common Stock. The Company has no current plan to issue any shares of preferred stock.

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Warrants

We have outstanding 10,997,500 Warrants outstanding that represent the right to purchase an equal number of shares of the Company’s Class A Common Stock. Each redeemable Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50. However, except as set forth below, no Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants is not effective, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. The Warrants will expire on July 20, 2026 at 5:00 p.m., New York City time.

We may call the Warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $.01 per Warrant:

●	at any time while the Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	if, and only if, the reported last sale price of shares of Class A Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to shares of Class A Common Stock underlying such Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If we call the Warrants for redemption as described above, management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. For this purpose, “fair market value” shall mean the volume weighted average price of shares of Class A Common Stock for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of shares of Class A Common Stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

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The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The Warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Class A Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no Warrants will be exercisable and we will not be obligated to issue shares of Class A Common Stock unless at the time a holder seeks to exercise such Warrant, a prospectus relating to shares of Class A Common Stock issuable upon exercise of the Warrants is current and shares of Class A Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant agreement, we have agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to shares of Class A Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to shares of Class A Common Stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to shares of Class A Common Stock issuable upon the exercise of the Warrants is not current or if shares of Class A Common Stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder (and his, her or its affiliates) would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of shares of Class A Common Stock outstanding. Notwithstanding the foregoing, any person who acquires a Warrant with the purpose or effect of changing or influencing the control of us, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying Ordinary Shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share dividend payable in shares of Class A Common Stock, or by a split up of shares of Class A Common Stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Warrant holder.

Private Warrants

We have agreed that so long as the Private Warrants are still held by our initial shareholders or their affiliates, we will not redeem such Warrants and will allow the holders to exercise such Warrants on a cashless basis (even if a registration statement covering shares of Class A Common Stock issuable upon exercise of such Warrants is not effective). However, once any of the Private Warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Additionally, Cowen has agreed that it will not be permitted to exercise any Warrants underlying the purchase option issued to it and/or its designees upon consummation of the IPO after the five year anniversary of the effective date of the registration statement for our IPO. Furthermore, because the Private Warrants were issued in a private transaction, the holders and their transferees will be allowed to exercise such Warrants for cash even if a registration statement covering shares of Class A Common Stock issuable upon exercise of such Warrants is not effective and receive unregistered shares of Class A Common Stock. As of June 25, 2022, 197,500 of the total 10,997,500 Warrants outstanding were Private Warrants.

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January 2022 Private Placement of Shares of Class A Common Stock (or, Pre-Funded Warrants) and Warrants

On January 6, 2022, we entered into a Securities Purchase Agreement (the “January Purchase Agreement”) with select accredited investors (the “2022 Investors”), relating to the issuance and sale of 2,496,934 shares of Class A Common Stock and, in lieu of Class A Common Stock, pre-funded warrants to purchase 7,797,184 shares of Class A Common Stock, and accompanying warrants to purchase up to 10,294,118 shares of Class A Common Stock (the “January 2022 Offering”). The January 2022 Offering closed on January 11, 2022. The Class A Common Stock and warrants were sold at a combined purchase price of $3.40 per share (less $0.0001 per share for pre-funded warrants). We received gross proceeds from the January 2022 Offering of approximately $35 million before deducting estimated offering expenses.

Each pre-funded warrant has an exercise price per share of common stock equal to $0.0001. The pre-funded warrants are exercisable at any time after their original issuance and will not expire. Each warrant has an exercise price per share of Class A Common Stock equal to $3.60 and will expire five years from the date of issuance and may be exercised on a cashless basis if a registration statement registering the shares issuable upon exercise is not effective. The pre-funded warrants and warrants are immediately exercisable, provided that the holder will be prohibited, subject to certain exceptions, from exercising the warrants for shares of Class A Common Stock to the extent that immediately prior to or after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 4.99% or 9.99%, as applicable, of the total number of shares of Class A Common Stock then issued and outstanding, which percentage may be changed at the holders’ election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to us.

The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Each purchaser has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Exclusive Forum

The Charter provides that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the Charter or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Anti-Takeover Effects of Provisions of the Charter and Bylaws

The provisions of the Charter and Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

The Charter and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. The Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Charter and Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by the Chairman of the Board, the Company’s Chief Executive Officer or by the Company’s Board. Except as described above, stockholders are not permitted to call a special meeting or to require the Company’s Board to call a special meeting.

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Advance Notice Procedures. The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws will not give the Company’s Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares. The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Holding’s Common Units and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of the Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations. The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Staggered Board of Directors. The Charter provides that the Company’s Board will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Company’s Board only by successfully engaging in a proxy contest at two or more annual meetings.

Limitations on Liability and Indemnification of Officers and Directors

The Bylaws limit the liability of the Company’s directors and officers to the fullest extent permitted by the DGCL and provides that the Company will provide them with customary indemnification and advancement and prepayment of expenses. The Company has entered into to customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Company or on its behalf.

Insider Registration Rights Agreements

On January 28, 2019, we entered into the Insider Registration Rights Agreement with the Insiders pursuant to which the holders of Insider Shares and Private Units (and all underlying securities) are entitled to certain registration rights. Pursuant to the Insider Registration Rights Agreement, the holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Class A Common Stock are to be released from escrow pursuant to the terms of the Insider Escrow Agreement. The holders of a majority of the securities can elect to exercise these registration rights at any time after we consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding anything to the contrary, under FINRA Rule 5110, Cowen and Craig-Hallum and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the IPO Prospectus, and Cowen and Craig-Hallum and/or their designees may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of IPO Prospectus.

Seller Registration Rights Agreement

The Seller entered into a Registration Rights Agreement with Andina (the “Registration Rights Agreement”) that become effective at the Closing. Under the Registration Rights Agreement, the Seller holds registration rights that obligate us to register for resale under the Securities Act all or any portion of any Exchange Shares issued after the Closing and, solely with respect to a distribution by the Seller to its members, the Seller Consideration Units and shares of Class V Common Stock received by Seller in the Transactions, including the Escrow Securities any additional securities issued by us after the Closing pursuant to the post-Closing consideration adjustments under the Business Combination Agreement (collectively, the “Registrable Securities”). Seller (or transferees) holding at least 15% or more of the Registrable Securities then issued and outstanding will be entitled to make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Subject to certain exceptions, if any time after the Closing, if we propose to file a registration statement under the Securities Act with respect to its securities, we will be required to give written notice to Seller as to the proposed filing and offer the Seller an opportunity to register the sale of such number of Registrable Securities as requested by the Seller in writing. In addition, subject to certain exceptions, the Seller will be entitled to request in writing that we register the resale of any or all of such Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement, we agreed to indemnify the Seller and certain persons or entities related to the Seller such as its officers, directors, employees, agents and representatives against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and the Seller agreed to indemnify us and certain persons or entities related to us such as its officers and directors and underwriters against all losses caused by the Seller’ misstatements or omissions in those documents.

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PIPE Registration Rights Agreement

Simultaneously with the execution and delivery of the Subscription Agreements, we entered into a Registration Rights Agreement with the PIPE Investors (the “PIPE Registration Rights Agreement”) pursuant to which we filed and had declared effective a registration statement for the resale of the PIPE Shares issued to the PIPE Investors (the “Shelf Registration Statement”). We become subject to liquidated damages of 1% of the subscription price paid by each PIPE Investor per month if we fail to keep such Shelf Registration Statement effective. Under the PIPE Registration Rights Agreement, we agreed to indemnify the PIPE Investors and certain persons or entities related to the PIPE Investors against any losses or damages resulting from any untrue statement or omission of a material fact in the Shelf Registration Statement, unless such liability arose from their misstatement or omission, and each PIPE Investor agreed to severally indemnify us and certain persons or entities related to us against all losses caused by such PIPE Investor’s misstatements or omissions in those documents.

January 2022 Registration Rights Agreement

Concurrent with its entry into the January Purchase Agreement, we also entered into a Registration Rights Agreement with the 2022 Investors (the “2022 Registration Rights Agreement”) that requires us to file this registration statement with the SEC covering the resale of the Class A Common Stock and the shares of Class A Common Stock issuable upon exercise of the pre-funded warrants and the warrants by January 21, 2022 and to have such registration statement declared effective by February 5, 2022, which registration statement was declared effective on January 27, 2022. We will use commercially reasonable efforts to keep such registration statement effective at all times until all of the registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. We will be obligated to pay certain liquidated damages if we fail to file the registration statement when required, fail to cause the registration statement to be declared effective by the SEC when required, or if we fail to maintain the effectiveness of the registration statement.

Nasdaq Listing of Class A Common Stock and Warrants

The Company’s Class A Common Stock and Warrants are listed on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively.

Dividends

We have not paid any cash dividends to date and do not intend to pay cash dividends. The payment of cash dividends will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of the Board.

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Transfer Agent and Registrar

The transfer agent is Continental Stock Transfer & Trust Company.

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company as of August 12, 2022 by:

●	each person known to be the beneficial owner of more than 5% of the shares of the Company’s Class A Common Stock;
●	each of the Company’s named executive officers and directors; and
●	all current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The information below is based on an aggregate of 21,799,556 shares of Class A Common Stock and 7,488,343 shares of Class V Common Stock issued and outstanding as of August 12, 2022.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock		% of Class A Common Stock	Holdings Class B/V Units(2)		% of Total Voting Power(3)
Directors and Named Executive Officers:
Joe Oblas	57,500	(4)	*	601,841		2.3%
R. Alex Hawkins	32,500	(4)(5)	*	121,718		*
Ted Casey	635,982	(4)(6)	2.9%	1,491,312		7.3%
Kevin Vivian	6,250	(4)	*	87,182		*
B. Luke Weil	951,603	(4)(7)	4.4%	-		3.2%
Mauricio Orellana	97,403	(4)(8)	* %	-		*
Robert “Bo” D. Ramsey III	6,375	(4)	*	-		*
Gregory S. Christenson	18,253	(4)(9)	*	-		*
Christopher J. Boever	563,969	(4)	2.6%	-		2.1%
All Directors and Executive Officers as a Group (nine persons):	2,369,835		10.9%	2,302,053		16.0%

Greater than Five Percent Holders:
Meaningful Protein, LLC	-		-	1,563,400	(10)	5.3%
Armistice Capital Master Fund Ltd.	2,177,775	(11)	9.9%	-		7.4%
Pura Vida Investments, LLC and certain of its affiliates	2,177,775	(12)	9.9%	-		7.2%

* less than one percent.

(1) Unless otherwise noted, the principal business address of all the individuals listed under “Directors and Named Executive Officers” in the table above and Stryve Foods Holdings, LLC is c/o 5801 Tennyson Pkwy, Suite 275, Plano, TX 75024.

(2) Holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held by them. Seller owns Holdings Class B Units and shares of Class V Common Stock. Subject to the terms of the Exchange Agreement, a set of one Holdings Class B Unit and one share of Class V Common Stock is exchangeable for one share of Class A Common Stock.

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(3) Represents percentage of voting power of the holders of Class A Common Stock and Class V Common Stock of the Company voting together as a single class.

(4) Ownership of Class A Common Stock excludes the following shares of restricted Class A Common Stock awarded under the Incentive Plan:

Name	Excludes

Joe Oblas	162,500 shares subject to vesting.
R. Alex Hawkins	149,000 shares subject to vesting.
Ted Casey	12,375 shares subject to vesting.
Kevin Vivian	5,750 shares subject to vesting.
B. Luke Weil	5,750 shares subject to vesting.
Mauricio Orellana	4,125 shares subject to vesting.
Robert “Bo” D. Ramsey III	6,375 shares subject to vesting.
Gregory S. Christenson	5,750 shares subject to vesting.
Christopher J. Boever	1,450,000 shares subject to vesting.

(5) Includes 1,000 Warrants to purchase shares of Class A Common Stock.

(6) Includes 388,306 shares of Class A Common Stock held by various family trusts. Thomas Farrell Casey is the trustee and control person of, with voting and dispositive power over the securities held by, such trusts. Ted Casey disclaims beneficial ownership of the shares of Class A Common Stock owned by the trusts except to the extent of his pecuniary interest therein.

(7) Includes 72,955 Warrants to purchase shares of Class A Common Stock. In addition, includes 75,000 shares of Class A Common Stock owned by Andina Equity LLC of which Mr. Weil is the managing member and 237,500 shares of Class A Common Stock owned by LWEH3 LLC which Mr. Weil controls. B. Luke Weil disclaims beneficial ownership of the securities held by Andina Equity LLC and LWEH3 LLC except to the extent of his pecuniary interest therein.

(8) Includes 4,999 Warrants to purchase shares of Class A Common Stock.

(9) Includes 15,000 held indirectly through trusts.

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(10) Information obtained from Schedule 13G filed on July 30, 2021. Consists of 1,563,400 shares of Class V Common Stock and 1,563,400 Class B Units. Subject to the terms of an Exchange Agreement, a set of one Class B Unit and one share of Class V Common Stock is exchangeable for one share of Class A Common Stock of Stryve Foods, Inc. The shares of Class V Common Stock and Class B units are beneficially owned by Meaningful Protein, LLC (1,467,143 shares) and Jacob Capps (96,258 shares). Meaningful Partners SPV Investments LLC is the manager of Meaningful Protein, LLC, and Jacob Capps is the manager of Meaningful Partners SPV Investments LLC, and could be deemed to share such indirect beneficial ownership with Meaningful Protein, LLC and Meaningful Partners SPV Investments LLC. The business address is 2041 Rosecrans Ave, Suite 359, El Segundo, CA 90245.

(11) Information obtained from Armistice Capital Master Fund Ltd, which beneficially owns shares of Class A Common Stock, pre-funded warrants to obtain shares of Class A Common Stock and 7,941,176 warrants to purchase shares of Class A Common Stock at an exercise price of $3.60 per share. The warrants and pre-funded warrants may not be exercised by the holder to the extent that the holder, together with its affiliates that report together as a group under the beneficial ownership rules, would beneficially own, after such exercise more than 9.99% of our issued and outstanding Class A Common Stock. Steven Boyd has voting and dispositive power with respect to the Class A Common Stock, pre-funded warrants, and warrants owned by Armistice Capital Master Fund Ltd. The business address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(12) Information obtained from Schedule 13G filed on February 14, 2022. Securities are held by Pura Vida Master Fund, Ltd. (the “Pura Vida Master Fund”), and certain separately managed accounts (the “Accounts”). Pura Vida Investments, LLC (“PVI”) serves as the investment manager to the Pura Vida Master Fund and the Accounts. Efrem Kamen serves as the managing member of PVI. By virtue of these relationships, the reporting persons may be deemed to have shared voting and dispositive power with respect to the shares. The Pura Vida Master Fund and the Accounts collectively own 437,551 shares of Class A common stock (as of the date of the Schedule 13G filed on February 14, 2022), pre-funded warrants to obtain shares of Class A Common Stock and 1,470,649 warrants to purchase shares of Class A Common Stock at an exercise price of $3.60 per share. The pre-funded warrants and warrants may not be exercised by a holder to the extent that the holder, together with its affiliates that report together as a group under the beneficial ownership rules, would beneficially own, after such exercise more than 9.99% of our issued and outstanding Class A Common Stock.

This report shall not be deemed an admission that PVI and/or Efrem Kamen are beneficial owners of the securities for purposes of Section 13 of the Securities Exchange Act of 1934, as amended, or for any other purpose. Each of PVI and Efrem Kamen disclaims beneficial ownership of the securities reported herein except to the extent of each PVI’s and Efrem Kamen’s pecuniary interest therein. PVI’s business address is 888 Seventh Avenue, New York, New York 10106.

Based on information provided to us by the Accounts, each of the Accounts may be deemed to be an affiliate of a broker-dealer. Based on such information, the Accounts acquired the Class A Common Stock, pre-funded warrants, and warrants in the ordinary course of business, and at the time of the acquisition the Accounts did not have any agreements or understandings with any person to distribute such Class A Common Stock, pre-funded warrants, and warrants.

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SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders from time to time of up to 11,502,355 shares of Class A Common Stock (consisting of 7,488,343 shares issuable upon exchange of one set of one Holdings Class B Unit and one share of Class V Common Stock and 4,014,012 shares previously issued upon such exchange). The selling stockholders may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling stockholders’ interest in the Class A Common Stock other than through a public sale.

In connection with the closing of the Company’s Business Combination on July 20, 2021, the Company, as consideration for the Business Combination transaction, issued to the Seller 11,502,355 economic, but not voting, Holdings Class B Units and 11,502,355 voting, but non-economic, shares of Class V Common Stock of the Company. At the closing of the Business Combination, the combined company was re-organized in an “Up-C” structure in which the business the Company is held by Holdings, which is a subsidiary of the Company. By virtue of the “Up-C” structure, the Company’s only direct assets consist of its equity interests in Holdings, an entity of which the Company maintains 100% voting control. As the sole voting member of Holdings, the Company has full, exclusive and complete discretion to manage and control the business and to take all action it deems necessary, appropriate, advisable, incidental, or convenient to accomplish such purposes. A set of one Holdings Class B Unit and one share of Class V Common Stock is the functional equivalent of one share of Class A Common Stock. See Management’s Discussion and Analysis-Business Combination above for additional information regarding the Business Combination.

The selling stockholders are the former members of the Seller.

Many of the selling stockholders continue to own Holdings Class B Units and shares of Class V Common Stock. Subject to the terms of the Exchange Agreement, a set of one Holdings Class B Unit and one share of Class V Common Stock is exchangeable for one share of Class A Common Stock. The selling stockholders may tender one Holdings Class B Unit and one share of Class V Common Stock owned for one share of Class A Common Stock. This prospectus registers the resale from time to time of the shares of Class A Common Stock issuable (or issued) upon exchange of a set of one Holdings Class B Unit and one share of Class V Common Stock. See CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS-Exchange Agreement below for additional information regarding the terms of the Exchange Agreement.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, the aggregate number of shares of Class A Common Stock held by each selling stockholder immediately prior to the sale of the shares of Class A Common Stock in this offering (assumption exchange of all Holdings Class B Units and shares of Class V Common Stock owned for shares of Class A Common Stock), the number of shares of our Class A Common Stock that may be sold by each selling stockholder under this prospectus and that each Selling Stockholder will beneficially own after this offering. Unless otherwise indicated, each selling stockholder will own less than 1% of our shares of Class A common stock following this offering.

The information presented regarding the selling stockholders is based, in part, on information the selling stockholders provided to us specifically for use herein.

The selling stockholders may have sold, transferred or otherwise disposed of some or all of the securities listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the selling stockholders will sell all of the securities being offered hereby pursuant to this prospectus.

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Information about the selling Stockholders may change from time to time, including by addition of additional selling stockholders, and if necessary, we will supplement this prospectus accordingly. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Class A Common Stock Owned Prior to Offering	Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
Anthracite Holdings LP	189,050	189,050	-
Billie Winkle	3,458	3,458	-
Bruce Boettner	46,682	46,682	-
Chad Brown	899	899	-
Chad Henthorn	44,690	44,690	-
Chris Turner	9,967	9,967	-
Clifford P. Wagner, Jr.	268,641	143,641	125,000
David Holl	18,806	18,806	-
David R. Flinn Revocable Trust	10,744	10,744	-
Douglas John	3,469	3,469	-
Gabriel A Carimi Trust	747,271	747,271	-
African Sky Family Holdings LP	195,958	195,958	-
Green Casa Ventures, LLC	75,626	75,626	-
Greg Bohlen Farms 1, LLC	69,366	69,366	-
Hayden Creek Capital, LLC	33,389	33,389	-
Henrick Investments, LLC	264,904	241,502	23,402

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Name of Selling Stockholder	Number of Shares of Class A Common Stock Owned Prior to Offering	Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
Jacob Capps(5)	96,258	96,258	-
James Vess	9,453	9,453	-
Jason and Amy Kulas	1,802	1,802	-
Jason Fox	7,160	7,160	-
JAWS Investments, LLC	68,076	68,076	-
Jaxie Alt	121,077	121,077	-
JCJM Investments LLC	3,151	3,151	-
Joe Oblas	659,341	601,841	57,500	(1)
John A. Belser	32,523	32,523	-
John and Rachel Koryl	20,794	20,794	-
Julia McPhearson	7,780	7,780	-
Justin Herbert	10,156	10,156	-
Kevin Vivian	93,432	87,182	6,250	(1)
Leslie D. Rosenthal	39,615	39,615	-
Matthew and Amy Fitzgerald	2,689	2,689	-
Meaningful Protein, LLC(5)	1,467,143	1,467,143	-
Michael R. McCoy, Jr.	43,428	43,428	-
Michael Sousa	2,521	2,521	-
Monkey Toes, LLC	8,997	8,997	-
Murano Group Stryve, LLC	453,395	453,395	-

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Name of Selling Stockholder	Number of Shares of Class A Common Stock Owned Prior to Offering	Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
One Grassland, LLC	12,604	12,604	-
Palcap, LLC	31,511	31,511	-
Protea Consulting LLC	29,902	29,902	-
Ralph Harris	6,299	6,299	-
R. Alex Hawkins	154,218	121,718	32,500	(1)(2)
Robert S. Gee	21,996	21,996	-
Roxo Energy, LLC	37,813	37,813	-
Sarah Taylor	7,780	7,780	-
Scott Erikson and Paula Erikson	121,268	121,268	-
Seth Adams	1,260	1,260	-
Shawn M. Buck	9,967	9,967	-
Silas Ventures, L.P.	29,902	29,902	-
Stephen Eric Guy	12,604	12,604	-
Suite 201 Partners, LLC	16,196	16,196	-
Ted Casey	1,553,427	917,445	635,982	(1)(3)
TRC GST TRFBO Avery Maryanna Wommack Casey BTD 093020(4)	481,089	286,936	194,153
TRC GST TRFBO Trinity Jennifer Wommack Casey BTD 09302011(4)	481,084	286,931	194,153
TRFE LLC	9,967	9,967	-

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Name of Selling Stockholder	Number of Shares of Class A Common Stock Owned Prior to Offering	Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
Van Maren Financial (USA) Inc.	46,373	45,599	774
W.E. Rosenthal Interests, Ltd.	242,933	242,933	-
Wallace Capital Management, Inc.	31,134	31,134	-
William E. Rosenthal Issue Trust	80,977	80,977	-
William Weston Bray III	684	684	-
X4 Investment Partners, LLC	117,241	117,241	-

(1)	Ownership of Class A Common Stock excludes the following shares of restricted Class A Common Stock awarded under the Incentive Plan:

Name*	Excludes

Joe Oblas	162,500 shares subject to vesting.
R. Alex Hawkins	149,000 shares subject to vesting.
Ted Casey	12,375 shares subject to vesting.
Kevin Vivian	5,750 shares subject to vesting.

These individuals are all directors and/or officers of the company and their principal business address is c/o Stryve Foods, Inc., 5801 Tennyson Pkwy, Suite 275, Plano, TX 75024.

(2)	Ownership of Class A Common Stock includes 1,000 Warrants to purchase shares of Class A Common Stock.

(3)	Includes 388,306 shares of Class A Common Stock held by the TRC GST TRFBO Trinity Jennifer Wommack Casey BTD 09302011 and the other half are owned by TRC GST TRFBO Avery Maryanna Wommack Casey BTD 09302011. Thomas Farrell Casey is the trustee and control person of, with voting and dispositive power over the securities held by, such trusts. Ted Casey disclaims beneficial ownership of the shares of Class A Common Stock owned by the trusts except to the extent of his pecuniary interest therein. After the offering, represents 4.2% ownership.

(4)	Ted Casey, the chairman of our Board, is the executor of this trust. After the offering, represents 1.3% ownership.

(5)	Jacob Capps, a former director of Stryve LLC and a current director of Seller, is a founding member and manager of Meaningful Protein LLC and could be deemed to share such indirect beneficial ownership with Meaningful Protein, LLC.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Tax Receivables Agreement

At the Closing of the Business Combination, the Company, Holdings, Seller and the TRA Holder Representative entered into the Tax Receivables Agreement. Pursuant to the Tax Receivables Agreement, the Company will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group(i.e., the Company’s and applicable consolidated, unitary, or combined subsidiaries) realizes, or is deemed to realize, as a result of certain tax attributes, which include:

●	tax basis adjustments resulting from taxable exchanges of Seller Consideration Units and Class V Common Stock (including any such adjustments resulting from certain payments made by us under the Tax Receivables Agreement) acquired by us from a TRA Holder pursuant to the terms of the Amended Holdings Operating Agreement; and

●	tax deductions in respect of portions of certain payments made under the Tax Receivables Agreement.

Under the Tax Receivables Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions including without limitation: (i) the carryback of tax items arising from other tax attributes are ignored and will not impact a prior year’s “with and without” calculation, (ii) state and local tax savings are calculated using an assumed tax rate, (iii) the determination of any incremental basis adjustment in respect of payments under the Tax Receivables Agreement is made on an iterative basis continuing until any incremental basis adjustment is immaterial, (iv) as described below in the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made, rather any such excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by us under the Tax Receivables Agreement to applicable TRA Holders after the determination of such excess, and (v) upon the occurrence of certain Early Termination Events several assumptions are used in determining the “with and without” calculation as described below.

Payments under the Tax Receivables Agreement generally will be based on the tax reporting positions that the Company determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that the Company takes, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made pursuant to the Tax Receivables Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by us under the Tax Receivables Agreement after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that the Company might otherwise be required to make under the terms of the Tax Receivables Agreement and, as a result, there might not be future cash payments against which such excess can be applied. As a result, in certain circumstances we could be required to make payments under the Tax Receivables Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes, which could materially impair the financial condition of the Company and the Tax Group.

The Tax Receivables Agreement provides that, in the event of certain Early Termination Events, the Company will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivables Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all TRA Holders that had not yet exchanged units for Class A Common Stock are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

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As a result of the foregoing, in some circumstances (i) the Company could be required to make payments under the Tax Receivables Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that the Company may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur). In these situations, the Company’s obligations under the Tax Receivables Agreement could have a material and adverse impact on the Company’s liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that the Company will be able to finance its obligations under the Tax Receivables Agreement in a manner that does not adversely affect its working capital and growth requirements.

The Company is required to notify and keep the TRA Holder Representative reasonably informed regarding tax audits or other proceedings the outcome of which is reasonably expected to reduce or defer payments to any TRA Holder under the Tax Receivables Agreement and the TRA Holder Representative and any affected TRA Holder has the right to discuss with the Company, and provide input and comment to The Company regarding, any portion of any such tax audit or proceeding. The Company will not be permitted to settle or fail to contest any issue pertaining to income taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under the Tax Receivables Agreement without the consent of the TRA Holder Representative (which is not to be unreasonably withheld or delayed).

Under the Tax Receivables Agreement, the Company is required to provide the TRA Holder Representative with a schedule showing the calculation of payments that are due under the Tax Receivables Agreement with respect to each taxable year. This calculation will be based upon the advice of our tax advisors and an advisory firm. Payments under the Tax Receivables Agreement will generally be required to be made to the TRA Holders a short period of time after this schedule becomes final pursuant to the procedures set forth in the Tax Receivables Agreement, although interest on such payments will begin to accrue at from the due date (without extensions) of the U.S. federal income tax return of the Company. Any late payments that may be made under the Tax Receivables Agreement will continue to accrue interest (generally at a default rate) until such payments are made.

The foregoing description of the Tax Receivables Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Receivables Agreement, which is attached as an exhibit to the registration statement of which this prospectus is a part.

Amended Holdings Operating Agreement

In connection with the Closing, the operating agreement of Holdings was amended and restated in its entirety to become the Amended Holdings Operating Agreement. Key terms of the Amended Holdings Operating Agreement are as set forth below.

Units

The membership interests in Holdings is represented by Class A Common Units and Class B Common Units. Both classes of Units are entitled to share in the profits and losses of Holdings and to receive distributions, on a pro rata basis, as and if declared by the managing member of Holdings. Class A Common Units, all of which are held by the Company, has voting rights, and Class B Common Units does not have any voting rights. The managing member is authorized to cause Holdings to authorize, create and issue additional Units or new classes of equity securities of Holdings solely to the extent that such new Units or other classes of equity securities are substantially identical to a class of equity securities of the Company. If at any time after Closing the Company issues new shares of Class A Common Stock, Holdings will generally be required to issue a corresponding number of new Class A Common Units to the Company.

Management

The Company, as the managing member of Holdings, has the sole right to manage and control the Company except where the vote of the members is required by law or the Amended Holdings Operating Agreement. If any vote of members is required by law or the Amended Holdings Operating Agreement, the Company, as the sole member having Class A Common Units, is the sole person entitled to vote on such matters. The business, property and affairs of Holdings is managed solely by the managing member, and the managing member cannot be removed or replaced except by the vote of the Class A Common Units.

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Distributions

The Company, as managing member of Holdings may, in its sole discretion, authorize distributions to the members Holdings. All such distributions will be made pro rata in accordance with each member’s Units of Holdings (with Class A Common Units and Class B Common Units participating pari passu in all distributions), except in certain cases relating to (i) the Company or its subsidiaries redeeming, repurchasing or otherwise acquiring its equity securities and (ii) indemnification of Holdings members and their representatives.

The Amended Operating Agreement provides for cash distributions, which we refer to as “tax distributions,” to the holders of Units in an amount sufficient to cause the Company to receive a distribution equal to all of the Company’s federal, state, local and non-U.S. tax liabilities during the taxable period to which the tax distribution relates.

Upon the liquidation or winding up of Holdings, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Units (with Class A Common Units and Class B Common Units treated pari passu), pro rata based on their proportional ownership.

Transfer Restrictions

The Amended Operating Agreement contains restrictions on transfers of units and will require the prior consent of the managing member (which, in most cases, may be granted or withheld in the managing member’s sole discretion) for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Units for Class A Common Stock pursuant to the Exchange Agreement as described below.

Amendments

The managing member may amend the Amended Holdings Operating Agreement, provided that certain amendments that may increase a member’s liability or prejudice a class of members of Holdings (or members vis-à-vis their class of membership) or otherwise modify certain key terms require the approval of certain of the members of Holdings in addition to the manager member.

The foregoing description of the Amended Holdings Operating Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended Holdings Operating Agreement, which is attached as an exhibit to the registration statement of which this prospectus is a part.

Exchange Agreement

In connection with the Closing, we, Holdings and Seller entered into the Exchange Agreement, permitting Seller and holders of Holdings Class B Units and Class V Common Stock (together with Seller, the “Holders”) to exchange their Holdings Class B Units and Class V Common Stock for shares of Class A Common Stock.

The exchange ratio shall be one Holdings Class B Unit and one share of Class V Common Stock for one share of Class A Common Stock. The exchange ratio may be equitably adjusted for any subdivision or combination of the Class B Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock, or for any subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Class B Units. Concurrently with such issuance, any exchanged Class B Units shall automatically convert into Class A Units held by us, and shares of Class V Common Stock shall automatically be deemed cancelled.

A Holder shall not be entitled to effect an exchange to the extent that we determine such exchange would violate applicable law (including securities laws) or not be permitted under our organizational documents or other agreements, including the Amended Holdings Operating Agreement and Registration Rights Agreement. We may also limit the rights of Holders to exchange their Holdings Class B Units under the Exchange Agreement if we determine in good faith that such restrictions are necessary so that Holdings will not be treated as a “publicly traded partnership” under applicable tax laws and regulations, and may impose necessary restrictions on exchange to avoid such treatment.

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Each of Holdings, us, and an exchanging Holder shall bear its own expenses incurred in connection with any exchange, except that Holdings shall bear any transfer taxes, stamp taxes and similar duties (unless the Holder has requested that the shares of Class A Common Stock be issued in the name of another person).

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Exchange Agreement, which is attached as an exhibit to the registration statement of which this prospectus is a part.

Stryve Related Party Transactions

Unit Forfeiture and Cancellation Agreements. During July 2020, Stryve LLC entered into a unit forfeiture and cancellation agreement with each of Gabe Carimi, Joe Oblas and Ted Casey. The agreements provided for each of Messrs. Carimi, Oblas and Casey to forfeit all of their respective Stryve LLC Class B Units in exchange for the issuance of a promissory note to each individual. The promissory notes issued to each of Gabe Carimi and Joe Oblas were in the principal amount of $400,000 and the promissory note issued to Ted Casey was in the principal amount of $700,000. The promissory notes were balloon promissory notes that accrued interest at 3.0% per annum with all interest and principal due on the maturity date of July 28, 2024. In addition, Alex Hawkins entered into a promissory note with Stryve LLC on January 1, 2020 to borrow $150,000 in principal on the same terms as the notes issued to Messrs. Carimi, Oblas and Casey. Each of Messrs. Carimi, Oblas, Casey and Hawkins used the proceeds from the promissory notes with Stryve to purchase an equal amount in principal of convertible promissory notes from Stryve LLC, which convertible notes accrued interest at 6.0% per annum and were convertible into equity of Stryve LLC (the “Related Party Convertible Notes”).

Series 3 Preferred Units. Mr. Casey previously purchased $675,000 of Series 3 Preferred Units from Stryve LLC in August 2020 for a discounted purchase price of $600,000. The Series 3 Preferred Units (which became Series 3 Preferred Units of Seller pursuant to the Merger), will participate in any distribution of Class B Units of Holdings and shares of Class V Common Stock, made by Seller to its members. In addition, on December 31, 2020, Stryve LLC entered into a note cancellation and exchange agreement with each of Gabe Carimi and Joe Oblas. The agreements provided for each of Messrs. Carimi and Oblas to convert all of the principal and accrued interest from outstanding cash advances made by each individual from time to time to Stryve LLC for working capital into Series 3 Preferred Units of Stryve LLC. The outstanding principal for each of the shareholder loans for Messrs. Carimi and Oblas was $1,450,000 ($1,704,964 with accrued interest) and $422,068 ($551,143 with accrued interest), respectively. The outstanding principal and interest on these loans were converted into Series 3 Preferred Units of Stryve LLC (which became Series 3 Preferred Units of Seller pursuant to the Merger).

Convertible Promissory Notes. In addition to the convertible notes described above under “Unit Forfeiture and Cancellation Agreements,” Stryve issued the following convertible promissory notes with related parties:

●	Greg Bohlen, a former director of Stryve Foods, LLC, purchased a $500,000 convertible promissory note on November 14, 2019, which convertible note accrued interest at 6.0% per annum and was convertible into equity of Seller.

●

Ted Casey, a director of Stryve, purchased a $500,000 convertible promissory note on August 19, 2019, which convertible note accrued interest at 6.0% per annum and was convertible into equity of Stryve, purchased two $250,000 convertible promissory notes on October 30, 2019 through trusts, which convertible notes accrued interest at 6.0% per annum and were convertible into equity of Stryve and purchased a $100,000 convertible promissory note on May 1, 2020, which convertible note accrued interest at 6.0% per annum and was convertible into equity of Stryve.

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●

On January 13, 2021, the Company entered into a note payable agreement with a principal balance of $1,600,000 (the “Member Note Payable”) with Ted Casey. The Member Note Payable bore interest at 6% per annum. Principal and accrued interest of the Member Note Payable was exchanged for participation in the Bridge Notes on January 28, 2021. The Company then entered into an additional Bridge Note with a principal balance of $190,000 on January 28, 2021 with Ted Casey. The Bridge Notes were satisfied in full by the Company in exchange for Class A Common Stock upon the consummation of the Business Combination on July 20, 2021.

Upon the Closing of the Business Combination, all principal and accrued interest under each of the convertible promissory notes (including the Related Party Convertible Notes) was converted into newly issued Series 3 Preferred Units of Seller, which Series 3 Preferred Units will participate in any distribution of Class B Units of Holdings and shares of Class V Common Stock, made by Seller to its members, under the terms of Seller’s limited liability company agreement.

January 2020 Promissory Note. Stryve and Lee Dunlap, a former director of Stryve LLC, entered into an unsecured promissory note in January 2020 whereby Stryve borrowed $250,000 at an interest rate of 16% per year with accrued interest payable monthly and the principal payable on the date of maturing. The balance, as of December 31, 2020, was $250,000, which was repaid in full.).

Guaranties. Except as noted below, Messrs. Carimi, Casey and Oblas each have executed unconditional personal guarantees with respect to all principal, interest and other fees and costs under several of Stryve’s loan facilities as detailed below:

●	$10.98 million of borrowings with Origin Bank (the “Origin Bank Borrowings”), which borrowings were repaid in full;
●	$4.5 million bridge loan with Van Maren Financial, which loan was repaid in full;
●	$2.5 million bridge loan with Montgomery Capital Partners III, LP, which loan was repaid in full; and
●	$2.7 million side-car bridge loan with individuals of Montgomery Capital Partners III, LP, which loan was repaid in full.

Mr. Casey did not personally guaranty certain obligations under the Origin Bank Borrowings related to Braaitime and Biltong USA acquisitions.

Management Agreement. On June 1, 2018, Stryve entered into a Management Agreement with Meaningful Partners, LLC (“MP”). Jacob Capps, a former director of Stryve LLC and a current director of Seller, is a founding member of MP. The Management Agreement provided for MP to provide Stryve with financial related services for $10,000 per month. Stryve owed MP approximately $225,216 under the Management Agreement as of the closing of the Business Combination, which amount was paid in full after the Closing (at which point the Management Agreement automatically terminated).

Sale and Leaseback. On June 4, 2021, Stryve consummated the Sale and Leaseback Transaction for its manufacturing facility in Madill, Oklahoma with an entity controlled by Ted Casey, a director of Stryve. The Sale and Leaseback Transaction was consummated for a total purchase price of $7.5 million, which provided Stryve with net proceeds (after transaction related costs) of approximately $7.3 million. In connection with the consummation of the Sale and Leaseback Transaction, Stryve entered into a Lease Agreement pursuant to which Stryve leased back the facility for an initial term of twelve (12) years, unless earlier terminated or extended in accordance with the terms of the Lease Agreement. Under the Lease Agreement, Stryve’s financial obligations include base rent of approximately $60,000 per month, which rent will increase on an annual basis at two percent (2%) over the initial term and two-and-a-half percent (2.5%) during any extension term. Stryve is also responsible for all monthly expenses related to the leased facility, including insurance premiums, taxes and other expenses, such as utilities. As a result of the Sale and Leaseback Transaction, Mr. Casey is not be considered an independent director.

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Employment Arrangements. Stryve has entered into employment agreements with its executive officers. See “Stryve’s Executive Compensation—Agreements with Stryve’s Named Executive Officers and Potential Payments Upon Termination or Change of Control.”

Other. During the year ended December 31, 2021, the Company purchased approximately $258,401 in goods from an entity controlled by Ted Casey, a director of Stryve (the “Related Party Manufacturer”). The Company did not purchase goods from the Related Party Manufacturer in periods prior to the year ended December 31, 2021.

Andina Related Party Transactions

In July and August 2016, Andina issued an aggregate of 2,875,000 Ordinary Shares to B. Luke Weil for $25,000 in cash, at a purchase price of approximately $0.009 share. Mr. Weil thereafter subsequently transferred certain Insider Shares to other initial shareholders, including the underwriters in Andina’s IPO, at the same price originally paid for such shares. Simultaneously with the IPO, the underwriters partially exercised their over-allotment option for 800,000 of the total possible 1,500,000 additional Units. Because the underwriters’ exercised the over-allotment option in part, Andina’s initial shareholders forfeited an aggregate of 175,000 Insider Shares.

In January 2019, certain of Andina’s initial shareholders, including the underwriters in Andina’s IPO, purchased an aggregate of 395,000 Private Units at $10.00 per unit (for a total purchase price of $3,950,000) in a private placement closed simultaneously with the closing of Andina’s IPO. The Private Units are identical to the Units sold in Andina’s IPO, except that the warrants underlying the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial shareholders or their permitted transferees. The purchasers of the Private Units have agreed (A) to vote the Ordinary Shares underlying the Private Units in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to Andina’s amended and restated memorandum and articles of association with respect to Andina’s pre-business combination activities prior to the consummation of such a business combination unless Andina provides Public Shareholders with the opportunity to convert their Public Shares in connection with any such vote, (C) not to convert any Ordinary Shares underlying the Private Units for cash from the Trust Account in connection with a shareholder vote to approve a proposed initial business combination or a vote to amend the provisions of Andina’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, and (D) that the Ordinary Shares underlying the Private Units shall not participate in any liquidating distribution from the Trust Account upon winding up if a business combination is not consummated. The purchasers of Private Units have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to certain permitted transferees) until the completion of Andina’s initial business combination.

Prior to the consummation of Andina’s IPO, B. Luke Weil, the Chairman of Andina’s Board, loaned Andina an aggregate of $34,259, which were used for a portion of the expenses of Andina’s IPO. The loans were fully repaid upon the closing of Andina’s IPO.

Andina has entered into the Insider Letter Agreement with each Insider pursuant to which, among other things, Andina’s Chairman, B. Luke Weil, has agreed that, if Andina liquidates the Trust Account prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Andina for services rendered or contracted for or products sold to Andina in excess of the net proceeds of Andina’s IPO not held in the Trust Account, and will not seek repayment for such expenses, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, there can be no assurances that he will be able to satisfy those obligations if he is required to do so. The Insider Letter Agreement also includes provisions relating to transfer restrictions of the Insider Shares and Private Warrants, indemnification of the Trust Account, waiver of redemption rights and participation in liquidation distributions from the Trust Account.

On January 28, 2021, Andina entered into the Insider Forfeiture Agreement with each Insider pursuant to which the Insiders have agreed to pursuant to which each Insider has agreed to, among other things, cancel certain Insider Shares, Private Rights and Private Warrants held by such Insider, effective as of the Closing, to amend the Insider Escrow Agreement pursuant to which Insider Shares are held in escrow and to extend the lock-up period for their Insider Shares.

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On January 28, 2019, Andina entered into the Insider Escrow Agreement with the Insiders and the Transfer Agent, as escrow agent. Simultaneously with the execution of the Business Combination Agreement, Andina, the Insiders and the Transfer Agent entered into an amendment to the Insider Escrow Agreement acknowledging the replacement of their Andina Ordinary Shares held in escrow thereunder with Andina common stock in the Domestication and, in order to match the lock-up period in the Lock-Up Agreement, to extend the lock-up period for their Insider Shares (including any that are transferred to other persons in support of the Transactions) effective as of the Closing so that the testing for the early release with respect to 50% of their Insider Shares will only begin twenty (20) trading days prior to the six (6) month anniversary of the Closing.

On January 28, 2019, Andina entered into the Insider Registration Rights Agreement with each of the Insiders. Pursuant to the Business Combination Agreement, as a condition to the Business Combination, Insiders holding at least 66-2/3% of Andina’s outstanding “registrable securities” entered into an amendment to the Insider Registration Rights Agreement to make the Insider Registration Rights Agreement consistent with the terms of the registration rights agreement between Andina and the Seller in connection with the Business Combination.

Andina entered into a letter agreement with a member of Andina’s Board that provides for a success fee to be paid to such director upon consummation of a Business Combination with a target business introduced to Andina by such director in an amount equal to 0.6% of the total consideration paid by Andina in the transaction, subject to certain minimum and maximum amounts set forth in the agreement. This letter agreement did not apply to the Business Combination.

Andina engaged each of the joint book-running managers for Andina’s IPO to assist Andina in connection with Andina’s initial business combination. Andina paid each of them a cash fee for such services upon the consummation of the Business Combination in an aggregate amount equal to 3% of the total gross proceeds raised in Andina’s IPO.

In addition, Cowen Investments II LLC (“Cowen Investments”), an affiliate of Cowen, holds 409,967 Insider Shares and 92,157 Private Units, and Craig-Hallum holds 175,700 Insider Shares and 39,496 Private Units. These financial interests may have resulted in the joint book-running managers having a conflict of interest when providing the services to Andina in connection with the Business Combination.

Related to the Business Combination, Andina entered into engagement letters with Cowen and Craig-Hallum, to be financial advisors and placement agent to the transaction, with an aggregate success fee of 2% of the transaction value, 6% fee of gross proceeds raised as agents and a capital markets advisory fee.

In addition, Andina entered into several letter agreements with unaffiliated third parties that provide for a success fee to be paid to each such third party upon consummation of a business combination with a target business introduced to us by such third party in amounts ranging from 0.75% to 1.0% of the total consideration paid by us in the business combination, subject to certain minimum and maximum amounts set forth in the various agreements. None of these letter agreements applied to the Business Combination.

Related Person Transactions Policy

The Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. Specifically, pursuant to the Company’s audit committee charter, the audit committee has the responsibility to review related party transactions.

A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;

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●	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting shares;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting shares; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

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PLAN OF DISTRIBUTION

Issuance of Class A Common Stock:

Up to 7,488,343 shares of Class A Common Stock will be issued for a set of one Holdings Class B Unit and one share of Class V Common Stock tendered for exchange by one or more of the selling stockholders pursuant to their contractual rights. We do not know when such rights will be exercised.

We will bear all costs, expenses and fees in connection with the registration and issuance of the Class A Common Stock. We will not bear any of the brokerage commissions, selling expenses or similar costs related to any resales of the Class A Common Stock.

Resale of Class A Common Stock by Selling Stockholders:

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

97

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida.

EXPERTS

The consolidated financial statements of Stryve Foods, Inc. and subsidiaries as of and for the years ended December 31, 2021 and 2020, included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Class A Common Stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

98

INDEX TO FINANCIAL STATEMENTS

STRYVE FOODS, INC.

Audited Financial Statements as of and for the years ended December 31, 2021 and 2020

Unaudited Financial Statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021

F-1

Report of the Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Stryve Foods, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Stryve Foods, Inc. (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Changes in Accounting Principles ASU No.2016-02

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for leases in 2021 due to the adoption of Accounting Standards update (“ASU”) No. 2016-02, Leases (Topic 842), as amended, effective January 1, 2021, using the modified retrospective approach.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY
March 31, 2022

F-2

STRYVE FOODS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$2,217,191	$591,634
Accounts receivable, net	2,900,281	679,061
Inventory, net	7,215,981	3,373,033
Prepaid media spend	450,000	249,000
Prepaid expenses and other current assets	2,255,539	529,230
Total current assets	15,038,992	5,421,958

Property and equipment, net	6,825,895	6,845,132
Right-of-use asset, net	767,382	—
Goodwill	8,450,000	8,450,000
Intangible asset, net	4,604,359	4,962,834
Prepaid media spend, net of current portion	1,084,548	498,662
Other assets	4,192	58,545
TOTAL ASSETS	36,775,368	$26,237,131

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	3,097,516	3,839,384
Accrued expenses	1,634,978	1,710,384
Current portion of lease liability	168,482	—
Line of credit	3,500,000	3,500,000
Current portion of long-term debt	3,447,056	22,649,995
Total current liabilities	11,848,032	31,699,763

Long-term debt, net of current portion	119,542	3,874,235
Lease liability, net of current portion	598,900	—
Financing obligation - related party operating lease	7,500,000	—
Deferred tax liability, net	67,223	—
Deferred Stock Compensation Liability	71,197	—
Warrant liability	128,375	—
TOTAL LIABILITIES	20,333,269	35,573,998

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock - $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	—	—
Class A common stock - $0.0001 par value, 400,000,000 shares authorized, 8,633,755 shares issued and outstanding	863	—
Class V common stock - $0.0001 par value, 200,000,000 shares authorized, 11,502,355 and 10,152,020 shares issued and outstanding, respectively	1,150	1,015
Additional paid-in-capital	100,551,257	42,783,367
Accumulated deficit	(84,111,171)	(52,121,249)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	16,442,099	(9,336,867)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	36,775,368	$26,237,131

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

STRYVE FOODS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year
	Ended December 31
	2021	2020
SALES, net	$30,081,577	$17,002,052

COST OF GOODS SOLD (exclusive of depreciation shown separately below)	$19,814,287	$11,097,868

GROSS MARGIN	$10,267,290	5,904,184

OPERATING EXPENSES
Selling expenses	$26,124,853	10,763,951
Operations expense	$4,521,771	2,309,201
Salaries and wages (including non-cash compensation)	$9,275,724	5,799,460
Depreciation and amortization expense	$1,621,733	1,290,128
Loss on disposal of fixed assets	$11,015	13,512
Total operating expenses	$41,555,096	20,176,252

OPERATING LOSS	$(31,287,806)	(14,272,068)

OTHER (EXPENSE) INCOME
Interest expense	(3,027,707)	(3,301,818)
PPP loan forgiveness	1,669,552	—
Change in fair value of Private Warrants	252,800	—
Gain on debt extinguishment	545,200	—
Other (expense) income	(111,689)	27,115
Total other (expense) income	(671,844)	(3,274,703)

NET LOSS BEFORE INCOME TAXES	(31,959,650)	(17,546,771)
Income taxes	30,272	—

NET LOSS	$(31,989,922)	$(17,546,771)
Loss per common share:
Basic and diluted	$(2.16)	$(2.14)

Weighted average shares outstanding:
Basic and diluted	14,821,319	8,184,663

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

STRYVE FOODS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2021 and 2020

	Common Stock Class A		Common Stock Class B/V		Additional	Retained
	Shares	Amount	Shares	Amount	Paid-in-Capital	Earnings	Total

BALANCE, JANUARY 1, 2021	—	—	10,152,020	$1,015	$42,783,367	$(52,121,249)	$(9,336,867)

Repurchase of member shares	—	—	(12,598)	(1)	$(99,949)	—	$(99,950)

Conversion of Convertible Notes & interest payable to Class V common stock	—	—	1,362,933	$136	$10,822,138	—	$10,822,274

Recapitalization
Recapitalization with Andina	3,409,949	341	—	—	$11,571,705	—	$11,572,046
PIPE Raise	5,607,372	561	—	—	$35,062,867	—	$35,063,428
Tax impact of recapitalization	-	-	—	—	$(67,223)	—	$(67,223)

Pre-Funded Warrant	(800,000)	(80)	—	—	$80	—	$—

Issuance of Restricted Stock Units	3,500	—	—	—	$20,055	—	$20,055
Issuance of Restricted Stock Awards	412,934	41	—	—	$458,217	—	$458,258

Net Loss	-	-	—	—	$—	(31,989,922)	$(31,989,922)

BALANCE, DECEMBER 31, 2021	8,633,755	$863	11,502,355	$1,150	$100,551,257	$(84,111,171)	$16,442,099

	Common Stock Class B/V		Additional	Retained
	Shares	Amount	Paid-in-Capital	Earnings	Total

BALANCE, JANUARY 1, 2020	8,370,647	837	28,759,163	(34,574,478)	(5,814,478)

Members’ contributions	1,781,373	178	14,024,204	—	$14,024,382

Net loss	—	—	—	(17,546,771)	(17,546,771)

BALANCE, DECEMBER 31, 2020	10,152,020	$1,015	$42,783,367	$(52,121,249)	$(9,336,867)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

STRYVE FOODS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	December 31	December 31
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(31,989,922)	$(17,546,771)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization expense	1,376,495	1,290,128
(Gain) Loss on disposal of fixed assets	11,015	13,512
Amortization of intangible assets	245,238	-
Amortization of debt issuance costs	532,547	205,018
Net change in right-of-use assets and liabilities	34,226	-
Interest income on members loan receivable	(27,123)	(23,745)
Bad debt expense	1,078,302	744,863
Gain on debt extinguishment	(545,200)	-
Forgiveness on paycheck protection program loan	(1,669,552)	-
Amortization of stock based compensation	549,510	-
Change in fair value of Private Warrants	(252,800)	-
Forgiveness of Notes Receivable	1,700,869	-
Changes in operating assets and liabilities:
Accounts receivable	(3,299,522)	4,095
Inventory	(3,842,948)	(1,252,481)
Prepaid media spend	(786,886)	(747,662)
Prepaid expenses and other current assets	(1,703,444)	364,883
Vendor Deposits	30,607	(34,800)
Accounts payable	(741,868)	(152,514)
Accrued liabilities	1,059,591	1,349,215
Net cash used in operating activities	(38,240,865)	(15,786,259)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisition	—	(1,511,900)
Cash paid for purchase of equipment	(1,435,022)	(1,046,723)
Cash received for sale of equipment	66,750	56,192
Net cash used in investing activities	(1,368,272)	(2,502,431)

CASH FLOWS FROM FINANCING ACTIVITIES
Member contributions	—	8,738,754
Repurchase of member shares	(99,950)	—
Investment from Andina	36,135,517	—
Borrowings on long-term debt	200,000	2,761,427
Repayments on long-term debt	(4,472,150)	(1,354,651)
Borrowings on related party debt	13,904,000	200,000
Repayments on related party debt	(7,611,366)	(415,000)
Borrowings on short-term debt	14,884,549	4,509,449
Repayments on short-term debt	(11,198,740)	(126,260)
Issuance of convertible debt	—	2,840,000
Debt issuance costs	(507,166)	—
Borrowings on paycheck protection program loan	—	1,669,552

Net cash provided by financing activities	41,234,694	18,823,271

Net change in cash and cash equivalents	1,625,557	534,581
Cash and cash equivalents at beginning of year	591,634	57,053
Cash and cash equivalents at end of year	$2,217,191	$591,634

SUPPLEMENTAL INFORMATION:
Cash paid for interest	2,800,004	2,439,426
NON-CASH INVESTING AND FINANCING ACTIVITY:
Non-cash retirement of Bridge Notes	10,856,964	—
Right-of-use assets obtained in exchange for operating lease liabilities	937,147	—
Member subscriptions for convertible note	—	1,650,000
Assets acquired in Kalahari transaction	—	5,867,344
Liabilities assumed in Kalahari transaction	—	(882,438)
Short term debt converted to related party debt	—	3,001,366
Accrued interest converted to Series 3 Preferred units	—	1,088,561
Long term debt converted to related party debt	—	550,000
Related party debt converted to Series 3 Preferred units	—	3,997,067
Short term debt converted to Series 3 Preferred units	—	200,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-6

STRYVE FOODS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Description of Business

Stryve Foods, Inc. (f/k/a Andina Acquisition Corp. III) (“Stryve” or the “Company”) is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products. The Company offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. The Company is headquartered in Plano, Texas, with manufacturing operations in Madill, Oklahoma.

On July 20, 2021 (the “Closing Date”), the Company completed a business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”) by and among the Company, Andina Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Holdings”), B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) as the representative for the shareholders of the Company (other than the Seller), Stryve Foods, LLC, a Texas limited liability company, Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Seller. Notwithstanding the legal form of the Business Combination, pursuant to the Business Combination Agreement, the Business Combination has been accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”). Under this method of accounting, Stryve Foods, LLC is treated as the acquirer and the Company is treated as the acquired company for financial statement reporting purposes.

In connection with the completion of the Business Combination and as contemplated by the Business Combination Agreement, the Company: (i) issued 4,250,000 shares of Class A common stock to private placement investors for aggregate consideration of $42.5 million; (ii) the Company issued 1,357,372 shares of Class A common stock, satisfied by the offset of $10.9 million of principal and accrued interest under outstanding unsecured promissory notes (the “Bridge Notes”) issued by Stryve Foods, LLC to certain investors in a private placement on the closing date of the Business Combination, and (iii) 11,502,355 newly issued non-voting Class B common units of Holdings (the “Seller Consideration Units”) and voting (but non-economic) Class V common stock of the Company (subject to a post-Closing working capital true-up). In addition, the Company’s ordinary shares outstanding prior to the Closing were converted into 3,409,949 shares of Class A common stock of the Company without any action of the holders. The Seller will distribute the Seller Consideration Units to its members in accordance with its limited liability company agreement.

Prior to July 20, 2021, Stryve Foods, LLC was a “pass-through” (limited liability company) entity for income tax purposes and had no material income tax accounting reflected in its financial statements for financial reporting purposes since taxable income and deductions were “passed through” to its members. Following the consummation of the Business Combination, the combined company is organized in an “Up-C” structure and is now a taxable C corporation in which the business of Stryve Foods, LLC and its subsidiaries is held by Holdings, which is a subsidiary of the Company. By virtue of the Up-C structure, the Company’s only direct assets consist of its equity interests in Holdings, an entity of which the Company maintains 100% voting control. As the member of Holdings with voting control, the Company has full, exclusive and complete discretion to manage and control the business of Stryve Foods, LLC and to take all actions it deems necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Stryve Foods, LLC and, accordingly, the financial statements are prepared on a consolidated basis. The financial statements of the Company now account for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income taxes. Stryve Foods, LLC has four wholly owned subsidiaries, Biltong Acquisition Company LLC, Braaitime LLC, Protein Brothers, LLC, and Kalahari Snacks, LLC.

The consolidated financial statements are under the name of the Company, the legal parent, but represent Stryve Foods, LLC, the legal subsidiary (accounting acquirer) with an adjustment to retrospectively adjust the legal capital to reflect the legal capital as earnings per share (“EPS”). EPS is calculated using the equity structure of the Company, including the equity interests issued to the Seller in the Business Combination. Prior to the Business Combination, EPS is based on Stryve Foods, LLC’s net income and weighted average common shares outstanding on an as exchanged basis that were received in the Business Combination. Subsequent to the Business Combination, EPS is based on the actual number of common shares on an as exchanged basis of the Company outstanding during that period. For any periods prior to the Closing, basic and diluted net income/loss per share have been retroactively adjusted to reflect the reverse recapitalization of the Company utilizing the number of Seller Consideration Units (adjusted as necessary to reflect the capital activity of Stryve Foods, LLC prior to the Closing) as the weighted average shares outstanding for those periods and the actual shares outstanding for any periods after the Closing, all on an as exchanged basis.

F-7

Note 2 - Liquidity

The Company incurred net losses of approximately $32.0 million (including non-cash charges of $3.0 million) during the year ended December 31, 2021. Cash used in operating activities was approximately $38.2 million for the year ended December 31, 2021. The Company has historically funded its operations with cash flow from operations, equity capital raises, and note payable agreements from shareholders and private investors, in addition to bank loans. Its principal uses of cash have been debt service, capital expenditures and working capital, and funding operations.

At December 31, 2021, the Company had total current assets of $15.0 million and current liabilities of $11.8 million resulting in working capital of $3.2 million. At December 31, 2021, the Company had total assets of $36.8 million and total liabilities of $20.3 million resulting in stockholders’ equity of $16.4 million.

The Company’s operating plans are primarily focused on expanding its distribution base and increasing awareness of its products and brands while improving and expanding its manufacturing and distribution capabilities. Debt financing may require the Company to pledge assets and enter into covenants that could restrict certain business activities or its ability to incur further indebtedness; and may contain other terms that are not favorable to the Company or its stockholders.

While Stryve has materially improved its liquidity position through the Business Combination by repaying $10.6 million of debt, the unpredictable nature of the current COVID-19 pandemic may put the current manufacturing facility at risk, as it may relate to the supply chain and the welfare of the Company’s labor.

On January 6, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with select accredited investors (the “2022 PIPE Investors”), relating to the issuance and sale of 2,496,934 shares of the Company’s Class A common stock and, in lieu of Class A Common Stock, pre-funded warrants to purchase 7,797,184 shares of Class A common stock (the “PIPE Pre-Funded Warrants”), and accompanying warrants (the “PIPE Warrants”) to purchase up to 10,294,118 shares of Class A common stock with an exercise price equal to $3.60 and a term of five years (the “Offering”). The Offering closed on January 11, 2022. The Class A common stock and PIPE Warrants were sold at a combined purchase price of $3.40 per share (less $0.0001 per share for PIPE Pre-Funded Warrants). The Company received gross proceeds from the Offering of approximately $35 million before deducting estimated offering expenses. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

On January 31, 2022, the Company repaid approximately $6,841,000 of principal and interest to Origin under the Line of Credit and the outstanding notes, which represented all of the outstanding indebtedness to Origin.

The uncertainty of current market conditions could also adversely impact capital markets, with the risk of significant contraction occurring. This risk still is apparent and constantly considered by management, as it relates to external capital availability.

Aside from the current COVID-19 impact on customer population, market condition and operational challenges, management tracks other potential risk not necessarily associated with the pandemic. One example is the overall ability of the United States Department of Agriculture (USDA) to materially restrict and/or shut down operations through regulatory oversight. Another is a potential natural disaster or inclement weather at the Oklahoma facility which could serve to disrupt production. Finally, the Company’s leadership is intrinsically tied to the growth, strategic direction and overall delivery of the Company’s product. Should anything occur to leadership, this could be seen as a significant gap and a possible adverse event by external investors in the Company.

Based on the Company’s cash balance of approximately $2.2 million as of December 31, 2021, the proceeds from the Offering in January 2022, its significantly deleveraged balance sheet as of the date of these financials, and its expected cash flows, the Company believes that its available cash and working capital should be sufficient to fund its operations for at least the next 12 months from the issuance date of these financials and management has greater latitude over expenses with its improved cash position.

F-8

Note 3 - Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and include all information and footnotes necessary for a complete presentation of financial statements in conformity with GAAP. The Company’s consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Accounting estimates and assumptions discussed herein are those that management considers to be the most critical to an understanding of the consolidated financial statements because they inherently involve significant judgements and uncertainties. Estimates are used for, but not limited to revenue recognition, allowance for doubtful accounts and customer allowances, useful lives for depreciation and amortization, standard costs of inventory, provisions for inventory obsolescence, impairments of goodwill and long-lived assets, warrant liabilities and valuation allowances for deferred tax assets. All of these estimates reflect management’s judgment about current economic and market conditions and their effects based on information available as of the date of these consolidated financial statements. If such conditions persist longer or deteriorate further than expected, it is reasonably possible that the judgements and estimates could change, which may result in future impairments of assets among other effects.

Accounts Receivable and Allowance for Doubtful Accounts, Returns, and Deductions

Accounts receivable are customer obligations due under normal trade terms. The Company records accounts receivable at their net realizable value, which requires management to estimate the collectability of the Company’s receivables. Judgment is required in assessing the realization of these receivables, including the credit worthiness of each counterparty and the related aging of past due balances. Management provides for an allowance for doubtful accounts equal to the estimated uncollectable amounts, in addition to a general provision based on historical experience. Management provides for the customer accommodations based upon a general provision of a percentage of sales in addition to known deductions. The percentage provided was increased from 8% to 11% during 2021 based upon the level of deductions processed. As of December 31, 2021 and December 31, 2020, the allowance for doubtful accounts and returns and deductions totaled $1,236,497 and $1,603,069, respectively. Total bad debt expense for the year ended December 31, 2021 and 2020 was $1,078,302 and $744,863, respectively.

Concentration of Credit Risk

The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company maintains cash balances in bank accounts that may, at times, exceed Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

F-9

For the year ended December 31, 2021 and 2020, customers and vendor concentrations in excess of 10% of consolidated sales and purchases are as follows:

		For the Year
		Ended December, 31
		2021	2020
Customers:
	Customer A	12%	27%
	Customer B	11%	13%
	Customer C	10%	-
Vendor:
	Vendor A	-	19%

As of December 31, 2021 the following customers represented more than 10% of accounts receivable balances. No vendors represented more than 10% of the accounts payable balance:

		Accounts	Accounts
		Receivable	Payable
Customers:
	Customer A	19%	-
	Customer B	15%	-
Vendors:			-
	Vendor A	-	10%

Revenue Recognition Policy

The Company manufactures and markets a broad range of protein snack products through multiple distribution channels. The products are offered through branded and private label items. Generally, the Company considers all revenues as arising from contracts with customers. Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

(1)	Identification of the contract with a customer

(2)	Identification of the performance obligations in the contract

(3)	Determination of the transaction price

(4)	Allocation of the transaction price to the performance obligations in the contract

(5)	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company’s revenue derived from the sale of branded and private label products is considered variable consideration as the contract includes discounts, rebates, incentives and other similar items. Generally, revenue is recognized at the point in time when the customer obtains control of the product, which may occur upon either shipment or delivery of the product. The payment terms of the Company’s contracts are generally net thirty to sixty days, although early pay discounts are offered to customers.

The Company regularly experiences customer deductions from amounts invoiced due to product returns, product shortages, and delivery nonperformance penalty fees. This variable consideration is estimated using the expected value approach based on the Company’s historical experience, and it is recognized as a reduction to the transaction price in the same period that the related product sale is recognized. Based on the Company’s analysis of the new revenue standards, revenue recognition from the sale of finished goods to customers, which represents substantially all of the Company’s revenues, was not impacted by the adoption of the new revenue standards.

F-10

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products to customers. Revenue is recognized when the Company satisfies its performance obligations under the contract by transferring the promised product to its customer.

The Company’s contracts generally do not include any material significant financing components.

Performance Obligations

The Company has elected the following practical expedients provided for in Topic 606, Revenue from Contracts with Customers:

(1)	The Company has excluded from its transaction price all sales and similar taxes collected from its customers.

(2)	The Company has elected to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

(3)	The Company has elected to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations.

(4)	The portfolio approach has been elected by the Company as it expects any effects would not be materially different in application at the portfolio level compared with the application at an individual contract level.

(5)	The Company has elected not to disclose information about its remaining performance obligations for any contract that has an original expected duration of one year or less.

Neither the type of good sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

Disaggregation of Net Sales

The following table shows the net sales of the Company disaggregated by channel for the year ended December 31, 2021 and 2020 (in thousands):

	For the Year
	ended December 31,
(In thousands)	2021	2020
e-Commerce	$10,874	$6,284
Wholesale	13,654	6,151
Private label	5,554	4,567
Ending balance	$30,082	$17,002

Inventory

Inventories consist of raw materials, work in process, and finished goods, are stated at lower of cost or net realizable value determined using the standard cost method. The Company reviews the value of items in inventory and provides write-downs and write-offs of inventory for obsolete, damaged, or expired inventory. Write-downs and write-offs are included in cost of goods sold.

F-11

Prepaid Media Spend

In fiscal 2020, the Company entered into a bartering arrangement with an independent full-service corporate trade company, a vendor, whereas the Company will provide inventory in exchange for media credits. As of December 31, 2021 the Company provided inventory to an independent full-service corporate trade company in exchange for future services. The Company has the right to utilize this asset as credits against future media buying services with this vendor. During 2021, the Company exchanged $836,886 of inventory for certain media credits and recorded the transfer of the inventory asset as a reduction of inventory and an increase to a prepaid media asset which is included in “Prepaid media spend” on the accompanying consolidated balance sheet. The Company had $1.5 million of unused media credits as of December 31, 2021. The Company can utilize the credits at any time over the five year period following the dates the credits were created.

The Company accounts for barter transactions under ASC Topic No. 845 “Nonmonetary Transactions.” Barter transactions with commercial substance are recorded at the estimated fair value of the products exchanged, unless the products received have a more readily determinable estimated fair value. Revenue associated with barter transactions is recorded at the time of the exchange of the related assets.

Advertising Costs

In accordance with ASC 720-35, Advertising Costs, advertising and marketing costs are charged to operations in the period incurred. Advertising and marketing expenses for the year ended December 31, 2021 and 2020 were $14,488,125 and $6,123,049 respectively and are included in selling expenses in the accompanying statements of operations.

Leases

In accordance with FASB ASC Topic 842, Leases we determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (ROU) assets, current operating lease liabilities, and noncurrent operating lease liabilities in the consolidated balance sheets. Finance leases are included in property, plant and equipment, current maturities of long-term debt, and long-term debt, net of debt issuance costs and current maturities in the consolidated balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. Variable payments are not included in ROU assets or lease liabilities and can vary from period to period based on asset usage or our proportionate share of common costs. The implicit rate within our leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. We estimate our incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. The ROU asset also includes any lease prepayments made and any initial direct costs incurred and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. We have elected not to recognize ROU assets or lease liabilities for leases with a term of 12 months or less.

The Company has elected the “package of practical expedients” and as a result is not required to reassess its prior accounting conclusions about lease identification, lease classification and initial direct costs for lease contracts that exist as of the transition date. The Company accounts for each lease and any non-lease components associated with that lease as a single lease component for all asset classes.

Recognition, measurement and presentation of expenses and cash flows arising from a lease will depend on classification as a finance or operating lease. Operating lease expense is recognized on a straight-line basis over the lease term, whereas the amortization of finance lease assets is recognized on a straight-line basis over the shorter of the estimated useful life of the underlying asset or the lease term. Operating lease expense and finance lease amortization are presented in Cost of Sales or Selling, General and Administrative in our Consolidated Statements of Income depending on the nature of the leased item. Interest expense on finance lease obligations is recorded over the lease term and is presented in Interest expense, based on the effective interest method. All operating lease cash payments and interest on finance leases are presented within Cash flows from operating activities and all finance lease principal payments are presented within cash flows from financing activities in our Consolidated Statements of Cash Flows.

F-12

Goodwill. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in the acquisition of Biltong USA Inc., and Braaitime LLC in 2018. Goodwill is accounted for in accordance with ASC 350, “Intangibles – Goodwill and Other”. Goodwill is reviewed and tested for impairment on a reporting unit level annually.

In January 2017, the FASB issued ASU 2017-03, “Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, effective for periods beginning after December 15, 2019, with an election to adopt early. The ASU requires only a one-step qualitative impairment test, whereby a goodwill impairment loss will be measured as the excess of a reporting unit’s carrying amount over its fair value. It eliminates Step 2 of the current two-step goodwill impairment test, under which a goodwill impairment loss is measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. A significant amount of judgment is required in estimating fair value and performing goodwill impairment tests. For the years ended December 31, 2021 and 2020, there was no impairment of goodwill.

Intangible Assets

On December 11, 2020, the Company’s wholly-owned subsidiary, Kalahari Snacks, LLC, entered into an asset purchase agreement with Kalahari Brands, Inc. consisting principally of its brands and marks, to acquire certain assets and liabilities of Kalahari Brands for a purchase price of $5,867,344. In terms of the asset purchase agreement, a post-closing working capital adjustment was applied to the purchase price. The adjustment of $113,237 was applied against the Kalahari Seller Note (See Note 10 - Debt).

The brand name is accounted for in accordance with ASC 350, “Intangibles – Goodwill and Other”, and amortized on a straight-line basis over 20 years and reviewed annually for impairment. As of December 31, 2021, there was no impairment of the intangible asset.

Stock Based Compensation

Stock-based compensation awards are accounted for in accordance with ASC Topic 718, Compensation –Stock Compensation (ASC 718). The Company expenses the fair value of stock awards granted to employees and members of the board of directors over the requisite service period, which is typically the vesting period. Compensation cost for stock-based awards issued to employees is measured using the estimated fair value at the grant date and is adjusted to reflect actual forfeitures.

Stock-based awards issued to non-employees, including directors for non-board-related services, are accounted for based on the fair value of such services received or the fair value of the awards granted on the grant date, whichever is more reliably measured. Stock-based awards subject to service-based vesting conditions are expensed on a straight-line basis over the vesting period.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

Accordingly, the Company classifies the private warrants issued to Andina’s original stockholders (the “Private Warrants”) as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations.

F-13

Net Income (Loss) per Share

The Company reports both basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of shares of common stock outstanding and excludes the dilutive effect of warrants, stock options, and other types of convertible securities. However, the Pre-Funded Warrants are included in the calculation of basic earnings per share as the Pre-Funded Warrants can be exercised for nominal value. Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding and the dilutive effect of stock options, warrants and other types of convertible securities are included in the calculation. Dilutive securities are excluded from the diluted earnings per share calculation if their effect is anti-dilutive, such as in periods where the Company would report a net loss. For any periods prior to the Closing, basic and diluted net income/loss per share have been retroactively adjusted to reflect the reverse recapitalization of the Company utilizing the Seller Consideration Units (adjusted as necessary to reflect the capital activity of the Company prior to the Closing) as the weighted average shares outstanding for those periods and the actual shares outstanding for any periods after the Closing all on an as exchanged basis. As of December 31, 2020, there were no dilutive securities. As of December 31, 2021, there were 10,997,500 dilutive common stock equivalents consisting of warrants which were anti-dilutive.

Income Taxes

The Company accounts for income taxes pursuant to the asset and liability method of ASC 740, Income Taxes, which requires the Company to recognize current tax liabilities or receivables for the amount of taxes as estimated are payable or refundable for the current year, and deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts and their respective tax bases of assets and liabilities and the expected benefits of net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period enacted. A valuation allowance is provided when it is more likely than not that a portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which related temporary differences become deductible.

Under the terms of a Tax Receivable Agreement (the “TRA”) as part of the Business Combination Agreement, the Company generally will be required to pay to the Seller 85% of the applicable cash savings, if any, in U.S. federal and state income tax based on its ownership in Andina Holdings, LLC that the Company is deemed to realize in certain circumstances as a result of the increases in tax basis and certain tax attributes resulting from the Business Combination. This is accounted for in conjunction with the methods used to record income tax described above.

The Company follows the provisions of ASC 740-10 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740-10 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.

The benefit of tax positions taken or expected to be taken in the Company income tax returns is recognized in the financial statements if such positions are more likely than not of being sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits”. A liability is recognized (or amount of net operating loss carryover or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740-10. Interest costs and related penalties related to unrecognized tax benefits are required to be calculated, if applicable. The Company’s policy is to classify assessments, if any, for tax related interest and penalties as a component of income tax expense. As of December 31, 2021, no liability for unrecognized tax benefits was required to be reported. We do not expect any significant changes in our unrecognized tax benefits in the next year.

F-14

Tax Receivable Agreement

In conjunction with the Business Combination, the Company also entered into a TRA with Seller and Holdings. Pursuant to the TRA, the Company is required to pay Seller 85% of the amount of savings, if any, in U.S. federal, state, local and foreign income tax that the Company actually realizes as a result of (A) tax basis adjustments resulting from taxable exchanges of Class B common units of Holdings and Class V common stock of the Company acquired by the Company in exchange for Class A common stock of the Company and (B) tax deductions in respect of portions of certain payments made under the TRA. All such payments to the Seller are the obligations of the Company. As of December 31, 2021, there have been no exchanges of Class B common units of Holdings and Class V common stock of the Company for Class A common stock of the Company and, accordingly, no TRA liabilities currently exist.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, a line of credit, and vehicle notes payable. The carrying amounts of cash, accounts receivable, and accounts payable approximate their respective fair values because of the short-term maturities or expected settlement date of these instruments. The line of credit and vehicle notes payable have fixed interest rates the Company believes reflect current market rates for notes of this nature. The Company believes the current carrying value of long-term debt approximates its fair value because the terms are comparable to similar lending arrangements in the marketplace.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

ASU 2016-02, Leases. In 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance related to accounting for leases. The new guidance requires the recognition of right-of-use (“ROU”) assets and lease liabilities for those leases classified as operating leases under previous guidance. In 2018, the FASB also approved an amendment that would permit the option to adopt the new standard prospectively as of the effective date, without adjusting comparative periods presented. The standard was effective for the Company in 2021.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The standard includes multiple key provisions, including removal of certain exceptions to ASC 740, Income Taxes, and simplification in several other areas such as accounting for a franchise tax that is partially based on income. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Adoption of this new standard did not have an impact to our disclosures.

In October 2020, the FASB issued ASU No. 2020-10 “Codification Improvements.” The new accounting rules improve the consistency of the Codification by including all disclosure guidance in the appropriate Disclosure Section (Section 50) that had only been included in the Other Presentation Matters Section (Section 45) of the Codification. Additionally, the new rules also clarify guidance across various topics including defined benefit plans, foreign currency transactions, and interest expense. The standard was effective for the Company in the first quarter of 2021. Adoption of this new standard did not have an impact to our disclosures.

F-15

Note 4 - Inventory

As of December 31, 2021 and 2020 inventory consisted of the following:

	As of	As of
	December 31,	December 31,
	2021	2020
Raw materials	$2,188,284	$1,068,259
Work in process	2,128,894	190,610
Finished goods	2,898,803	2,114,164
Total Inventory	$7,215,981	$3,373,033

As of December 31, 2021 and 2020, the reserve for slow moving and obsolete inventory was $170,482 and $444,485, respectively.

Note 5 - Prepaid Expenses and Other Current Assets

As of December 31, 2021 and 2020 prepaid expenses and other current assets consisted of the following:

	As of	As of
	December 30,	December 31,
	2021	2020
Insurance	$940,588	$38,384
Marketing and advertising	195,876	$153,181
Vendor deposits	927,108	$121,318
Other	191,967	$216,347
	$2,255,539	$529,230

Note 6 - Property & Equipment

As of December 31, 2021 and 2020 property and equipment consisted of the following:

	As of	As of
	December 31,	December 31,
	2021	2020

Plant and equipment	$6,291,019	$5,507,377
Furniture and fixtures	41,201	35,421
Leasehold improvements	2,329,725	1,922,332
Website	111,002	111,002
Land	242,333	242,333
Building	1,399,200	1,399,200
Total cost	10,414,480	9,217,665
Less accumulated depreciation	(3,588,585)	(2,372,532)
Property and equipment, net	$6,825,895	$6,845,132

Depreciation expense for the year ended December 31, 2021 and 2020 was $1,376,495 and $1,290,128 respectively.

Note 7 – Intangible Asset

As of December 31, 2021 and 2020, intangible assets consisting of the acquired brand assets of Kalahari had a balance of $4,604,359 and $4,962,834 respectively. As of December 31, 2021, management estimated that the remaining useful life of the Company’s intangible asset was approximately 19 years.

F-16

The estimated future amortization of intangibles subject to amortization at December 31, 2021 was as follows:

5 Year Schedule

2022	$242,335
2023	242,335
2024	242,335
2025	242,335
2026	242,335
Thereafter	3,392,686

Total remaining amortization	$4,604,359

Amortization expense for the year ended December 31, 2021 was $245,238. There was no amortization in 2020.

Note 8 – Accrued Expenses

As of December 31, 2021 and 2020 accrued expenses consisted of the following:

	As of	As of
	December 30,	December 31,
	2021	2020
Interest payable	$34,612	$976,032
Insurance liability	-	15,813
Deferred rent	34,226	-
Payroll liabilities	622,619	296,036
State Taxes	10,900	-
Broker and commission payables	21,354	68,093
Marketing and advertising payables	329,530	6,250
Credit card payables	206,586	201,116
Capital raise payables	-	94,978
Professional fees payable	156,400	-
Other	218,751	52,066
	$1,634,978	$1,710,384

Note 9 - Line of Credit

The balance on the Company’s existing line of credit (the “Line of Credit”) was $3,500,000 as of December 31, 2021 and 2020. The Line of Credit was secured by all assets of the Company and was guaranteed by certain directors of the Company. The Line of Credit was subject to certain covenants, including requirements for debt service coverage ratio, tangible net worth ratio, and liquidity requirements, as outlined in the agreement. Effective December 15, 2021, the maturity date was extended to January 31, 2022, and the waiver for debt covenants was extended to January 31, 2022. The Company paid off the Line of Credit on January 28, 2022.

F-17

Note 10 - Debt

As of December 31, 2021 and 2020 debt consisted of the following:

	As of	As of
	December 31,	December 31,
	2021	2020
Long-term debt	$1,566,598	$5,677,505
Short-term debt	2,000,000	7,745,843
Related party notes payable	-	3,001,366
Convertible Notes, net of subscriptions to members	-	8,254,390
Payroll protection loan	-	1,669,552
Other notes payable	-	212,066
Line of credit	3,500,000	3,500,000
Total notes payable	7,066,598	30,060,722
Less: current portion	(3,447,056)	(22,649,995)
Less: line of credit	(3,500,000)	(3,500,000)
Notes payable, net of current portion	119,542	3,910,727
Deferred financing fees	-	(36,492)
Total notes payable, net	$119,542	$3,874,235

Long-Term Debt

Outstanding as of December 31, 2021

Unless otherwise stated, collateralized loans are secured by the net book value of the assets of the Company, totaling $36,775,368 as of December 31, 2021 and $26,237,131 as of December 31, 2020

On August 17, 2018, the Company entered into a promissory note agreement with Origin Bank (“CapEx”) with a limit on borrowings of $2,240,000. As of December 31, 2021 and 2020, the principal amount due on the CapEx was $1,304,896 and $1,521,874, respectively. This note was repaid in full on January 28, 2022.

On December 3, 2018, the Company entered into a business loan agreement with First United Bank and Trust Co. (“Loan Agreement”), for a principal balance of $89,001. The Loan Agreement calls for monthly principal and interest payments of $1,664, at an interest rate of 4.49% per annum, and matures on December 15, 2023. The principal amount due on the Loan Agreement was $38,136 and $55,893 as of December 31, 2021 and December 31, 2020 respectively. The Loan Agreement is secured by the vehicles acquired with the loan having a carrying value which approximates the outstanding loan balance.

On March 12, 2021, the Company entered into a note payable agreement (“Broken Stone Agreement”) with Broken Stone Investments, LLC. for the principal amount of $200,000, bearing interest at 5% per annum, with all principal and accrued interest thereon due and payable at maturity of June 1, 2023. The Broken Stone Agreement calls for monthly principal and interest payments of $8,774 to commence on July 1, 2021 through maturity on June 1, 2023. As of December 31, 2021, the balance on this loan was $154,088.

Retired during the twelve months ended December 31, 2021

On January 24, 2018, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement”) for the principal amount of $1,000,000. The balance as of December 31, 2020 was $156,866, which was repaid in full.

On February 9, 2018, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement 2”) for the principal amount of $1,000,000. The balance as of December 31, 2020 was $156,510, which was repaid in full.

F-18

On June 29, 2018, the Company entered into a promissory note agreement with Origin Bank (“Mortgage”) for the principal amount of $1,240,000. The balance as of December 31, 2020 was $1,160,547, which was satisfied in full with the proceeds of the sale-leaseback of the Madill property.

On January 14, 2020, the Company entered into a promissory note agreement with an individual investor, (“Promissory Note”) for a principal balance of $250,000. The balance as of December 31, 2020 was $250,000, which was repaid in full.

On January 16, 2020, the Company entered into a loan and security agreement (“Lender Agreement”) with Montgomery Capital Partners III, LP, (the “Lender”) for a principal balance up to $2,000,000. The balance as of December 31, 2020 was $1,888,318, which was repaid in full.

Short-Term Debt

Outstanding as of December 31, 2021

Effective December 15, 2021, the maturity date on all notes outstanding with Origin Bank were extended to January 31, 2022 under similar terms, and the waiver for debt covenants was extended to January 31, 2022. The debt covenants were released upon the repayment of the notes with Origin Bank on January 28, 2022.

On June 23, 2020, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement 3”) for the principal amount of $2,000,000. The Security Agreement 3 called for interest only payments beginning August 5, 2020 through September 5, 2020, at an interest rate of 5% per annum, with the entire balance maturing on October 5, 2020. The maturity date was extended to January 31, 2022. The Security Agreement 3 was secured by the assets of the Company and guaranteed by certain directors of the Company. As of December 31, 2021, the principal amount due on Security Agreement 3 was $2,000,000. This note was repaid in full on January 28, 2022.

Retired during the twelve months ended December 31, 2021

On July 15, 2019, the Company entered into a note payable agreement (“VM Agreement”) with Van Maren Financial (USA), Inc. for the principal amount of $2,000,000, which was increased to $3,250,000 effective December 15, 2019. This note was repaid in full.

On April 6, 2020, the Company entered into a secondary loan and security agreement (“Lender Agreement 2”) with Montgomery Capital Partners III, LP, with a schedule of lenders, for a principal balance of $2,700,000, which was repaid in full.

On December 11, 2020, the Company entered into a note payable agreement (“Kalahari Seller Note”) as a result of the transaction to acquire certain assets of Kalahari Brands, Inc., in the principal sum of $3,245,843, which was repaid in full.

On March 25, 2021, the Company entered into a note payable agreement (“VM Agreement #2”) with Van Maren Financial (USA), Inc. for the principal amount of $4,610,000, which was repaid in full.

On May 24, 2021, the Company entered into a note payable agreement (“CVI Agreement”) with CVI Investments, Inc. for the principal amount of $2,300,000, which was repaid in full.

On June 30, 2021, the Company entered into a note payable agreement (“ICBT Agreement”) with ICBT Holdings, Ltd. for the principal amount of up to $1,666,667 of which $833,333 of principal was drawn, which was repaid in full.

On June 30, 2021, the Company entered into a note payable agreement (“MCA #4 Agreement”) with Montgomery Capital Partners IV, LP. for the principal amount of up to $2,900,000, which was repaid in full.

F-19

Related Party Notes Payable

On January 13, 2021, the Company entered into a note payable agreement with a principal balance of $1,600,000 (the “Member Note Payable”) with a member of the Company. The Member Note Payable bears interest at 6% per annum. Principal and accrued interest of the Member Note Payable was exchanged for participation in the Bridge Notes on January 28, 2021. The Company then entered into an additional Bridge Note with the same member with a principal balance of $190,000 on January 28, 2021. The Bridge Notes were satisfied in full by the Company in exchange for Class A common stock upon the consummation of the Business Combination on July 20, 2021.

Effective January 28, 2021, the VM Agreement was amended to extend the maturity date to June 30, 2021, and the Company subsequently paid off all outstanding principal and accrued interest on February 2, 2021.

Effective March 25, 2021, the Company entered into VM Agreement #2 totaling $4,610,000, at 12% interest per annum and a maturity date of September 30, 2021. As of June 30, 2021, $4,610,000 of this amount had been drawn from the lender. This loan was repaid in full on July 20, 2021.

Interest expense on related party notes payable totaled $34,926 and $202,112 for the year ended December 31, 2021 and 2020, respectively.

Convertible Notes

From August 19, 2019 through December 2, 2019, the Company entered into multiple convertible note agreements (the “2019 Convertible Notes”) totaling $5,414,390. The 2019 Convertible Notes were to mature 24 months after issuance, and bore interest at a rate of 6% per annum and were payable upon maturity. Upon a triggering event or maturity, the 2019 Convertible Notes were to convert into preferred units based upon the calculations defined in the 2019 Convertible Note agreements. The 2019 Convertible Notes were subordinate in right of payment to all current and future indebtedness of the Company.

From January 1, 2020, through July 1, 2020, the Company entered into multiple convertible note agreements (the “2020 Convertible Notes”) with various lenders totaling $2,840,000. The 2020 Convertible Notes were to mature 24 months after issuance, and bore interest at a rate of 6% per annum and were payable upon maturity. Upon a triggering event or maturity, the 2020 Convertible Notes were to convert into preferred units based upon the calculations defined in the 2020 Convertible Note agreements. The 2020 Convertible Notes were subordinate in right of payment to all current and future indebtedness of the Company.

The terms of the 2020 Convertible Notes and 2019 Convertible Notes (collectively the “Convertible Notes”) were substantively the same. In the presentation of the financial statements, the Convertible Notes are shown net of subscriptions due from certain members and officers of the Company totaling $1,650,000 of principal. Pursuant to the Closing of the Business Combination, the Convertible Notes were amended by Seller (as successor by merger to Stryve Foods, LLC) and a majority of the noteholders of the Convertible Notes to allow for a conversion into the Series 3 preferred units of Seller.

Effective January 28, 2021, the Company entered into several note agreements that could be satisfied in full by the Company in exchange for Class A common stock upon the consummation of the Business Combination (the “Bridge Notes”) totaling $10,600,000, at 6% interest and maturity dates of October 31, 2021. Upon the Closing of the Business Combination, the Company issued $10.9 million of Class A common stock satisfying, by offset, the full principal and interest accrued under the Bridge Notes.

Other Notes Payable

The Company holds various financing and lease agreements with original principal balances ranging from $20,000 through $50,000 for the year ended December 31, 2021. The vehicle financing agreements call for monthly principal and interest payments ranging from $368 through $585 and bear interest at fixed rates ranging from 3.89% through 6.81% per annum. Outstanding principal and accrued interest are due at maturity, ranging from October 12, 2022 through September 13, 2024. The principal amount due on the agreements was $102,779 as of December 31, 2021. The financing agreements are secured by vehicles with a net book value of $68,257 as of December 31, 2021.

The Other Notes Payable, Related Party Notes Payable, and Seller Notes are subordinated to the Line of Credit.

F-20

Future minimum principal payments on the notes payable as of December 31, 2021:

2022	$6,947,056
2023	93,943
2024	18,267
2025	7,332
2026	-

$7,066,598

Note 11 - Income Taxes

The Company is subject to federal and state income taxes with respect to its allocable share of any taxable income or loss of Andina Holdings, LLC, which includes operations of Stryve Foods, LLC, as well as any standalone income or loss the Company generates. Andina Holdings, LLC is treated as a partnership for federal income tax purposes, and for most applicable state and local income tax purposes, and generally does not pay income taxes in most jurisdictions. Instead, Andina Holdings, LLC taxable income or loss is passed through to its members, including the Company. Despite its partnership treatment, Andina Holdings, LLC is liable for income taxes in those states not recognizing its pass-through status and for certain of its subsidiaries not taxed as pass-through entities. Prior to the BCA, the loss at Stryve Foods, LLC was passed through to it’s members and therefore recorded no tax provision in prior periods. As a result, the disclosures below reflect only the period ending December 31, 2021.

The components of income (loss) before income taxes, which includes the pre and post IPO periods during the year ended December 31, 2021, were as follows:

December 31,
2021
Domestic	$(31,959,650)
Foreign	-
Income before income taxes and NCI	$(31,959,650)

Significant components of income tax expense (benefit) were as follows:

December 31,
2021
Current income taxes:
Federal	$-
State	30,272
Foreign	-
Total current income taxes	$30,272
Deferred income taxes:
Federal	$-
State	-
Foreign	-
Total deferred income taxes	$-
Other tax expense (benefit)
Income tax expense (benefit)	$30,272

F-21

A reconciliation of income taxes computed at the U.S. federal statutory income tax rate of 21% to income tax (expense) benefit was as follows:

December 31,
2021
U.S. federal income taxes at statutory rate	$(6,711,527)
State and local income tax, net of federal benefit	$30,272
Permanent tax adjustments	$-
Pre-IPO Income	$3,677,549
Noncontrolling interest	$1,700,704
FMV of Warrant	$(53,088)
Remeasurement of TRA	$-
Change in valuation allowance	$1,386,362
Other	$-
Income tax expense (benefit)	$30,272

The tax effect of temporary differences that gave rise to significant components of deferred tax assets and liabilities consisted of the following at December 31, 2021:

December 31,
2021
Deferred Tax Assets
Investment in partnership	$6,877,827
Net Operating Loss	1,575,425
163(j)	160,527
Deferred Tax Assets	$8,613,779
Valuation Allowance	(8,613,779)
Net deferred tax asset	$-
Deferred Tax Liabilities
Other	(67,223)
Deferred Tax Liabilities	(67,223)
Net deferred tax asset/ (liability)	$(67,223)

On March 27, 2020, the U.S. federal government enacted the Coronavirus Aid, Relief and Economic Security Act (the CARES Act) and on December 27, 2020 enacted the Consolidated Appropriations Act, 2021, neither of which had a material impact on the Company’s provision for income taxes.

Valuation Allowance

The Company recorded a valuation allowance of $8.6 million at December 31, 2021. In determining the need for a valuation allowance, the Company assessed the available positive and negative evidence to estimate whether future taxable income would be generated to permit use of the existing deferred tax assets (“DTA’s”). As of December 31, 2021, a significant piece of objective negative evidence evaluated was the three-year cumulative loss before taxes. Such objective evidence limits the ability to consider other subjective evidence, such as projections for future growth. The Company determined that there is uncertainty regarding the utilization of certain DTAs such as the investment in Andina Holdings, LLC, federal and state operating losses and state net operating losses, and the interest expense limitation. Therefore, a valuation allowance has been recorded against the DTAs for which it is more-likely-than-not they will not be realized. The amount of DTA considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as projections for growth.

F-22

Management has established a 100% valuation allowance against the deferred tax assets as management does not believe it is more likely than not that these assets will be realized. The Company’s valuation allowance increased by approximately $8.6 million in 2021.

December 31,
2021
Beginning balance	$-
Charged to costs and expenses	1,386,362
Charged to equity	7,227,417
Ending balance	$8,613,779

Upon audit, tax authorities may challenge all or part of a tax position. A tax position successfully challenged by a taxing authority could result in an adjustment to our provision for income taxes in the period in which a final determination is made. The Company did not maintain any unrecognized tax benefits as of December 31, 2021.

Net Operating Loss Carryforwards

The Company has tax net operating loss (NOL) carryforwards related to its US federal and state operations of approximately $6.5 million as of December 31, 2021. The federal NOLs are carried forward indefinitely and the state NOLs will expire between 2036 and 2041.

The Company is subject to taxation in the United States and various state jurisdictions and as of December 31, 2021, the Company is not currently under U.S. federal or state income tax examinations by tax authorities.

Tax Receivable Agreement Liability

In conjunction with the Business Combination, the Company also entered into a TRA with the Seller and Holdings. Pursuant to the TRA, the Company is required to pay Seller 85% of the amount of savings, if any, in U.S. federal, state, local and foreign income tax that the Company actually realizes as a result of (A) tax basis adjustments resulting from taxable exchanges of Class B common units of Holdings and Class V common stock of the Company acquired by the Company in exchange for Class A common stock of the Company and (B) tax deductions in respect of portions of certain payments made under the TRA. All such payments to the Seller are the obligations of the Company. As of December 31, 2021, there have been no exchanges of Class B common units of Holdings and Class V common stock of the Company for Class A common stock of the Company.

As of December 31, 2021, the Company has recorded a full valuation allowance against its net deferred tax assets as the realizability of the tax benefit is not at the more likely than not threshold. Since the benefit has not been recorded, the Company has determined that the TRA liability is not probable and therefore no TRA liability exists as of December 31, 2021.

Note 12 - Shareholders’ Equity

The Company’s Amended and Restated Certificate of Incorporation (“Charter”) authorizes the issuance of 610,000,000 shares, of which 400,000,000 shares are Class A common stock, par value $0.0001 per share, 200,000,000 shares of Class V common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

F-23

Warrants

The Company has outstanding 10,997,500 warrants outstanding of which 10,800,000 are public warrants and 197,500 are Private Warrants. Each warrant represents the right to purchase an equal number of shares of the Company’s Class A common stock. Each redeemable warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50, subject to adjustment on or after July 20, 2021. The warrants expire on July 20, 2026.

●	The Company may call the public warrants for redemption (but not the Private Warrants), in whole and not in part, at a price of $.01 per Public Warrant:

●	at any time while the Public Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each public warrant holder,

●	if, and only if, the reported last sale price of shares of Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to public warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to shares of Class A common stock underlying such public warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption.

Private Warrants

The Company has agreed that so long as the Private Warrants are still held by our initial shareholders or their affiliates, it will not redeem such Private Warrants and will allow the holders to exercise such Private Warrants on a cashless basis (even if a registration statement covering shares of Class A common stock issuable upon exercise of such warrants is not effective). As of December 31, 2021 there were 197,500 Private Warrants outstanding.

Pre-Funded Warrants

On September 15, 2021, the Company entered into a Share Repurchase Agreement with various entities (collectively, the “Investors”) whereby the Company repurchased an aggregate of 800,000 shares of Class A common stock (the “Repurchase Shares”) from the Investors. The purchase price for the Repurchase Shares was the issuance of an aggregate of 800,000 pre-funded warrants to acquire an equal number of shares of Class A common stock (the “Pre-Funded Warrants”). The Pre-Funded Warrants do not expire and are exercisable at any time after their original issuance.

The Pre-Funded Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates that report together as a group under the beneficial ownership rules, would beneficially own, after such exercise more than 9.99% of Stryve’s issued and outstanding Class A common stock. In the event of a fundamental transaction, as described in the Pre-Funded Warrants, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

Stryve Foods, Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”)

The Incentive Plan allows the Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its board of directors and/or compensation committee. The Incentive Plan also allows the Company to use a broad array of equity incentives and performance cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders. The Incentive Plan is administered by the Company’s board of directors or its compensation committee, or any other committee or subcommittee or one or more of its officers to whom authority has been delegated (collectively, the “Administrator”). The Administrator has the authority to interpret the Incentive Plan and award agreements entered into with respect to the Incentive Plan; to make, change and rescind rules and regulations relating to the Incentive Plan; to make changes to, or reconcile any inconsistency in, the Incentive Plan or any award agreement covering an award; and to take any other actions needed to administer the Incentive Plan.

F-24

The Incentive Plan permits the Administrator to grant stock options, stock appreciation rights (“SARs”), performance shares, performance units, shares of Class A common stock, restricted stock, restricted stock units (“RSUs”), cash incentive awards, dividend equivalent units, or any other type of award permitted under the Incentive Plan. The Administrator may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of the Company or any affiliate, including the plan of an acquired entity).

The Company has reserved a total of 2,564,960 shares of Class A common stock for issuance pursuant to the Incentive Plan. The number of shares reserved for issuance under the Incentive Plan will be reduced on the date of the grant of any award by the maximum number of shares, if any, with respect to which such award is granted. However, an award that may be settled solely in cash will not deplete the Incentive Plan’s share reserve at the time the award is granted. If (a) an award expires, is canceled, or terminates without issuance of shares or is settled in cash, (b) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (c) shares are forfeited under an award, (d) shares are issued under any award and the Company reacquires them pursuant to its reserved rights upon the issuance of the shares, (e) shares are tendered or withheld in payment of the exercise price of an option or as a result of the net settlement of outstanding stock appreciation rights or (f) shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then those shares are added back to the reserve and may again be used for new awards under the Incentive Plan. However, shares added back to the reserve pursuant to clauses (d), (e) or (f) in the preceding sentence may not be issued pursuant to incentive stock options.

As of December 31, 2021, 1,749,526 shares of Class A common stock remain available for issuance under the Incentive Plan.

Note 13 - Stock Based Compensation

The Company’s stock-based awards that result in compensation expense consist of restricted stock units (RSUs) and restricted stock awards (RSAs). As of December 31, 2021, the Company had 1,749,526 shares available for grant under its stock plans. As of December 31, 2021, the total unrecognized compensation cost related to all unvested stock-based compensation awards was $3.8 million is expected to be recognized over the next four years. RSUs generally vest over three years and RSAs generally vest from one to four years.

Restricted Stock Units (RSUs)

The following table summarizes the Company’s RSU activity:

		Weighted Average
	Restricted Stock	Award Date Fair
	Units	Value Per Share
Restricted Stock at January 1, 2021	-	$-
Added	403,000	$5.21
Forfeiture	(500)	$5.16
Vested	(3,500)	$5.73
Restricted Stock at December 31, 2021	399,000	$5.20

The fair value of RSUs is determined based on the closing market price of the Company’s stock on the grant date.

There were 3,500 RSUs that vested in 2021.

F-25

Restricted Stock Awards (RSAs)

The following table summarizes the Company’s RSA activity:

		Weighted Average		Weighted Average
	Restricted Stock	Award Date Fair Value	Director	Award Date Fair Value
	Awards	Per Share	Stock Awards	Per Share
Restricted Stock at January 1, 2021	-			$—
Added	578,250	$5.45	22,184	$5.70
Forfeiture	(187,500)	$5.73		$—
Vested	(62,250)	$5.33	(22,184)	$5.70
Restricted Stock at December 31, 2021	328,500	$5.31	-	$—

The fair value of RSAs is determined based on the closing market price of the Company’s stock on the grant date.

There were 62,250 RSAs that vested in 2021.

Stock Based Compensation Expense

The Company has a long-term incentive plan under which the Compensation Committee of the Board of Directors has the authority to grant share-based awards to Company employees and non-employees. Share based compensation costs associated with RSUs and RSAs grants are recorded as a separate component of Selling Expenses on the consolidated statements of income. Share-based compensation expense for service-based awards that contain a graded vesting schedule is recognized net of estimated forfeitures for plan participants on a straight-line basis.

Note 14 - Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Observable inputs such as quoted prices (unadjusted), for identical instruments in active markets.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

F-26

The following table presents information about the Company’s liability measured at fair value on a recurring basis at December 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2021	December 31, 2020
Liabilities:
Warrant liability - Private Warrants	3	$128,375	$-

Private Warrants

The Private Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.

The Private Warrants were valued using a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology, which is considered to be a Level 3 fair value measurement. The Private Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the binomial lattice model incorporating the Cox-Ross-Rubenstein methodology for the Private Warrants were as follows as at December 31, 2021:

Input	July 20, 2021	December 31, 2021
Risk-free interest rate	0.7%	1.2%
Dividend yield	0.0%	0.0%
Selected volatility	31.5%	49.7%
Exercise price	$11.50	$11.50
Market stock price	$9.20	$3.95

On December 31, 2021, the Private Warrants were determined to have a fair value of $0.58 per warrant for an aggregate fair value of $128,375.

The following table presents the change in the fair value of warrant liabilities for the period:

Warrant Fair Values	Private
Fair value as of July 20, 2021	$381,175
Change in fair value	(252,800)
Fair value as of December 31, 2021	$128,375

Note 15 - Related Party Transactions

Loan Agreements. In addition to the related party notes payable outlined in Note 10, the Company entered into agreements with certain members and officers of the Company, including Convertible Notes, in the aggregate principal amount of $1,650,000 (“Related Party Convertible Notes”) and offsetting note receivable agreements in the aggregate principal amount of $1,650,000. The note receivables of $1,650,000 and the accrued interest of $50,869 were forgiven in connection with the Business Combination on July 20, 2021. The forgiveness of these note receivables resulted in non-cash compensation expense of $1,700,869 in the year ended December 31, 2021. The Related Party Convertible Notes were converted into Series 3 units of the Seller on the same terms as the Convertible Notes.

Interest expense on the Related Party Convertible Notes totaled $54,518 for the year ended December 31, 2021.

Sale and Leaseback. On May 26, 2021, the Company entered into a Purchase and Sale Agreement with OK Biltong Facility, LLC (“Buyer”), an entity controlled by a member of the Company’s board of directors, pursuant to which the parties consummated a sale and leaseback transaction (the “Sale and Leaseback Transaction”) of the Company’s manufacturing facility and the surrounding property in Madill, Oklahoma (the “Real Property”) for a total purchase price of $7,500 thousand.

F-27

In connection with the consummation of the Sale and Leaseback Transaction, the Company entered into a lease agreement (the “Lease Agreement”) with Buyer pursuant to which the Company leased back the Real Property from Buyer for an initial term of twelve (12) years unless earlier terminated or extended in accordance with the terms of the Lease Agreement. Under the Lease Agreement, the Company’s financial obligations include base rent of approximately $60,000 per month, which rent will increase on an annual basis at two percent (2%) over the initial term and two-and-a-half percent (2.5%) during any extension term. The Company is also responsible for all monthly expenses related to the leased facility, including insurance premiums, taxes and other expenses, such as utilities. Under the Lease Agreement, the Company has three (3) options to extend the term of the lease by five (5) years for each such option and a one-time right and option to purchase the Real Property at a price that escalates over time and, if Buyer decides to sell the Real Property, the Company has a right of first refusal to purchase the Real Property on the same terms offered to any third party.

Management determined that the sale and leaseback transaction contained continuing involvement and thus used the financing method consistent with ASC 842. The transfer did not qualify as a sale, hence it is considered a “failed” sale and both parties account for it as a financing transaction. Accordingly, a financing obligation related to the operating lease in the amount of the sale price ($7,500 thousand) has been booked and the corresponding assets on the balance sheet are maintained. Under the finance method, rental payments are applied as amortization and/or interest expense on the financing obligation as appropriate using an assumed interest rate. The Company is accounting for these as interest only payments because the Company’s incremental cost to borrow when applied to the financing obligation is greater than the rental payments under the Lease Agreement. The Company recognized interest expense of $417,983 during the year ended December 31, 2021.

Other. During the year ended December 31, 2021, the Company purchased approximately $258,401 in goods from an entity controlled by a member of the Company’s Board of Directors (the “Related Party Manufacturer”). The balance owed to the Related Party Manufacturer at December 31, 2021 was $70,482. The Company did not purchase goods from the Related Party Manufacturer in prior periods.

Note 16 - Commitments and Contingencies

Operating Leases

The Company held two lease agreements for office and warehouse space in Texas as of December 31, 2021. The Company’s lease contracts have remaining terms ranging from 5 years to 6 years, some of which may include options to extend the leases for up to 5 years.

Rent expense under the leases was $363,971 for the year ended December 31, 2021. Rent expense includes month-to-month rental payments for facilities preceding the commencement of the lease agreement.

Other Balance Sheet information related to operating leases was as follows:

	December 31,
	2021	2020

Operating leases, Right-of-use assets, net	$767,382	$-
Weighted average remaining lease term, in years	5
Weighted Average Discount Rate	5%	-

The following table presents the balance of Operating lease obligations:

Operating lease liabilities (current)	$168,482	$-
Operating lease liabilities (long-term)	$598,900	$-
Total operating lease liabilities	$767,382	$-

F-28

Future minimum payments required under the lease agreements as of December 31, 2021 follows:

2022	$236,439
2023	242,830
2024	249,278
2025	116,309
2026	29,604
Total lease payments	$874,460
Less: imputed interest	107,078
Present value of lease liabilities	$767,382

Litigation

The Company may be a party to routine claims brought against it in the ordinary course of business. After consulting with legal counsel, the Company does not believe that the outcome of any such pending or threatened litigation will have a material adverse effect on its financial condition or results of operations. However, as is inherent in legal proceedings, there is a risk that an unpredictable decision adverse to the Company could be reached. The Company records legal costs associated with loss contingencies as incurred. Settlements are accrued when, and if, they become probable and estimable. A former employee asserted that the Company owed in excess of $1 million in unpaid commissions, unreimbursed expenses, and disputed the value of their class B profits interest that Stryve Foods, LLC repurchased upon his resignation from the business. All disputes with the former employee have been resolved pursuant to a confidential settlement without any admission of wrongdoing by either party.

Registration Rights Agreements

The Company is a party to various registration rights agreements with certain stockholders where it may be required to register securities for such stockholders in certain circumstances.

F-29

Note 17 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On January 6, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with select accredited investors (the “2022 PIPE Investors”), relating to the issuance and sale of 2,496,934 shares of the Company’s Class A common stock and, in lieu of Class A common stock, pre-funded warrants to purchase 7,797,184 shares of Class A common stock (the “PIPE Pre-Funded Warrants”), and accompanying warrants (the “PIPE Warrants”) to purchase up to 10,294,118 shares of Class A common stock with an exercise price equal to $3.60 and a term of five years (the “Offering”). The Offering closed on January 11, 2022. The Class A common stock and PIPE Warrants were sold at a combined purchase price of $3.40 per share (less $0.0001 per share for PIPE Pre-Funded Warrants). The Company received gross proceeds from the Offering of approximately $35 million before deducting estimated offering expenses. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

On January 31, 2022, the Company repaid approximately $6,841,000 of principal and interest to Origin under the Line of Credit and the outstanding notes, which represented all of the outstanding indebtedness to Origin.

F-30

STRYVE FOODS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalent	$5,011,077	$2,217,191
Accounts receivable, net	4,255,802	2,900,281
Inventory, net	6,652,527	7,215,981
Prepaid media spend, net of reserve	—	450,000
Prepaid expenses and other current assets	1,689,297	2,255,539
Total current assets	17,608,703	15,038,992

Property and equipment, net	8,015,522	6,825,895
Right of use asset, net	669,043	767,382
Goodwill	8,450,000	8,450,000
Intangible asset, net	4,483,191	4,604,359
Prepaid media spend, net of reserve and net of current portion	—	1,084,548
Other assets	—	4,192
TOTAL ASSETS	$39,226,459	$36,775,368

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	2,557,320	$3,097,516
Accrued expenses	2,568,054	1,634,978
Current portion of lease liability	210,901	168,482
Line of credit	-	3,500,000
Current portion of long-term debt	122,023	3,447,056
Total current liabilities	5,458,298	11,848,032

Long-term debt, net of current portion	35,829	119,542
Lease liability, net of current portion	491,399	598,900
Financing obligation - related party operating lease	7,500,000	7,500,000
Deferred tax liability, net	67,223	67,223
Deferred stock compensation liability	504,810	71,197
Warrant liability	43,065	128,375
TOTAL LIABILITIES	14,100,624	20,333,269

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock - $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	—	—
Class A common stock - $0.0001 par value, 400,000,000 shares authorized, 16,750,794 and 8,633,755 shares issued and outstanding, respectively	1,675	863
Class V common stock - $0.0001 par value, 200,000,000 shares authorized, 11,502,355 shares issued and outstanding	1,150	1,150
Additional paid-in-capital	132,902,242	100,551,257
Accumulated deficit	(107,779,232)	(84,111,171)
TOTAL STOCKHOLDERS’ EQUITY	25,125,835	16,442,099

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,226,459	$36,775,368

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-31

STRYVE FOODS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2022	2021	2022	2021
SALES, net	$10,946,158	$7,351,323	$18,366,712	$14,185,798

COST OF GOODS SOLD (exclusive of depreciation shown separately below)	15,371,112	3,770,271	21,667,739	7,926,921

GROSS (LOSS) MARGIN	(4,424,954)	3,581,052	(3,301,027)	6,258,877

OPERATING EXPENSES
Selling expenses	4,717,178	5,593,122	8,743,233	12,046,413
Operations expense	1,349,157	970,302	2,579,540	2,030,086
Salaries and wages	3,510,076	1,601,664	6,095,976	3,003,310
Depreciation and amortization expense	503,360	396,708	947,725	791,556
Prepaid media reserve	1,489,028	—	1,489,028	—
Gain on disposal of fixed assets	(24,012)	(9,654)	(24,012)	(8,578)
Total operating expenses	11,544,787	8,552,142	19,831,490	17,862,787

OPERATING LOSS	(15,969,741)	(4,971,090)	(23,132,517)	(11,603,910)

OTHER (EXPENSE) INCOME
Interest expense	(180,536)	(1,147,168)	(369,031)	(1,957,257)
PPP loan forgiveness	-	—	-	1,669,552
Change in fair value of Private Warrants	39,996	—	85,310	-
Gain on debt extinguishment	-	545,200	-	545,200
Other (expense) income	(215,383)	12,341	(215,382)	24,548
Total other (expense) income	(355,923)	(589,627)	(499,103)	282,043

NET LOSS BEFORE INCOME TAXES	(16,325,664)	(5,560,717)	(23,631,620)	(11,321,867)
Income taxes	28,655	—	36,441	—

NET LOSS	(16,354,319)	$(5,560,717)	(23,668,061)	$(11,321,867)
Loss per common share:
Basic and diluted	$(0.53)	$(0.55)	$(0.78)	$(1.12)

Weighted average shares outstanding:
Basic and diluted	30,946,486	10,139,422	30,355,697	10,141,928

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-32

STRYVE FOODS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED JUNE 30, 2022

(Unaudited)

	Common Stock Class A		Common Stock Class B/V		Additional Paid-in-	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
BALANCE, JANUARY 1, 2022	8,633,755	$863	11,502,355	$1,150	$100,551,257	$(84,111,171)	$16,442,099

PIPE Investment	2,496,934	250	—	—	32,310,937	—	32,311,187
Prefunded Warrants converted into Common Stock Class A	1,443,557	144	—	—	(69)	—	75

Post closing adjustment of BCA	—	—	—	—	(238,089)	—	(238,089)

Issuance of Restricted Stock Awards	108,500	11	—	—	36,698	—	36,709

Net loss	—	—	—	—	—	(7,313,742)	(7,313,742)

BALANCE, MARCH 31, 2022	12,682,746	1,268	11,502,355	1,150	132,660,734	(91,424,913)	41,238,239

Prefunded Warrant converted into Common Stock Class A	3,553,589	356	—	—	(96)	—	259

Issuance of Restricted Stock Awards	501,125	50	—	—	172,802	—	172,852
Issuance of Restricted Stock Units	13,334	1	—	—	68,802	—	68,803

Net Loss	—	-	—	—	—	(16,354,319)	(16,354,319)

BALANCE, JUNE 30, 2022	16,750,794	1,675	11,502,355	1,150	132,902,242	(107,779,232)	25,125,835

F-33

STRYVE FOODS, INC.

Condensed Statement of Changes in Stockholders’ Deficit

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Common Stock Class B/V		Additional Paid-in-	Accumulated
	Shares	Amount	Capital	Deficit	Total

BALANCE, JANUARY 1, 2021	10,152,020	$1,015	$42,783,367	$(52,121,249)	$(9,336,867)

Repurchase of member shares	(12,598)	(1)	$(99,949)	—	(99,950)

Net loss	—	—	—	(5,761,151)	$(5,761,151)

BALANCE, MARCH 31, 2021	10,139,422	$1,014	$42,683,418	$(57,882,400)	$(15,197,968)

Net loss	—	—	—	(5,560,717)	$(5,560,717)

BALANCE, JUNE 30, 2021	10,139,422	$1,014	$42,683,418	$(63,443,117)	$(20,758,685)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-34

STRYVE FOODS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Six Months Ended June 30,	For The Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,668,061)	$(11,321,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	826,558	667,485
Amortization of intangible assets	121,167	124,071
Amortization of debt issuance costs	—	280,798
Amortization of right-of-use asset	98,340
Gain on disposal of fixed assets	(24,012)	(8,578)
Gain on debt extinguishment	—	(545,200)
Prepaid media reserve	1,489,028	—
Obsolete inventory reserve	821,782	—
Interest income on members loan receivable	—	(24,547)
Bad debt expense	288,623	262,888
Forgiveness on paycheck protection program loan	—	(1,669,552)
Stock based compensation expense	711,978	—
Change in fair value of Private Warrants	(85,310)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,644,144)	(2,727,652)
Inventory	(258,328)	(1,433,481)
Vendor deposits	4,193	—
Prepaid media spend	45,520	(170,632)
Prepaid expenses and other current assets	566,241	(800,209)
Accounts payable	(540,196)	1,645,302
Accrued liabilities	933,077	278,621
Operating lease payments	(65,083)	-
Net cash used in operating activities	(20,378,627)	(15,442,553)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of equipment	(2,033,174)	(249,048)
Cash received for sale of equipment	41,000	73,681
Net cash used in investing activities	(1,992,174)	(175,367)

CASH FLOWS FROM FINANCING ACTIVITIES
PIPE capital raise	32,311,187	—
Exercise of Prefunded Warrants	334	—
Repurchase of member shares	—	(99,950)
Post closing adjustment of BCA	(238,089)	—
Repayments on long-term debt	(4,908,745)	(4,360,359)
Borrowings on related party debt	—	9,294,000
Repayments on related party debt	—	(7,793,604)
Borrowings on short-term debt	—	19,694,550
Repayments on short-term debt	(2,000,000)	—
Debt issuance costs	—	(507,166)
Net cash provided by financing activities	25,164,687	16,227,471

Net change in cash and cash equivalents	2,793,886	609,551
Cash and cash equivalents at beginning of period	2,217,191	591,634
Cash and cash equivalents at end of period	$5,011,077	1,201,185

SUPPLEMENTAL INFORMATION:
Cash paid for interest	403,121	1,506,847

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-35

STRYVE FOODS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022

(Unaudited)

Note 1 - Organization and Description of Business

Stryve Foods, Inc. (f/k/a Andina Acquisition Corp. III) (“Stryve” or the “Company”) is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products. The Company offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. The Company is headquartered in Plano, Texas, with manufacturing operations in Madill, Oklahoma.

On July 20, 2021 (the “Closing Date”), the Company completed a business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement (the “BCA”) by and among the Company, Andina Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Holdings”), B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) as the representative for the shareholders of the Company (other than the Seller), Stryve Foods, LLC, a Texas limited liability company, Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Seller. Notwithstanding the legal form of the Business Combination, pursuant to the Business Combination Agreement, the Business Combination has been accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States (“GAAP”). Under this method of accounting, Stryve Foods, LLC is treated as the acquirer and the Company is treated as the acquired company for financial statement reporting purposes.

In connection with the completion of the Business Combination and as contemplated by the Business Combination Agreement, the Company: (i) issued 4,250,000 shares of Class A common stock to private placement investors for aggregate consideration of $42.5 million; (ii) issued 1,357,372 shares of Class A common stock, satisfied by the offset of $10.9 million of principal and accrued interest under outstanding unsecured promissory notes (the “Bridge Notes”) issued by Stryve Foods, LLC to certain investors in a private placement on the closing date of the Business Combination, and (iii) 11,502,355 newly issued non-voting Class B common units of Holdings (the “Seller Consideration Units”) and voting (but non-economic) Class V common stock of the Company. In addition, the Company’s ordinary shares outstanding prior to the Closing were converted into 3,409,949 shares of Class A common stock of the Company without any action of the holders. The Seller distributed the Seller Consideration Units to its members in accordance with its limited liability company agreement. On March 25, 2022, the Company finalized the post-closing adjustments under the Business Combination Agreement (the “Post-Closing Adjustment), which resulted in the release of all 115,023 escrowed shares of Class V common stock, an equal number of Holdings Class B common units, and the net payment of approximately $238,000 by the Company to the Seller.

Prior to July 20, 2021, Stryve Foods, LLC was a “pass-through” (limited liability company) entity for income tax purposes and had no material income tax accounting reflected in its financial statements for financial reporting purposes since taxable income and deductions were “passed through” to its members. Following the consummation of the Business Combination, the combined company is organized in an “Up-C” structure and is now a taxable C corporation in which the business of Stryve Foods, LLC and its subsidiaries is held by Holdings, which is a subsidiary of the Company. By virtue of the Up-C structure, the Company’s only direct assets consist of its equity interests in Holdings, an entity of which the Company maintains 100% voting control. As the member of Holdings with voting control, the Company has full, exclusive and complete discretion to manage and control the business of Stryve Foods, LLC and to take all actions it deems necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Stryve Foods, LLC and, accordingly, the financial statements are prepared on a consolidated basis. The financial statements of the Company now account for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income taxes. Stryve Foods, LLC has four wholly owned subsidiaries, Biltong Acquisition Company LLC, Braaitime LLC, Protein Brothers, LLC, and Kalahari Snacks, LLC.

The consolidated financial statements are under the name of the Company, the legal parent, but represent Stryve Foods, LLC, the legal subsidiary (accounting acquirer) with an adjustment to retrospectively adjust the legal capital to reflect the legal capital as earnings per share (“EPS”). EPS is calculated using the equity structure of the Company, including the equity interests issued to the Seller in the Business Combination. Prior to the Business Combination, EPS is based on Stryve Foods, LLC’s net income and weighted average common shares outstanding on an as exchanged basis that were received in the Business Combination. Subsequent to the Business Combination, EPS is based on the actual number of common shares on an as exchanged basis of the Company outstanding during that period. For any periods prior to the Closing, basic and diluted net income/loss per share have been retroactively adjusted to reflect the reverse recapitalization of the Company utilizing the number of Seller Consideration Units (adjusted as necessary to reflect the capital activity of Stryve Foods, LLC prior to the Closing) as the weighted average shares outstanding for those periods and the actual shares outstanding for any periods after the Closing, all on an as exchanged basis.

F-36

Note 2 - Liquidity

The Company incurred net losses of approximately $23.6 million during the six months ended June 30, 2022. Cash used in operating activities was approximately $20.4 million for the six months ended June 30, 2022. The Company has historically funded its operations with cash flow from operations, equity capital raises, and note payable agreements from shareholders and private investors, in addition to bank loans. Its principal uses of cash have been debt service, capital expenditures, and investment in working capital to fund operations.

At June 30, 2022, the Company had total current assets of $17.6 million and current liabilities of $5.5 million resulting in working capital of $12.2 million.

The Company’s operating plans are primarily focused on expanding its distribution base and increasing awareness of its products and brands while improving and expanding its manufacturing and distribution capabilities. Debt financing may require the Company to pledge assets and enter into covenants that could restrict certain business activities or its ability to incur further indebtedness; and may contain other terms that are not favorable to the Company or its stockholders.

On January 6, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with select accredited investors (the “2022 PIPE Investors”), relating to the issuance and sale of 2,496,934 shares of the Company’s Class A common stock and, in lieu of Class A Common Stock, pre-funded warrants to purchase 7,797,184 shares of Class A common stock (the “PIPE Pre-Funded Warrants”), and accompanying warrants (the “PIPE Warrants”) to purchase up to 10,294,118 shares of Class A common stock with an exercise price equal to $3.60 and a term of five years (the “Offering”). The Offering closed on January 11, 2022. The Class A common stock and PIPE Warrants were sold at a combined purchase price of $3.40 per share (less $0.0001 per share for PIPE Pre-Funded Warrants). The Company received net proceeds from the Offering of approximately $32.3 million.

On January 28, 2022, the Company repaid approximately $6,841,000 of principal and interest to Origin Bank (the “Origin”) under the Line of Credit and the outstanding notes, which represented all of the outstanding indebtedness to Origin.

While Stryve has materially improved its liquidity position through the Business Combination and the Offering, the unpredictable nature of the current COVID-19 pandemic negatively impact the Company’s manufacturing, as it may relate to the supply chain and the welfare of the Company’s labor. Additionally, the uncertainty of current market conditions could also adversely impact capital markets, with the risk of significant contraction occurring. This risk still is apparent and constantly considered by management, as it relates to external capital availability.

Based on the Company’s cash balance of approximately $5.0 million as of June 30, 2022, and its expected cash flows, the Company believes that its available cash, working capital, and management’s belief that it can secure non-dilutive debt capital based on the unleveraged nature of the Company’s balance sheet should be sufficient to fund its operations for at least the next 12 months from the issuance date of these financial statements as management has greater latitude over expenses.

Note 3 - Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, these interim financial statements do not include all information and footnotes required under GAAP for complete financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of operations, balance sheet, cash flows, and shareholders’ equity for the periods presented. The unaudited condensed consolidated results of operations for the interim periods presented are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2021. The Company’s condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with GAAP have been condensed or omitted.

F-37

Use of Estimates

The preparation of the condensed consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and the accompanying notes. Accounting estimates and assumptions discussed herein are those that management considers to be the most critical to an understanding of the condensed consolidated financial statements because they inherently involve significant judgements and uncertainties. Estimates are used for, but not limited to revenue recognition, allowance for doubtful accounts and customer allowances, useful lives for depreciation and amortization, standard costs of inventory, provisions for inventory obsolescence, impairments of goodwill and long-lived assets, warrant liabilities and valuation allowances for deferred tax assets. All of these estimates reflect management’s judgment about current economic and market conditions and their effects based on information available as of the date of these consolidated financial statements. If such conditions persist longer or deteriorate further than expected, it is reasonably possible that the judgements and estimates could change, which may result in future impairments of assets among other effects.

Accounts Receivable and Allowance for Doubtful Accounts, Returns, and Deductions

Accounts receivable are customer obligations due under normal trade terms. The Company records accounts receivable at their net realizable value, which requires management to estimate the collectability of the Company’s receivables. Judgment is required in assessing the realization of these receivables, including the credit worthiness of each counterparty and the related aging of past due balances. Management provides for an allowance for doubtful accounts equal to the estimated uncollectable amounts, in addition to a general provision based on historical experience. As of June 30, 2022 and December 31, 2021, the allowance for doubtful accounts and returns and deductions totaled $1,350,080 and $1,236,497, respectively. Total bad debt expense for the six months ended June 30, 2022 and 2021 was $288,623 and $262,888 respectively.

Concentration of Credit Risk

The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company maintains cash balances in bank accounts that may, at times, exceed Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

For the six months ended June 30, 2022 and 2021, customer concentrations in excess of 10% consolidated sales are as follows:

	Six Months Ended June 30,		Period Ended June 30,
	2022	2021	2022	2021
	Sales		Accounts Receivable
Customer A	46%	—	22%	—
Customer B	—	—	29%	—
Customer C	—	15%	—	23%
Customer D		—	—	13%
Customer E	—	12%	—	—

Revenue Recognition Policy

The Company manufactures and markets a broad range of protein snack products through multiple distribution channels. The products are offered through branded and private label items. Generally, the Company considers all revenues as arising from contracts with customers. Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

(1) Identification of the contract with a customer

(2) Identification of the performance obligations in the contract

(3) Determination of the transaction price

(4) Allocation of the transaction price to the performance obligations in the contract

(5) Recognition of revenue when, or as, the Company satisfies a performance obligation

F-38

The Company’s revenue derived from the sale of branded and private label products is considered variable consideration as the contract includes discounts, rebates, incentives and other similar items. Generally, revenue is recognized at the point in time when the customer obtains control of the product, which may occur upon either shipment or delivery of the product. The payment terms of the Company’s contracts are generally net thirty to sixty days , although early pay discounts are offered to customers.

The Company regularly experiences customer deductions from amounts invoiced due to product returns, product shortages, and delivery nonperformance penalty fees. This variable consideration is estimated using the expected value approach based on the Company’s historical experience, and it is recognized as a reduction to the transaction price in the same period that the related product sale is recognized.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products to customers. Revenue is recognized when the Company satisfies its performance obligations under the contract by transferring the promised product to its customer.

The Company’s contracts generally do not include any material significant financing components.

Performance Obligations

The Company has elected the following practical expedients provided for in Topic 606, Revenue from Contracts with Customers:

(1)	The Company has excluded from its transaction price all sales and similar taxes collected from its customers.

(2)	The Company has elected to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

(3)	The Company has elected to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations.

(4)	The portfolio approach has been elected by the Company as it expects any effects would not be materially different in application at the portfolio level compared with the application at an individual contract level.

(5)	The Company has elected not to disclose information about its remaining performance obligations for any contract that has an original expected duration of one year or less.

Neither the type of good sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

Inventory

Inventories consist of raw materials, work in process, and finished goods, are stated at lower of cost or net realizable value determined using the standard cost method. The Company reviews the value of items in inventory and provides write-downs and write-offs of inventory for obsolete, damaged, or expired inventory. Write-downs and write-offs are included in cost of goods sold.

Stock Based Compensation

Stock-based compensation awards are accounted for in accordance with ASC Topic 718, Compensation –Stock Compensation (ASC 718). The Company expenses the fair value of stock awards granted to employees and members of the board of directors over the requisite service period, which is typically the vesting period. Compensation cost for stock-based awards issued to employees is measured using the estimated fair value at the grant date and is adjusted to reflect actual forfeitures.

Stock-based awards issued to non-employees, including directors for non-board-related services, are accounted for based on the fair value of such services received or the fair value of the awards granted on the grant date, whichever is more reliably measured. Stock-based awards subject to service-based vesting conditions are expensed on a straight-line basis over the vesting period.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

F-39

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter.

Accordingly, the Company classifies the private warrants issued to Andina’s original stockholders (the “Private Warrants”) as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations.

Net Income (Loss) per Share

The Company reports both basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of shares of common stock outstanding and excludes the dilutive effect of warrants, stock options, and other types of convertible securities. However, certain pre-funded warrants are included in the calculation of basic earnings per share as the pre-funded warrants can be exercised for nominal value. Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding and the dilutive effect of stock options, warrants and other types of convertible securities are included in the calculation. Dilutive securities are excluded from the diluted earnings per share calculation if their effect is anti-dilutive, such as in periods where the Company would report a net loss. For any periods prior to the closing of the Business Combination (the “Closing”), basic and diluted net income/loss per share have been retroactively adjusted to reflect the reverse recapitalization of the Company utilizing the Seller Consideration Units (adjusted as necessary to reflect the capital activity of the Company prior to the Closing) as the weighted average shares outstanding for those periods and the actual shares outstanding for any periods after the Closing all on an as exchanged basis. As of June 30, 2022 there were 21,291,618 dilutive common stock equivalents, consisting of warrants, which were anti-dilutive.

Income Taxes

The Company accounts for income taxes pursuant to the asset and liability method of ASC 740, Income Taxes, which requires the Company to recognize current tax liabilities or receivables for the amount of taxes as estimated are payable or refundable for the current year, and deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts and their respective tax bases of assets and liabilities and the expected benefits of net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period enacted. A valuation allowance is provided when it is more likely than not that a portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which related temporary differences become deductible.

Under the terms of a Tax Receivable Agreement (the “TRA”) as part of the Business Combination Agreement, the Company generally will be required to pay to the Seller 85% of the applicable cash savings, if any, in U.S. federal and state income tax based on its ownership in Andina Holdings, LLC that the Company is deemed to realize in certain circumstances as a result of the increases in tax basis and certain tax attributes resulting from the Business Combination as described below. This is accounted for in conjunction with the methods used to record income tax described above.

The Company follows the provisions of ASC 740-10 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740-10 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.

The benefit of tax positions taken or expected to be taken in the Company income tax returns is recognized in the financial statements if such positions are more likely than not of being sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits”. A liability is recognized (or amount of net operating loss carryover or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740-10. Interest costs and related penalties related to unrecognized tax benefits are required to be calculated, if applicable. The Company’s policy is to classify assessments, if any, for tax related interest and penalties as a component of income tax expense. As of June 30, 2022, no liability for unrecognized tax benefits was required to be reported. We do not expect any significant changes in our unrecognized tax benefits in the next year.

F-40

Tax Receivable Agreement

In conjunction with the Business Combination, the Company entered into the TRA with Seller and Holdings. Pursuant to the TRA, the Company is required to pay Seller 85% of the amount of savings, if any, in U.S. federal, state, local and foreign income tax that the Company actually realizes as a result of (A) tax basis adjustments resulting from taxable exchanges of Class B common units of Holdings and Class V common stock of the Company acquired by the Company in exchange for Class A common stock of the Company and (B) tax deductions in respect of portions of certain payments made under the TRA. All such payments to the Seller are the obligations of the Company. As of June 30, 2022, there had been no exchanges of Class B common units of Holdings and Class V common stock of the Company for Class A common stock of the Company and, accordingly, no TRA liabilities existed as of such date.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, and vehicle notes payable. The carrying amounts of cash, accounts receivable, and accounts payable approximate their respective fair values because of the short-term maturities or expected settlement date of these instruments. The vehicle notes payable have fixed interest rates the Company believes reflect current market rates for notes of this nature. The Company believes the current carrying value of long-term debt approximates its fair value because the terms are comparable to similar lending arrangements in the marketplace.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Note 4 - Inventory

As of June 30, 2022 and December 31, 2021, inventory consisted of the following:

	As of	As of
	June 30, 2022	December 31, 2021
Raw materials	$2,471,495	$2,188,284
Work in process	1,918,469	2,128,894
Finished goods	2,262,563	2,898,803
Total Inventory, net	$6,652,527	$7,215,981

The charge to Cost of goods sold for obsolete inventory was $214,315 and $821,782 for the three and six months ended June 30, 2022, respectively.

Note 5 - Prior Line of Credit

The Company’s prior line of credit (the “Line of Credit”) of $3,500,000 was paid off and terminated in January 2022.

F-41

Note 6 - Debt

As of June 30, 2022 and December 31, 2021, debt consisted of the following:

	As of	As of
	June 30,	December 31
	2022	2021
Long-term debt	$157,852	$1,566,598
Short-term debt	—	2,000,000
Line of credit	—	3,500,000
Total notes payable	157,852	7,066,598
Less: current portion	(122,023)	(3,447,056)
Less: line of credit	—	(3,500,000)
Total notes payable, net of current portion	$35,829	$119,542

Outstanding as of June 30, 2022

On March 12, 2021, the Company entered into a note payable agreement (“Broken Stone Agreement”) with Broken Stone Investments, LLC. for the principal amount of $200,000, bearing interest at 5% per annum, with all principal and accrued interest thereon due and payable at maturity of June 1, 2023. The Broken Stone Agreement calls for monthly principal and interest payments of $8,774 to commence on July 1, 2021 through maturity on June 1, 2023. As of June 30, 2022, the balance on this loan was $102,515.

The Company holds various vehicle financing and lease agreements with original principal balances ranging from $20,000 through $50,000 for the six months ended June 30, 2022. The vehicle financing agreements call for monthly principal and interest payments ranging from $368 through $585 and bear interest at fixed rates ranging from 3.89% through 6.81% per annum. Outstanding principal and accrued interest are due at maturity, ranging from October 12, 2022 through September 13, 2024. The principal amount due on the agreements was $55,338 as of June 30, 2022. The financing agreements are secured by vehicles with a net book value of $59,852 as of June 30, 2022.

Future minimum principal payments on the notes payable are, as of June 30, 2022:

2022 (for the remainder of)	$60,180
2023	72,118
2024	18,255
2025	7,299
2026	—
$157,852

Retired debt during the six months ended June 30, 2022

The company repaid approximately $6,842,000 debt with Origin bank on January 28, 2022 and $40,000 debt with First United Bank on May 6, 2022.

Note 7 - Income Taxes

The Company’s sole material asset is Stryve Foods Holdings, LLC, which is treated as a partnership for U.S. federal income tax purposes and for purposes of certain state and local income taxes. Stryve Foods Holdings, LLC owns 100% of Stryve Foods, LLC which is treated as a disregarded entity for the U.S. federal income tax purposes. Stryve Foods Holdings, LLC’s net taxable income and any related tax credits are passed through to its members and are included in the members’ tax returns, even though such net taxable income or tax credits may not have actually been distributed. The income tax burden on the earnings taxed to the non- controlling interests is not reported by the Company in its condensed consolidated financial statements under GAAP. As a result, the Company’s effective tax rate is expected to differ materially from the statutory rate.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2022 and December 31, 2021, no liability for unrecognized tax benefits was required to be report and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position over the next twelve months.

The Company currently estimates its annual effective income tax rate to be -0.0687%, which differs from the federal rate of 21% primarily due to tax benefit related to income passed through to non-controlling interest, increase in valuation allowances, and state and local income taxes. The company has reported income tax expense of $28,655 and $36,441 for the three and six months ending June 30, 2022 and no income tax expense in the three and six months ending June 30, 2021.

Tax Receivable Agreement Liability

In conjunction with the BCA, the Company also entered into a TRA with Seller and Holdings. Pursuant to the TRA, the Company is required to pay the Seller 85% of the amount of savings, if any, in United States federal, state, local and foreign income tax that the Company actually realizes as a result of (A) tax basis adjustments resulting from taxable exchanges of Class B common units of Holdings and Class V common stock of the Company acquired by the Company in exchange for Class A common stock of the Company and (B) tax deductions in respect of portions of certain payments made under the TRA. All such payments to the Seller are the obligations of the Company. As of June 30, 2022, there had been no exchanges of Class B common units of Holdings and Class V common stock of the Company for Class A common stock of the Company. The estimation of liability under the TRA is by its nature imprecise and subject to significant assumptions regarding the amount and timing of future taxable income.

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As of June 30, 2022, the Company has recorded a full valuation allowance against its net deferred tax assets as the realizability of the tax benefit is not at the more likely than not threshold. Since the benefit has not been recorded, the Company has determined that the TRA liability is not probable and therefore no TRA liability existed as of June 30, 2022.

Note 8 - Shareholders’ Equity

The Company’s Amended and Restated Certificate of Incorporation (“Charter”) authorizes the issuance of 610,000,000 shares, of which 400,000,000 shares are Class A common stock, par value $0.0001 per share, 200,000,000 shares of Class V common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Warrants

Public Warrants

The Company has outstanding 10,997,500 warrants that were issued prior to the Business Combination, of which 10,800,000 are referred to as public warrants and 197,500 are Private Warrants. Each warrant represents the right to purchase an equal number of shares of the Company’s Class A common stock. Each warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50. The warrants expire on July 20, 2026.

The Company may call the public warrants for redemption (but not the Private Warrants), in whole and not in part, at a price of $.01 per Public Warrant:

●	at any time while the public warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each public warrant holder,

●	if, and only if, the reported last sale price of shares of Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to public warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to shares of Class A common stock underlying such public warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption.

Private Warrants

The Company has agreed that so long as the Private Warrants are still held by our initial shareholders or their affiliates, it will not redeem such Private Warrants and will allow the holders to exercise such Private Warrants on a cashless basis (even if a registration statement covering shares of Class A common stock issuable upon exercise of such warrants is not effective). As of June 30, 2022, there were 197,500 Private Warrants outstanding.

September 2021 Pre-Funded Warrants

On September 15, 2021, the Company entered into a Share Repurchase Agreement with various entities (collectively, the “Investors”) whereby the Company repurchased an aggregate of 800,000 shares of Class A common stock (the “Repurchase Shares”) from the Investors. The purchase price for the Repurchase Shares was the issuance of an aggregate of 800,000 pre-funded warrants to acquire an equal number of shares of Class A common stock (the “Pre-Funded Warrants”).

During May 2022, the Pre-Funded Warrants were exercised in full.

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January 2022 Warrants

On January 6, 2022, the Company sold 2,496,934 shares of the Company’s Class A common stock, and, in lieu of common stock, pre-funded warrants to purchase 7,797,184 shares of common stock and accompanying warrants to purchase up to 10,294,118 shares of common stock (the “January Offering”). The common stock and warrants were sold at a combined purchase price of $3.40 per share (less $0.0001 per share for pre-funded warrants). Each warrant has an exercise price per share of common stock equal to $3.60 and will expire five years from the date of issuance and may be exercised on a cashless basis if a registration statement registering the shares issuable upon exercise is not effective. The Company received gross proceeds from the offering of approximately $35 million before deducting estimated offering expenses.

During the six months ended June 30, 2022, 4,997,157 pre-funded warrants issued in the January Offering were exercised for an aggregate of 4,997,146 shares of Class A common stock by virtue of a portion of the pre-funded warrants being exercised on a cashless basis. The exercised pre-funded warrants do not affect the weighted average share calculation as pre-funded warrants are already included in the weighted average share calculation as if they have been exercised.

Stryve Foods, Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”)

The Incentive Plan allows the Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its board of directors and/or compensation committee. The Incentive Plan also allows the Company to use a broad array of equity incentives and performance cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders. The Incentive Plan is administered by the Company’s board of directors or its compensation committee, or any other committee or subcommittee or one or more of its officers to whom authority has been delegated (collectively, the “Administrator”). The Administrator has the authority to interpret the Incentive Plan and award agreements entered into with respect to the Incentive Plan; to make, change and rescind rules and regulations relating to the Incentive Plan; to make changes to, or reconcile any inconsistency in, the Incentive Plan or any award agreement covering an award; and to take any other actions needed to administer the Incentive Plan.

The Incentive Plan permits the Administrator to grant stock options, stock appreciation rights (“SARs”), performance shares, performance units, shares of Class A common stock, restricted stock, restricted stock units (“RSUs”), cash incentive awards, dividend equivalent units, or any other type of award permitted under the Incentive Plan. The Administrator may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of the Company or any affiliate, including the plan of an acquired entity).

The Company has reserved a total of 2,564,960 shares of Class A common stock for issuance pursuant to the Incentive Plan. The number of shares reserved for issuance under the Incentive Plan will be reduced on the date of the grant of any award by the maximum number of shares, if any, with respect to which such award is granted. However, an award that may be settled solely in cash will not deplete the Incentive Plan’s share reserve at the time the award is granted. If (a) an award expires, is canceled, or terminates without issuance of shares or is settled in cash, (b) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (c) shares are forfeited under an award, (d) shares are issued under any award and the Company reacquires them pursuant to its reserved rights upon the issuance of the shares, (e) shares are tendered or withheld in payment of the exercise price of an option or as a result of the net settlement of outstanding stock appreciation rights or (f) shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then those shares are added back to the reserve and may again be used for new awards under the Incentive Plan. However, shares added back to the reserve pursuant to clauses (d), (e) or (f) in the preceding sentence may not be issued pursuant to incentive stock options.

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Note 9 - Stock Based Compensation

The Company’s stock-based awards that result in compensation expense consist of restricted stock units (RSUs) and restricted stock awards (RSAs). As of June 30, 2022, the Company had 1,175,067 shares available for grant under its stock plans. As of June 30, 2022, the total unrecognized compensation cost related to all unvested stock-based compensation awards was $4.1 million is expected to be recognized over the next four years. RSUs generally vest over three years and RSAs generally vest from one to four years.

Restricted Stock Units (RSUs)

The following table summarizes the Company’s RSU activity:

Nonvested Restricted Stock Units

	Restricted Stock	Weighted Average Award Date Fair Value
	Units	Per Share
Restricted Stock at January 1, 2022	399,000	$5.20
Added	-	—
Forfeiture	(35,166)	5.16
Vested	-	—
Restricted Stock at June 30, 2022	363,834	$5.21

The fair value of RSUs is determined based on the closing market price of the Company’s stock on the grant date.

Restricted Stock Awards (RSAs)

The following table summarizes the Company’s RSA activity:

Nonvested Restricted Stock Awards

		Weighted Average		Weighted Average
	Restricted Stock	Award Date Fair Value	Director	Award Date Fair Value
	Awards	Per Share	Stock Awards	Per Share
Restricted Stock at January 1, 2022	328,500	$5.31	-	$—
Added	550,000	$1.29	59,625	$2.48
Forfeiture	—	—	—	$—
Vested	(43,750)	$5.43	(33,875)	$2.46
Restricted Stock at June 30, 2022	834,750	$2.90	25,750	$2.51

The fair value of RSAs is determined based on the closing market price of the Company’s stock on the grant date.

Stock Based Compensation Expense

Share based compensation costs associated with RSUs and RSAs grants are recorded as a separate component of Selling Expenses on the consolidated statements of income. Share-based compensation expense for service-based awards that contain a graded vesting schedule is recognized net of estimated forfeitures for plan participants on a straight-line basis.

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Note 10 - Fair Value Measurements

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Observable inputs such as quoted prices (unadjusted), for identical instruments in active markets.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The following table presents information about the Company’s liability measured at fair value on a recurring basis at June 30, 2022 and December 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2022	December 31, 2021
Liabilities:
Warrant liability - Private Warrants	3	$43,065	$128,375

Private Warrants

The Private Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.

The Private Warrants were valued using a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology, which is considered to be a Level 3 fair value measurement. The Private Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the binomial lattice model incorporating the Cox-Ross-Rubenstein methodology for the Private Warrants were as follows as at June 30, 2022:

Input	June 30, 2022
Risk-free interest rate	3.0%
Dividend yield	0.0%
Selected volatility	79.6%
Exercise price	$11.50
Market stock price	$0.88

On June 30, 2022, the Private Warrants were determined to have a fair value of $0.10 per warrant for an aggregate fair value of $43,065.

The following table presents the change in the fair value of warrant liabilities for the period:

Warrant Fair Values	Private
Fair value as of December 31, 2021	$128,375
Change in fair value	(85,310)
Fair value as of June 30, 2022	$43,065

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Note 11 - Related Party Transactions

Sale and Leaseback. On May 26, 2021, the Company entered into a Purchase and Sale Agreement with OK Biltong Facility, LLC (“Buyer”), an entity controlled by a member of the Company’s board of directors, pursuant to which the parties consummated a sale and leaseback transaction (the “Sale and Leaseback Transaction”) of the Company’s manufacturing facility and the surrounding property in Madill, Oklahoma (the “Real Property”) for a total purchase price of $7,500 thousand.

In connection with the consummation of the Sale and Leaseback Transaction, the Company entered into a lease agreement (the “Lease Agreement”) with Buyer pursuant to which the Company leased back the Real Property from Buyer for an initial term of twelve (12) years unless earlier terminated or extended in accordance with the terms of the Lease Agreement. Under the Lease Agreement, the Company’s financial obligations include base rent of approximately $60,000 per month, which rent will increase on an annual basis at two percent (2%) over the initial term and two-and-a-half percent (2.5%) during any extension term. The Company is also responsible for all monthly expenses related to the leased facility, including insurance premiums, taxes and other expenses, such as utilities. Under the Lease Agreement, the Company has three (3) options to extend the term of the lease by five (5) years for each such option and a one-time right and option to purchase the Real Property at a price that escalates over time and, if Buyer decides to sell the Real Property, the Company has a right of first refusal to purchase the Real Property on the same terms offered to any third party.

Management determined that the sale and leaseback transaction contained continuing involvement and thus used the financing method consistent with ASC 842. The transfer did not qualify as a sale, hence it is considered a “failed” sale and both parties account for it as a financing transaction. Accordingly, a financing obligation related to the operating lease in the amount of the sale price ($7,500 thousand) has been booked and the corresponding assets on the balance sheet are maintained. Under the finance method, rental payments are applied as amortization and/or interest expense on the financing obligation as appropriate using an assumed interest rate. The Company is accounting for these as interest only payments because the Company’s incremental cost to borrow when applied to the financing obligation is greater than the rental payments under the Lease Agreement. The Company recognized interest expense of $359,986 during the six months ended June 30, 2022.

Other. During the three months ended June 30, 2022, the Company purchased $135,813 in goods from an entity controlled by a member of the Company’s Board of Directors (the “Related Party Manufacturer”). There was no balance due to the Related Party Manufacturer at June 30, 2022.

Note 12 - Commitments and Contingencies

Litigation

On March 29, 2022, one of the investors in Stryve’s January 2022 private offering sent the Company a letter alleging that the Company has breached “the representations and warranties the Company” made to investors in the definitive agreement. Although Stryve intends to vigorously defend itself against these allegations, Stryve cannot at this time predict whether any litigation will be filed, predict the likely outcome of any future litigation, reasonably determine either the probability of a material adverse result or any estimated range of potential exposure, or reasonably determine how this matter or any future matters might impact our business, our financial condition, or our results of operations, although such impact, including the costs of defense, as well as any judgements or indemnification obligations, among other things, could be materially adverse to us.

Stryve has received a letter from a person purporting to be counsel to certain investors in Stryve LLC and the Seller, which letter alleges claims against Stryve, Stryve LLC, and the Seller concerning the distribution of Stryve’s equity by the Seller in connection with the Business Combination Agreement by which Stryve acquired Stryve LLC. Stryve believes that such allegations are without merit and intends to defend against any claims that may be filed on account of such allegations. Stryve is not able at this time to quantify its exposure for any possible damages arising out of any such claims that may arise from these allegations.

The Company may be a party to routine claims brought against it in the ordinary course of business. After consulting with legal counsel, the Company does not believe that the outcome of any such pending or threatened litigation will have a material adverse effect on its financial condition or results of operations. However, as is inherent in legal proceedings, there is a risk that an unpredictable decision adverse to the Company could be reached. The Company records legal costs associated with loss contingencies as incurred. Settlements are accrued when, and if, they become probable and estimable.

Registration Rights Agreements

The Company is a party to various registration rights agreements with certain stockholders where it may be required to register securities for such stockholders in certain circumstances.

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Note 13 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

Share Exchange. On July 20, 2022, the Company issued an aggregate of 4,014,012 shares of its Class A common stock and cancelled an equal number of shares of Class V common stock pursuant to the terms of the Company’s existing Exchange Agreement dated as of July 20, 2021 that permits holders of the Company’s Class V common stock and Class B Units to tender a set of one share of Class V common stock and one Holdings Class B Unit and for redemption for one share of Class A common stock. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Nasdaq Deficiency Letter. On August 4, 2022, the Company received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s Class A common stock has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). The Nasdaq deficiency letter has no immediate effect on the listing of the Company’s Class A common stock, and its Class A common stock will continue to trade on The Nasdaq Capital Market under the symbol “SNAX” at this time. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given 180 calendar days, or until January 31, 2023, to regain compliance with Rule 5550(a)(2). If at any time before January 31, 2023, the bid price of the Company’s Class A common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance. If the Company does not regain compliance with Rule 5550(a)(2) by January 31, 2023, the Company may be afforded a second 180 calendar day period to regain compliance. The Company intends to actively monitor the closing bid price for its Class A common stock and will consider available options to resolve the deficiency and regain compliance with Rule 5550(a)(2).

F-48

STRYVE FOODS, INC.

11,502,355 Shares of Class A Common Stock

PROSPECTUS

                                 , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby.

SEC registration fees	$976
Accounting fees and expenses	$25,000
Legal fees and expenses	$35,000
Miscellaneous expenses	$3,971
Total	$64,947

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

II-1

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have also entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

●	In January 2019, simultaneously with the consummation of the IPO and the partial exercise of the underwriters’ over-allotment option, Andina consummated a private placement of 395,000 private units to its initial shareholders and Cowen and Company, LLC and Craig-Hallum Capital Group LLC, the joint book-running managers of the IPO, and their respective affiliates at a price of $10.00 per unit, generating total proceeds of $3,950,000. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors. No underwriting discounts or commissions were paid with respect to such sales.

●	On July 20, 2021, in connection with the completion of the Business Combination and as contemplated by the Business Combination Agreement and the Subscription Agreements, the Company made the following sales of unregistered securities:

○	4,250,000 shares of Class A Common Stock to the Closing PIPE Investors for aggregate consideration of $42.5 million; and

○	1,357,372 shares of Class A Common Stock to the Bridge Investors for aggregate consideration of $10.9 million (consisting of principal and accrued interest on the Bridge Notes).

Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors.

●	On September 15, 2021, the entered into a Share Repurchase Agreement with various entities managed by Pura Vida Investments, LLC (collectively, the “Investors”) whereby Stryve repurchased an aggregate of 800,000 shares of its Class A Common Stock (the “Repurchase Shares”) from the Investors. The purchase price for the Repurchase Shares was the issuance of an aggregate of 800,000 pre-funded warrants to acquire an equal number of shares of Class A Common Stock (the “Pre-Funded Warrants”). The Pre-Funded Warrants do not expire and are exercisable at any time after their original issuance. The Pre-Funded Warrants were issued in reliance on the exception in Section 4(a)(2) of the Securities Act.

●	On January 6, 2022, the Company entered into a Securities Purchase Agreement with select accredited investors, relating to the issuance and sale of 2,496,934 shares of the Company’s Class A Common Stock, and, in lieu of Class A Common Stock, pre-funded warrants to purchase 7,797,184 shares of Class A Common Stock, and accompanying warrants to purchase up to 10,294,118 shares of Class A Common Stock (the “Offering”). The Offering closed on January 11, 2022. The Class A Common Stock and Warrants were sold at a combined purchase price of $3.40 per share (less $0.0001 per share for Pre-Funded Warrants and accompanying Warrants) and the Company received gross proceeds from the Offering of approximately $35 million before deducting estimated offering expenses. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. Each purchaser has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

●	On July 20, 2022, the Company issued an aggregate of 4,014,012 shares of its Class A common stock and cancelled an equal number of shares of Class V common stock pursuant to the terms of the Company’s existing Exchange Agreement dated as of July 20, 2021 that permits holders of the Company’s Class V common stock and Andina Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Holdings”), Class B Units to tender a set of one share of Class V common stock and one Holdings Class B Unit for one share of Class A common stock. The securities were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Document
2.1†	Business Combination Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Andina Holdings LLC, B. Luke Weil in the capacity as the Purchaser Representative, Stryve Foods LLC, Stryve Foods Holdings, LLC and R. Alex Hawkins in the capacity as the Seller Representative. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021)

3.1	First Amended and Restated Certificate of Incorporation. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

3.2	Bylaws (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed in July 20, 2021)

4.1	Form of Class A Common Stock Certificate (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

4.2	Specimen Warrant Certificate (Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-228530) filed on December 31, 2018)

4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)

4.4	Form of Pre-Funded Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on September 17, 2021.)

4.5	Form of Pre-Funded Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 11, 2022.)

4.6	Form of Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 11, 2022.)

5.1	Opinion of Foley & Lardner LLP (previously filed)

10.1	Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)

10.2	Registration Rights Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)

10.2.1	First Amendment to Registration Rights Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.3	Form of Registration Rights Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp, III and the investors named therein. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)

10.4	Lock-Up Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, B. Luke Weil in the capacity as the Purchaser Representative and Stryve Foods Holdings, LLC (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)

10.5	Form of Non-Competition and Non-Solicitation Agreement, dated as of January 28, 2021, by the equity holder of Stryve Foods, LLC party thereto in favor of Andina Acquisition Corp. III, Stryve Foods, LLC and their respective affiliates (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021)

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10.6	Form of Insider Forfeiture Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Stryve Foods Holdings, LLC and the shareholder of Andina Acquisition Corp. III party thereto (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021)

10.7	Amendment to Share Escrow Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent, and the shareholders of Andina Acquisition Corp. III party thereto. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)

10.8	Registration Rights Agreement, dated as of January 28, 2021, by and between Andina Acquisition Corp. III and Stryve Foods Holdings, LLC. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.)

10.9††	2021 Omnibus Incentive Plan (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.10	Exchange Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.11	Tax Receivables Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.12	Amended Holdings Operating Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.13††	Employment Agreement with Joe Oblas. (Incorporated by reference to Exhibit 10.17 included as part of the Registrant’s Form S-4 filed on March 31, 2021.)

10.14††	Employment Agreement with R. Alex Hawkins. (Incorporated by reference to Exhibit 10.19 included as part of the Registrant’s Form S-4 filed on March 31, 2021.)

10.15	Purchase and Sale Agreement between Stryve Foods, LLC and OK Biltong Facility, LLC dated May 26, 2021 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.16	Lease Agreement between Stryve Foods, LLC and OK Biltong Facility, LLC dated June 4, 2021 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.17	Form of Director and Officer Indemnification Agreement (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

10.18††	Form of Restricted Stock Award Agreement. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 15, 2021.)

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10.19††	Form of Restricted Stock Unit Award Agreement. (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 15, 2021.)

10.20	Form of Securities Purchase Agreement dated January 6, 2022. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 11, 2022.)

10.21	Form of Registration Rights Agreement dated January 6, 2022. (Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 11, 2022.)

10.22††	Employment Agreement dated May 23, 2022 with Christopher Boever. (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2022.)

21	List of Subsidiaries (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

23.1	Consent of Marcum LLP (filed herewith)

23.2	Consent of Foley & Lardner LLP (included as part of Exhibit 5.1)

24	Power of Attorney (previously filed)

101.INS	XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tages are embedded within the Inline XBRL document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB+	XBRL Taxonomy Extension Label Linkbase Document

101.PRE+	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

107	Calculation of Filing Fee Tables (previously filed)

†        Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon its request.

††       Indicates a management contract or compensatory plan.

(b) Financial Statements. The financial statements filed as a part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate public offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plano, Texas, on the 24th day of August, 2022.

STRYVE FOODS, INC.

By:	/s/ Christopher J. Boever
Christopher J. Boever
Chief Executive Officer

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Name	Title	Date

/s/ Christopher J. Boever	Chief Executive Officer and Director	August 24, 2022
Christopher J. Boever	(Principal Executive Officer)

/s/ R. Alex Hawkins	Chief Financial Officer	August 24, 2022
R. Alex Hawkins	(Principal Accounting and Financial Officer)

/s/ B. Luke Weil*	Director	August 24, 2022
B. Luke Weil

/s/ Kevin Vivian*	Director	August 24, 2022
Kevin Vivian

/s/ Robert Ramsey*	Director	August 24, 2022
Robert Ramsey

/s/ Ted Casey*	Director	August 24, 2022
Ted Casey

/s/ Mauricio Orellana*	Director	August 24, 2022
Mauricio Orellana

/s/ Gregory S. Christenson*	Director	August 24, 2022
Gregory S. Christenson

/s/ Joe Oblas*	Director	August 24, 2022
Joe Oblas

*By	R. Alex Hawkins:

/s/ R. Alex Hawkins	Attorney-in Fact	August 23, 2022
R. Alex Hawkins

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